Exhibit 10.34

TERM LOAN AND

SECURITY AGREEMENT

MUTUAL QUEST FUND

(AS LENDER)

WITH

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

(BORROWER)

AND

THE GUARANTORS NAMED HEREIN

(GUARANTORS)

November 26, 2013

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IV.	COLLATERAL: GENERAL TERMS		45

	4.1.	Security Interest in the Collateral	45

	4.2.	Perfection of Security Interest	46

	4.3.	Preservation of Collateral	46

	4.4.	Ownership and Location of Collateral	47

	4.5.	Defense of Lender’s Interests	47

	4.6.	Inspection of Premises	48

	4.7.	Reserved	48

	4.8.	Chief Executive Office	48

	4.9.	Reserved	48

	4.10.	Maintenance of Equipment	48

	4.11.	Exculpation of Liability	48

	4.12.	Financing Statements	49

	4.13.	Senior Creditor as Bailee	49

V.	REPRESENTATIONS AND WARRANTIES		49

	5.1.	Authority	49

	5.2.	Formation and Qualification	50

	5.3.	Survival of Representations and Warranties	50

	5.4.	Tax Returns	50

	5.5.	Financial Statements	50

	5.6.	Entity Names	51

	5.7.	O.S.H.A	51

	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance	52

	5.9.	Patents, Trademarks, Copyrights and Licenses	53

	5.10.	Licenses and Permits	54

	5.11.	Default of Indebtedness	54

	5.12.	No Default	54

	5.13.	No Burdensome Restrictions	54

	5.14.	No Labor Disputes	54

	5.15.	Margin Regulations	54

	5.16.	Investment Company Act	54

	5.17.	Disclosure	55

	5.18.	Delivery of Senior Loan Documents	55

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	5.19.	Reserved	55

	5.20.	Swaps	55

	5.21.	Business and Property of Loan Parties	55

	5.22.	Ineligible Securities	55

	5.23.	Federal Securities Laws	55

	5.24.	Equity Interests	55

	5.25.	Commercial Tort Claims	56

	5.26.	Letter of Credit Rights	56

	5.27.	Material Contracts	56

	5.28.	Delivery of Plan of Reorganization, Confirmation Order and Related Documentation	56

	5.29.	Effectiveness of Plan of Reorganization	56

VI.	AFFIRMATIVE COVENANTS		56

	6.1.	Compliance with Laws	56

	6.2.	Conduct of Business and Maintenance of Existence and Assets	57

	6.3.	Books and Records	57

	6.4.	Payment of Taxes	57

	6.5.	Financial Covenants	58

	6.6.	Insurance	58

	6.7.	Payment of Indebtedness and Leasehold Obligations	59

	6.8.	Environmental Matters	59

	6.9.	Standards of Financial Statements	61

	6.10.	Federal Securities Laws	61

	6.11.	Execution of Supplemental Instruments	61

	6.12.	Exercise of Rights	61

	6.13.	Government Receivables	61

	6.14.	Membership / Partnership Interests	61

	6.15.	Reserved	61

	6.16.	Substantial Consummation of Plan of Reorganization	61

	6.17.	Post-Closing Obligations	61

VII.	NEGATIVE COVENANTS		62

	7.1.	Merger, Consolidation, Acquisition and Sale of Assets	62

	7.2.	Creation of Liens	63

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	7.3.	Guarantees	63

	7.4.	Investments	63

	7.5.	Loans	63

	7.6.	Capital Expenditures	63

	7.7.	Dividends	63

	7.8.	Indebtedness	64

	7.9.	Nature of Business	64

	7.10.	Transactions with Affiliates	64

	7.11.	Reserved	65

	7.12.	Subsidiaries	65

	7.13.	Fiscal Year and Accounting Changes	65

	7.14.	Pledge of Credit	65

	7.15.	Amendment of Organizational Documents	65

	7.16.	Compliance with ERISA	66

	7.17.	Prepayment of Indebtedness	66

VIII.	CONDITIONS PRECEDENT		66

	8.1.	Conditions to Initial Advance	66

IX.	INFORMATION AS TO LOAN PARTIES		71

	9.1.	Disclosure of Material Matters	71

	9.2.	Reserved	71

	9.3.	Environmental Reports	71

	9.4.	Litigation	72

	9.5.	Material Occurrences	72

	9.6.	Reserved	72

	9.7.	Annual Financial Statements	72

	9.8.	Quarterly Financial Statements	73

	9.9.	Reserved	73

	9.10.	Other Reports	73

	9.11.	Additional Information	73

	9.12.	Projected Operating Budget	74

	9.13.	Variances From Operating Budget	74

	9.14.	Notice of Suits, Adverse Events	74

	9.15.	ERISA Notices and Requests	74

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	9.16.	Additional Documents	75

	9.17.	Updates to Certain Schedules	75

	9.18.	Controlling Agent Determinations	75

X.	EVENTS OF DEFAULT		75

	10.1.	Nonpayment	75

	10.2.	Breach of Representation	76

	10.3.	Financial Information	76

	10.4.	Judicial Actions	76

	10.5.	Noncompliance	76

	10.6.	Judgments	76

	10.7.	Bankruptcy	76

	10.8.	Reserved	77

	10.9.	Lien Priority	77

	10.10.	Senior Loan Default	77

	10.11.	Cross Default	77

	10.12.	Breach of Guaranty or Pledge Agreement	77

	10.13.	Change of Control	77

	10.14.	Invalidity	78

	10.15.	Seizures	78

	10.16.	Pension Plans	78

	10.17.	Anti-Money Laundering/International Trade Law Compliance	78

	10.18.	Plan of Reorganization and Confirmation Order	78

XI.	LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT		78

	11.1.	Rights and Remedies	78

	11.2.	Lender’s Discretion	80

	11.3.	Setoff	80

	11.4.	Rights and Remedies not Exclusive	80

	11.5.	Allocation of Payments After Event of Default	81

XII.	WAIVERS AND JUDICIAL PROCEEDINGS		81

	12.1.	Waiver of Notice	81

	12.2.	Delay	82

	12.3.	Jury Waiver	82

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XIII.	EFFECTIVE DATE AND TERMINATION		82

	13.1.	Term	82

	13.2.	Termination	82

	13.3.	Release of Collateral	83

XIV.	RESERVED		83

XV.	RESERVED		83

XVI.	GUARANTY		83

XVII.	MISCELLANEOUS		85

	17.1.	Governing Law	85

	17.2.	Entire Understanding	86

	17.3.	Successors and Assigns; Participations; New Lenders	87

	17.4.	Application of Payments	90

	17.5.	Indemnity	91

	17.6.	Notice	92

	17.7.	Survival	93

	17.8.	Severability	93

	17.9.	Expenses	94

	17.10.	Injunctive Relief	94

	17.11.	Consequential Damages	94

	17.12.	Captions	94

	17.13.	Counterparts; Facsimile Signatures	94

	17.14.	Construction	94

	17.15.	Confidentiality; Sharing Information	94

	17.16.	Publicity	95

	17.17.	Certifications From Banks and Participants; USA PATRIOT Act	95

	17.18.	Anti-Terrorism Laws	96

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LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2(a)	Compliance Certificate
Exhibit 1.2(b)	Subordination Agreement
Exhibit 2.3(a)	Term Loan Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(h)	Financial Condition Certificate
Exhibit 17.3	Commitment Transfer Supplement

Schedules

Schedule I	Subsidiary Guarantors
Schedule II-A	Transaction Expenses
Schedule II-B	Restructuring-related Expenses
Schedule III	Permitted Dividends (Illustrative Example)
Schedule 1.2(a)	Certain Excluded Property
Schedule 1.2(b)	Permitted Dispositions
Schedule 1.2(c)	Permitted Encumbrances
Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Concentration and Depository Accounts
Schedule 4.12	Financing Statements
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 7.3	Guarantees
Schedule A	Real Property Locations (First Tier)
Schedule B	Real Property Locations (Second Tier)
Schedule C	Real Property Locations (Third Tier)

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TERM LOAN

AND

SECURITY AGREEMENT

Term Loan and Security Agreement dated as of November 26, 2013 among GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a corporation organized under the laws of the State of Delaware (the “Company” or “Borrower”), GATEHOUSE MEDIA, INC., a corporation organized under the laws of the State of Delaware (“Holdco”), each of the subsidiary guarantors set forth on Schedule I hereto (together with Holdco and each Person joined hereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”) and Mutual Quest Fund (“Mutual Quest” and together with any other bank or financial institution from time to time party to this Agreement, the “Lender”).

IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Lender hereby agree as follows:

I. DEFINITIONS.

1.1. Accounting Terms. As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined shall have the respective meanings given to them under GAAP; provided, however, that, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended December 31, 2012.

1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

“Accountants” shall have the meaning set forth in Section 9.7 hereof.

“Advances” shall mean the Term Loan.

“Affected Lender” shall have the meaning set forth in Section 3.11 hereof. “Affiliate” of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) for purposes of Section 7.10, any Person who is a director (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise and (y) for purposes of Section 7.10, to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person.

“Agreement” shall mean this Term Loan and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Alternate Source” shall have the meaning set forth in the definition of “Federal Funds Open Rate”.

“Anti-Terrorism Laws” shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, this Agreement, any Other Document or contract in question, including all applicable common law and equitable principles, all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.

“Applicable Margin” shall mean an amount equal to ten percent (10.00%) for Advances under the Term Loan consisting of Domestic Rate Loans and eleven percent (11.00%) for Advances under the Term Loan consisting of LIBOR Rate Loans.

“Application Date” shall have the meaning set forth in Section 2.8(b) hereof.

“Approvals” shall have the meaning set forth in Section 5.7(b) hereof.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, E-Fax, the StuckyNet System©, or any other equivalent electronic service agreed to by the Lender, whether owned, operated or hosted by Lender, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to Lender pursuant to this Agreement or any Other Document, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that Lender specifically instructs a Person to deliver in physical form.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Delaware.

“Bankruptcy Cases” shall mean the cases in the Bankruptcy Court captioned as In re GateHouse Media, Inc., et. al., Case No. 13-12503 (MFW)(Jointly Administered).

“Base Rate” shall mean the rate as published in the Wall Street Journal “Interest Rates” listing under the caption “Prime rate” from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.

“Benefited Lender” shall have the meaning set forth in Section 2.6 hereof.

“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons.

“Borrower’s Account” shall have the meaning set forth in Section 2.7 hereof.

“Business Day” shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements (or of any replacements or substitutions thereof or additions thereto) which have a useful life of more than one year and which, in accordance with GAAP, would be classified as capital expenditures. Capital Expenditures shall include the total principal portion of Capitalized Lease Obligations. Notwithstanding the foregoing, the term “Capital Expenditures” shall not include (i) Permitted Acquisitions and (ii) capital expenditures financed with the proceeds of equity contributions to Holdco solely to the extent such proceeds are utilized contemporaneously upon receipt thereof and are identified as such.

“Capitalized Lease Obligation” shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition (“Government Obligations”), (b) Dollar denominated time deposits, certificates of deposit, Eurodollar time deposits and Eurodollar certificates of deposit of (i) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (ii) any bank whose short-term commercial paper rating at the time of the acquisition thereof is at least A-1 or the equivalent thereof from S&P or from Moody’s is at least P-1 or the equivalent thereof from Moody’s (any such bank being an “Approved Bank”), in each case with maturities of not more than 364 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by any domestic corporation rated A 1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements with a term of not more than thirty (30) days with a bank or trust company (including a Lender) or a recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America, (e) obligations of any state of the United States or any political subdivision thereof for the payment of the principal and redemption price of and interest on which there shall have been irrevocably deposited Government Obligations maturing as to principal and interest at times and in amounts sufficient to provide such payment, (f) money market accounts subject to Rule 2a-7 of the Investment Company Act of 1940 (“Rule 2a-7”) which consist primarily of cash and cash equivalents set forth in clauses (a) through (e) above and of which 95% shall at all times be comprised of First Tier Securities (as defined in Rule 2a-7) and any remaining amount shall at all times be comprised of Second Tier Securities (as defined in Rule 2a-7) and (g) shares of any so-called “money market fund”; provided that such fund is registered under the Investment Company Act of 1940, has net assets of at least $500,000,000 and has an investment portfolio with an average maturity of 365 days or less.

“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any Applicable Law; (b) any change in any Applicable Law or in the administration, implementation, interpretation or application thereof by any Governmental Body; or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Applicable Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

“Change of Control” shall mean: (a) the occurrence of any event (whether in one or more transactions) which results in (x) Company failing to own, directly or indirectly, (A) one hundred percent (100%) of the Equity Interests (on a fully diluted basis) of each Loan Party existing on the Closing Date (other than Holdco) or (B) with respect to Loan Parties acquired after the Closing Date, the amount owned, directly or indirectly, by Company as of the date of such acquisition or (y) Holdco failing to own one hundred percent (100%) of the Equity Interests (on a fully diluted basis) of Company, (b) at any time prior to the consummation of a Qualifying IPO or the distribution (directly or indirectly) of beneficial ownership of Holdco or any direct or indirect parent of Holdco to the shareholders of Newcastle Investment Corp., Permitted Holders fail to own and control, directly or indirectly, fifty percent (50%) or more of (i) the Equity Interests of Holdco having the right to vote for the election of members of the board of directors, and (ii) the Equity Interests of Holdco (whether or not having the right to vote such Equity Interests) representing all economic interests of Holdco or (c) at any time upon or after the consummation of a Qualifying IPO or the distribution (directly or indirectly) of beneficial ownership of Holdco or any direct or indirect parent of Holdco to the shareholders of Newcastle Investment Corp., any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Exchange Act), other than Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of the greater of (x) thirty percent (30%) or more of the Equity Interests of Holdco having the right to vote for the election of members of the board of directors and (y) the percentage of Equity Interests of Holdco having the right to vote for the election of members of the board of directors owned, in the aggregate, directly or indirectly, beneficially and of record, by the Permitted Holders, unless, in the case of either clause (b) or (c) above, one or more Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Holdco (or any successor under Section 7.1(a)) or otherwise control Holdco (or any successor under Section 7.1(a)) directly or indirectly by management, contract or otherwise.

“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of its Affiliates.

“Closing Date” shall mean November 26, 2013 or such other date as may be agreed to in writing by the parties hereto.

“Code” shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Collateral” shall mean and include (x) all right, title and interest of Holdco in the stock, securities, investment property and financial assets of the Borrower, and (y) all right, title and interest of each Loan Party in all of the following property and assets of such Loan Party, in each case whether now existing or hereafter arising or created and whether now owned or hereafter acquired and wherever located:

(a) all Receivables and all supporting obligations relating thereto;

(b) all equipment and fixtures;

(c) all general intangibles (including all payment intangibles and all software) and all supporting obligations related thereto;

(d) all Inventory;

(e) all Subsidiary Stock, securities, investment property, and financial assets;

(f) all Real Property;

(g) all contract rights, rights of payment which have been earned under contract rights, chattel paper (including electronic chattel paper and tangible chattel paper), commercial tort claims (whether now existing or hereafter arising); documents (including all warehouse receipts and bills of lading), deposit accounts, goods, instruments (including promissory notes), letters of credit (whether or not the respective letter of credit is evidenced by a writing) and letter-of-credit rights, cash, certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), security agreements, eminent domain proceeds, condemnation proceeds, tort claim proceeds and all supporting obligations;

(h) all ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by any Loan Party or in which it has an interest), computer programs, tapes, disks and documents, including all of such property relating to the property described in clauses (a) through (g) of this definition; and

(i) all proceeds and products of the property described in clauses (a) through (g) of this definition, in whatever form. It is the intention of the parties that if Lender shall fail to have a perfected Lien in any particular property or assets of any Loan Party for any reason whatsoever, but the provisions of this Agreement and/or of the Other Documents, together with all financing statements and other public filings relating to Liens filed or recorded by Lender against Loan Parties, would be sufficient to create a perfected Lien in any property or assets that such Loan Party may receive upon the sale, lease, license, exchange, transfer or disposition of such particular property or assets, then all such “proceeds” of such particular property or assets shall be included in the Collateral as original collateral that is the subject of a direct and original grant of a security interest as provided for herein and in the Other Documents (and not merely as proceeds (as defined in Article 9 of the Uniform Commercial Code) in which a security interest is created or arises solely pursuant to Section 9-315 of the Uniform Commercial Code). Notwithstanding any provision of this Agreement or the Other Documents to the contrary, the requirements of this Agreement regarding the Collateral shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, surveys, appraisals or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guaranties by any Subsidiary, if, and for so long as, the Controlling Agent determines in writing that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, surveys, appraisals or other deliverables in respect of such assets, or providing such Guaranties (taking into account any adverse tax consequences to Holdco and its Affiliates (including the imposition of withholding or other material taxes)) shall be excessive in view of the benefits to be obtained by the Lender therefrom; provided, however, that the Lender shall not require the creation or perfection of security interests in any of the collateral listed on Schedule 1.2(a).

Notwithstanding the forgoing or anything to the contrary contained in this Agreement, Collateral shall not include any Excluded Property.

“Collections” means all cash, check, notes, instruments, and other items of payment (including insurance proceeds, cash proceeds of asset sales, rental proceeds, and tax refunds).

“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.3 hereto, properly completed and otherwise in form and substance satisfactory to Lender by which the Purchasing Lender purchases all or a portion of Lender’s interests in the outstanding Term Loan.

“Compliance Certificate” shall mean a compliance certificate substantially in the form of Exhibit 1.2(a) hereto to be signed by the Chief Financial Officer or Controller of Borrower.

“Company” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

“Confirmation Order” shall mean that certain order confirming the Plan of Reorganization pursuant to Section 1129 of the Bankruptcy Code entered in the Bankruptcy Cases by the Bankruptcy Court on November 6, 2013.

“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement, the Other Documents or the Senior Loan Documents, including any Consents required under all applicable federal, state or other Applicable Law.

“Contract Rate” shall have the meaning set forth in Section 3.1 hereof.

“Controlled Group” shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.

“Controlling Agent” shall mean (i) until the Discharge of the Senior Obligations (as defined in the Subordination Agreement) occurs, the Senior Administrative Agent and (ii) at any other time, the Lender.

“Copyright Security Agreement” shall mean shall mean the Copyright Security Agreement, dated as of the Closing Date, between the Loan Parties party thereto and Lender, as amended, restated, supplemented or replaced.

“Covered Entity” shall mean (a) each Loan Party, each Loan Party’s Subsidiaries, and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise; provided, that no shareholder of New Media Investment Group, Inc. shall be deemed to have control of a Person and constitute a “Covered Entity” unless it has control pursuant to foregoing clause (y).

“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

“Daily LIBOR Rate” shall mean, for any day, the rate per annum determined by the Lender by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the Reserve Percentage.

“Debt Payments” shall mean for any period, in each case, all cash actually expended by any Loan Party to make: (a) interest payments on any Advances hereunder, plus (b) scheduled principal payments on the term loans under the Senior Loan Documents, plus (c) payments for all fees, commissions and charges set forth herein (other than collateral monitoring fees and expenses pursuant to this Agreement), plus (d) payments on Capitalized Lease Obligations, plus (e) payments with respect to any other Indebtedness for borrowed money (other than prepayments on the Term Loan pursuant to Sections 2.9 (a), 2.9(c) or 2.9(d), any prepayments of the term loans (pursuant to Sections 2.20(a), 2.20(c) or 2.20(d) of the Senior Loan Documents) or payments of revolving advances under the Senior Obligations or any prepayment fees or premiums already expensed within the definition of “Earnings Before Interest and Taxes”).

“Default” shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Default Rate” shall have the meaning set forth in Section 3.1 hereof.

“Designated Lender” shall have the meaning set forth in Section 17.2(d) hereof.

“Disclosure Statement” means the disclosure statement for the Plan of Reorganization as may be amended, supplemented or modified from time to time, including all exhibits and schedules thereto, as approved by the Confirmation Order.

“Document” shall have the meaning given to the term “document” in the Uniform Commercial Code.

“Dollar” and the sign “$” shall mean lawful money of the United States of America.

“Domestic Rate Loan” shall mean any Advance that bears interest based upon the Alternate Base Rate.

“Earnings Before Interest and Taxes” shall mean, for any specified period, for the Loan Parties on a consolidated basis, the sum of (i) net income (or loss) for such period, plus (ii) all interest expense (including Letter of Credit fees) for such period, plus (iii) charges against income for such period for federal, state, local and foreign taxes for such period.

“EBITDA” shall mean, for any specified period, for the Loan Parties on a consolidated basis, the sum of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period, plus (iv) fees, transaction costs and expenses incurred in connection with the Transactions accrued prior to or on the Closing Date to the extent such fees, costs and expenses are not capitalized, are expensed during the applicable testing period and paid within 120 days of the Closing Date, as set forth on

Schedule II-A (“Transaction Expenses”) and otherwise identified as restructuring related expenses as set forth on Schedule II-B, plus (v) with respect to the Transactions only, such other non-cash expenses (including any required or permitted purchase accounting adjustments and non-cash charges relating to inventory and fixed assets) permitted pursuant to GAAP and incurred during such period, minus (vi) with respect to the Transactions only, non-cash write-ups, plus (vii) non-cash, non-recurring items or expenses permitted pursuant to GAAP and incurred in such period in connection with the write-off of deferred financing costs, plus (viii) any non-cash restructuring costs or impairment charges (without duplication) that will not result in cash expenditures at a future date, minus (ix) extraordinary and non-recurring gains, plus (x) extraordinary, non-recurring cash employer severance expenses, not to exceed $1,000,000 per fiscal year, plus (xi) any management incentive fee expense incurred but deferred (evidenced by an irrevocable written notice sent by the Loan Parties to Lender that such expense will be deferred and shall not be paid in cash so long as (I) such deferral is not utilized more than two (2) times during the Term, and (II) the amount that has accrued but which was not paid during the subject deferral period may not be paid until on or after a date fifteen (15) months from the last day of the subject deferral period), plus (xii) non-cash compensation expenses not payable in cash in future periods.

Notwithstanding the foregoing, EBITDA shall be deemed to be the following amounts for the following periods:

Quarter ended March 31, 2013	$9,000,000
Quarter ended June 30, 2013	$17,400,000
Quarter ended September 30, 2013	$15,863,000

“Effective Date” means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

“Environmental Complaint” shall have the meaning set forth in Section 9.3(b) hereof.

“Environmental Laws” shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes as well as common laws, relating to the protection of the environment, human health and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Materials and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state, international and local governmental agencies and authorities with respect thereto.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), including in each case all of the following rights relating to such Equity Interests, whether arising under the Organizational Documents of the Person issuing such Equity Interests (the “issuer”) or under the applicable laws of such issuer’s jurisdiction of organization relating to the formation, existence and governance of corporations, limited liability companies or partnerships or business trusts or other legal entities, as the case may be: (i) all economic rights (including all rights to receive dividends and distributions) relating to such Equity Interests; (ii) all voting rights and rights to consent to any particular action(s) by the applicable issuer; (iii) all management rights with respect to such issuer; (iv) in the case of any Equity Interests consisting of a general partner interest in a partnership, all powers and rights as a general partner with respect to the management, operations and control of the business and affairs of the applicable issuer; (v) in the case of any Equity Interests consisting of the membership/limited liability company interests of a managing member in a limited liability company, all powers and rights as a managing member with respect to the management, operations and control of the business and affairs of the applicable issuer; (vi) all rights to designate or appoint or vote for or remove any officers, directors, manager(s), general partner(s) or managing member(s) of such issuer and/or any members of any board of members/managers/partners/directors that may at any time have any rights to manage and direct the business and affairs of the applicable issuer under its Organizational Documents as in effect from time to time or under Applicable Law; (vii) all rights to amend the Organizational Documents of such issuer, (viii) in the case of any Equity Interests in a partnership or limited liability company, the status of the holder of such Equity Interests as a “partner”, general or limited, or “member” (as applicable) under the applicable Organizational Documents and/or Applicable Law; and (ix) all certificates evidencing such Equity Interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time and the rules and regulations promulgated thereunder.

“Event of Default” shall have the meaning set forth in Article X hereof.

“Excess Cash Flow” shall mean, for any fiscal period, in each case for Loan Parties on a Consolidated Basis, EBITDA, minus each of the following, to the extent actually paid in cash during such fiscal period, Unfunded Capital Expenditures, taxes, dividends (including Permitted Dividends) and distributions made in respect of such fiscal period, Transaction Expenses, Debt Payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes), pension payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes), extraordinary, non-recurring cash employer severance expenses, not to exceed $1,000,000 per fiscal year (to the extent included in clause (x) of the definition of “EBITDA”) and any management incentive fee expense deferred in accordance with clause (xi) of the definition of “EBITDA”.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Property” shall mean (i) any property if and to the extent that a security interest therein is prohibited by or in violation of any Applicable Law (unless such Applicable Law would be rendered ineffective with respect to the creation of such security interest under

Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), (ii) any property to the extent that and for as long as such grant of a security interest requires consent pursuant to any Applicable Law that has not been obtained, except to the extent that such Applicable Law is ineffective under Applicable Law or principles of equity or would be ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the UCC to prevent the attachment of the security interest granted hereunder, (iii) any property subject to a purchase money security interest to the extent that a grant of a security interest therein would violate such purchase money arrangement, (iv) any general intangible, instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise, to which a Loan Party is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach of or a default under, or creates an enforceable right of termination in favor of any party to such general intangible, instrument, software, permit, lease, license, contract, agreement, governmental approval or franchise (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable requirement of law), provided that, to the extent severable, the security interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, (v) any intent-to-use application for registration of a trademark filed pursuant to 15 U.S.C. § 1051(b) prior to the filing of an amendment to allege use pursuant to 15 U.S.C. § 1051(c) or a verified statement of use pursuant to 15 U.S.C. § 1051(d) and the conversion of such intent-to-use application to a “Certificate of Registration” pursuant to Section 1(d) of the Lanham Act or a “use in commerce” application pursuant to Section 1(c) of the Lanham Act, solely to the extent that and for so long as the grant of a security interest therein prior to such filing could impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (vi) motor vehicles or other assets in which a security interest may be perfected only through compliance with a certificate of title statute, (vii) any commercial tort claim for which the amount of probable damages is reasonably determined by the Loan Parties to be less than $250,000; (viii) Real Property other than the Real Property listed on Schedule A and Schedule B; (ix) any Equity Interests held by Holdco of a Foreign Subsidiary, other than (A) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (B) 65% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (X) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (Y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956 2(c)(2)); and (x) any copyrights other than the Intellectual Property required to be listed on Schedule 5.9; provided, however that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Loan Parties’ business associated therewith or attributable thereto.

“Excluded Taxes” shall mean, with respect to Lender or any Participant or any other recipient of any payment to be made by or on account of any Obligations, (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes or branch profits Taxes, in each case, (i) imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or applicable lending office is located or, in the case of Lender or any Participant, in which its applicable lending office is located, or (ii) imposed on it by reason of any connection between Lender or such Participant or any other recipient of any payment to be made by or on account of any Obligations under this Agreement and the taxing jurisdiction, other than connections arising from Lender or such Participant or any other recipient of any payment to be made under this Agreement or on account of any Obligations having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced by this Agreement or any Other Documents, or sold or assigned an interest in any Loan or this Agreement or any Other Documents, (b) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable by or on account of any Obligations to or for the account of such Foreign Lender pursuant to a law in effect on the date on which such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.10(e), except to the extent that such Foreign Lender or Participant (or its assignor or seller of a participation, if any) was entitled, at the time of designation of a new lending office (or assignment or sale of a participation), to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 3.10(a), or (c) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof.

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

“Federal Funds Open Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption “OPEN” (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by Lender (an “Alternate Source”) (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by Lender at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the “open” rate on the immediately preceding Business Day. If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Borrower, effective on the date of any such change.

“Fee Letter” shall mean the fee letter dated the Closing Date among Borrower and Mutual Quest.

“Final Order” means an order, ruling or judgment entered by the United States Bankruptcy Court for the District of Delaware that (a) is in full force and effect, (b) is not stayed, and (c) is no longer subject to review, reversal, modification or amendment, by appeal motion or writ of certiorari; provided, however, that the possibility that a motion under Rule 50 or 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Federal Rules of Civil Procedure or Bankruptcy Rules, may be filed relating to such order, ruling or judgment shall not cause such order, ruling or judgment not to be a Final Order.

“Fixed Charge Coverage Ratio” shall mean, with respect to any fiscal period, the ratio of (a) EBITDA, minus Unfunded Capital Expenditures made during such period, minus Permitted Dividends made during such period, minus pension payments to the extent not already expensed in the computation of EBITDA, minus cash taxes paid during such period, to (b) all Debt Payments (to the extent not already expensed and not added in the computation of EBITDA) made during such period.

“Flood Laws” shall mean all Applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Applicable Laws related thereto.

“Foreign Lender” shall mean Lender or any Participant that, in each case, is organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary of any Person that is not organized or incorporated in the United States, any State or territory thereof or the District of Columbia.

“Funded Debt” shall mean, with respect to any Person, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short term debt (for borrowed money) extendible beyond one year at the option of the debtor, and also including, in the case of Borrower, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.

“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Acts” shall mean any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body.

“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” shall mean Holdco, each Subsidiary Guarantor, and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations and “Guarantors” means collectively all such Persons.

“Guarantor Security Agreement” shall mean any security agreement executed by any Guarantor in favor of the Lender securing the Obligations or the Guaranty of such Guarantor, in form and substance reasonably satisfactory to the Required Lenders.

“Guaranty” shall mean any guaranty of the Obligations executed by a Guarantor in favor of the Lender (including the guaranty pursuant to this Agreement) for its benefit, in form and substance reasonably satisfactory to the Required Lenders.

“Hazardous Discharge” shall have the meaning set forth in Section 9.3(b) hereof.

“Hazardous Materials” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in or subject to regulation under Environmental Laws.

“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.

“Holdco” shall have the meaning set forth in the preamble to this Agreement and shall include its permitted successors and assigns.

“Indebtedness” shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts received under or liabilities in respect of any note purchase or acceptance credit facility, and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all Capitalized Lease Obligations; (d) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker’s acceptance agreement or similar arrangement; (e) any other advances of credit made to or on behalf of such Person or other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements including to finance the purchase price of property or services and all obligations of such Person to pay the deferred purchase price of property or services (but not including trade payables and accrued expenses incurred in the Ordinary Course of Business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); (f) all Equity Interests of such Person subject to repurchase or redemption rights or obligations (excluding repurchases or redemptions at the sole option of such Person); (g) all indebtedness, obligations or liabilities secured by a Lien on any asset of such Person, whether or not such indebtedness, obligations or liabilities are otherwise an obligation of such Person; (h) all obligations of such Person for purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of purchase and sale contracts other than any of the foregoing obligations that is not required at the time of incurrence to be recorded as a liability on the balance sheet of such Person in accordance with GAAP; (i) off-balance sheet liabilities and/or unfunded pension plan (as defined in Section 3(2) of ERISA) liabilities attributable to any single-employer defined benefit pension plan; and (j) any guaranty of any indebtedness, obligations or liabilities of a type described in the foregoing clauses (a) through (i). For purposes of this definition, the amount of any Indebtedness represented by a guaranty or other similar instrument shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Indebtedness.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Ineligible Security” shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

“Insolvency Event” shall mean, with respect to any Person, including without limitation Lender, such Person or such Person’s direct or indirect parent company (a) becomes the subject of a bankruptcy or insolvency proceeding (including any proceeding under Title 11 of the United States Code), (b) has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or has called a meeting of all or substantially all of its creditors for the purpose of entering into a compromise of obligations generally with such creditors, (c) admits in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, or (d) with respect to Lender, Lender is unable to perform hereunder due to the application of Applicable Law, provided that an Insolvency Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by a Governmental Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Intellectual Property” shall mean property constituting a patent, copyright, trademark (or any application in respect of the foregoing), service mark, trade name, mask work, trade secrets, design right or license or other right to use any of the foregoing under Applicable Law.

“Interest Period” shall mean the period provided for any LIBOR Rate Loan pursuant to Section 2.2(b) hereof.

“Inventory” shall mean and include as to each Loan Party all of such Loan Party’s inventory (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s business or used in selling or furnishing such goods, merchandise and other personal property, and all Documents.

“Investment” means, with respect to any Loan Party, any investment by such Loan Party in any other Loan Party in the form of loans, guarantees, advances, capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Loan Party made in the ordinary course of business, and (b) bona fide Receivables arising in the Ordinary Course of Business), or acquisitions of Indebtedness, Equity Interests, or all or substantially all of the assets of such other Loan Party (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Law(s)” shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Governmental Body, foreign or domestic.

“Leasehold Interests” shall mean all of each Loan Party’s right, title and interest in and to, and as lessee of, the premises identified as leased property on Schedule 4.4 hereto.

“Lender” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of Lender.

“Lending Affiliate” shall mean an Affiliate of an assignor that is primarily utilized for the lending activities of any assignor in any assignment in accordance in Section 17.3.

“Leverage Ratio” shall have the meaning set forth in Section 6.5(b) hereof.

“LIBOR Alternate Source” shall have the meaning set forth in the definition of LIBOR Rate.

“LIBOR Rate” shall mean for the Term Loan, if it is a LIBOR Rate Loan for the then current Interest Period relating thereto, the rate of interest on the last Business Day prior to the beginning of the relevant Interest Period as published in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a period equal to such Interest Period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a period equal to such Interest Period as published in another publication selected by the Lender).

“LIBOR Rate Loan” shall mean any Advance that bears interest based on the LIBOR Rate.

“License Agreement” shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party’s business operations.

“Licensor” shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party’s manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party’s business operations.

“Licensor/Lender Agreement” shall mean an agreement between Lender and a Licensor, in form and substance reasonably satisfactory to Lender, by which Lender is given the unqualified right, vis-á-vis such Licensor, to enforce Lender’s Liens with respect to and to dispose of any Loan Party’s Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party’s default under any License Agreement with such Licensor.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge or encumbrance, or preference, priority or other security agreement or preferential arrangement held in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Lien Waiver Agreement” shall mean an agreement which is executed in favor of Lender by a Person who owns or occupies premises at which any Collateral may be located from time to time in form and substance reasonably satisfactory to Lender.

“Loan Parties” shall mean the Borrower and the Guarantors, and “Loan Party” shall mean any of them.

“Loan Parties on a Consolidated Basis” shall mean the consolidation in accordance with GAAP of the accounts or other items of Borrower, Guarantors and their respective Subsidiaries.

“Management Agreement” shall mean that certain GateHouse Management and Advisory Agreement, dated as of November 26, 2013 among Holdco, the other obligors party thereto from time to time, and New Media Investment Group Inc., amended, supplemented or otherwise modified up to the date hereof and as may be further amended, supplemented or otherwise modified solely as permitted hereunder or under the Management Fee Subordination Agreement.

“Management Fee Subordination Agreement” shall mean that certain Management Fee Subordination Agreement dated as of the date hereof among the Senior Administrative Agent, the Term Loan B Agent and New Media Holdings.

“Management Fees” shall mean fees paid to New Media Holdings pursuant to the Management Agreement and subject to the Management Fee Subordination Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business, properties or prospects of the Loan Parties, taken as a whole, (b) the Borrower’s or Loan Parties’ ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Lender’s Liens on the Collateral or the priority of any such Lien (subject to the terms of the Subordination Agreement) or (d) the practical realization of the benefits of Lender’s and Lender’s rights and remedies under this Agreement and the Other Documents (subject to the terms of the Subordination Agreement).

“Material Contract” shall mean any contract, agreement, instrument, permit, lease or license, written or oral, of any Loan Party, which is material to any Loan Party’s business or which the failure to comply with would reasonably be expected to result in a Material Adverse Effect.

“Modified Commitment Transfer Supplement” shall have the meaning set forth in Section 17.3(d) hereof.

“Mortgages” shall mean any and all mortgages or deeds of trust on any of the Real Property listed on Schedule A, Schedule B and Schedule C, securing the Obligations, in each case, together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 3(37) or 4001(a)(3) of ERISA to which contributions are required or, within the preceding five plan years, were required by any Loan Party or any member of the Controlled Group.

“Multiple Employer Plan” shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4063 or 4064 of ERISA.

“Mutual Quest” shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.

“Negotiable Document” shall mean a Document that is “negotiable” within the meaning of Article 7 of the Uniform Commercial Code.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a casualty or a condemnation or similar proceeding, the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Advances) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Loan Parties) and (iv) amounts held in escrow to be applied as part of the purchase price of such sale or disposition (including for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser pursuant to the terms of such sale or disposition (it being understood such amounts held in escrow shall constitute Net Proceeds upon the release of such indemnification liabilities)).

“Notes” shall mean the Term Notes.

“Obligations” shall mean and include any and all loans (including without limitation, all Advances), advances, debts, liabilities, obligations, covenants and duties owing by Borrower or Guarantor or any Subsidiary of Borrower or any Guarantor to Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon, any fees accruing under or in connection therewith, any costs and expenses of any Person payable by Borrower and any indemnification obligations payable by Borrower arising or payable after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest, fees or other amounts is allowable or allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, pursuant to this Agreement or the Other Documents, including any and all of Borrower’s or any Guarantor’s Indebtedness and/or liabilities (and any and all indebtedness, obligations and/or liabilities of any Subsidiary of Borrower or any Guarantor) under this Agreement, the Other Documents and any amendments, extensions, renewals or increases and all reasonable and documented out-of-pocket costs and expenses of Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys’ fees and expenses and all obligations of Borrower to Lender to perform acts or refrain from taking any action.

“Ordinary Course of Business” shall mean, with respect to Borrower, the ordinary course of such Borrower’s business as conducted on the Closing Date or any business that is reasonably related, similar, complementary, ancillary to or a reasonable extension, development or expansion of its business.

“Organizational Documents” shall mean, with respect to any Person, any charter, articles or certificate of incorporation, certificate of organization, registration or formation, certificate of partnership or limited partnership, bylaws, operating agreement, limited liability company agreement, or partnership agreement of such Person and any and all other applicable documents relating to such Person’s formation, organization or entity governance matters (including any shareholders’ or equity holders’ agreement or voting trust agreement) and specifically includes, without limitation, any certificates of designation for preferred stock or other forms of preferred equity.

“Other Documents” shall mean the Mortgages, the Notes, the Perfection Certificates, the Fee Letter, the Copyright Security Agreement, the Trademark Security Agreement, any Guaranty, any Guarantor Security Agreement, any Pledge Agreement, the Subordination Agreement and any and all other agreements, instruments and documents, including intercreditor agreements, guaranties, pledges, powers of attorney, consents or other similar agreements and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Lender in respect of the transactions contemplated by this Agreement, in each case together with all extensions, renewals, amendments, supplements, modifications, substitutions and replacements thereto and thereof.

“Other Taxes” shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any Other Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any Other Document.

“Parent” of any Person shall mean a corporation or other entity owning, directly or indirectly, 50% or more of the Equity Interests issued by such Person having ordinary voting power to elect a majority of the directors of such Person, or other Persons performing similar functions for any such Person.

“Participant” shall mean each Person who shall be granted the right by Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

“Participant Register” shall have the meaning set forth in Section 17.3(b).

“Payment Office” shall mean initially 101 John F. Kennedy Pkwy, Short Hills, NJ 07078; thereafter, such other office of Lender, if any, which it may designate by notice to Borrower to be the Payment Office.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Benefit Plan” shall mean at any time any “employee pension benefit plan” as defined in Section 3(2) of ERISA (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412, 430 or 436 of the Code and either (i) is maintained or to which contributions are required by Loan Party or any member of the Controlled Group or (ii) has at any time within the preceding five years been maintained or to which contributions have been required by a Loan Party or any entity which was at such time a member of the Controlled Group.

“Perfection Certificates” shall mean, collectively, the information questionnaires and the responses thereto provided by each Loan Party and delivered to Lender.

“Permitted Acquisitions” shall mean acquisitions of the assets or Equity Interests of another Person (the “target”) so long as, at least fifteen (15) Business Days prior to the date of the proposed acquisition: (a) [Reserved]; (b) delivery of a certificate demonstrating that the total costs and liabilities (including without limitation, all assumed liabilities, all earn-out payments, deferred payments and the value of any other stock or assets transferred, assigned or encumbered with respect to such acquisitions) of any individual acquisition does not exceed $65,000,000 and of all such acquisitions do not exceed $150,000,000 in the aggregate throughout the Term; (c) delivery of a certificate demonstrating that, with respect to the acquisition of Equity Interests, such target shall (i) either (x) have a positive EBITDA and Tangible Net Worth, calculated in accordance with GAAP immediately prior to such acquisition or (y) have negative EBITDA calculated in accordance with GAAP immediately prior to such acquisition; provided that the cumulative negative EBITDA for all such acquisitions in any fiscal year shall not exceed $3,000,000, (ii) be added as a Loan Party to this Agreement and be jointly and severally liable for all Obligations, and (iii) grant to Lender a security interest in all assets of such target (other than Excluded Property) on the same terms as the Senior Obligations, subject to the terms of the Subordination Agreement; (d) evidence demonstrating that the target or property is in a similar business or business permitted under Section 7.9; (e) evidence that the board of directors (or other comparable governing body) of the target shall have duly approved the transaction; (f) Loan Parties shall have delivered to Lender (i) a pro forma balance sheet and pro forma financial statements and a Compliance Certificate demonstrating that, upon giving effect to such acquisition on a pro forma basis, Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end and (ii) for any acquisition in excess of $5,000,000, financial statements (which shall be audited, or if audited financial statements are not available or the acquisition is proposed to take place more than 120 days after the fiscal year end of the target, then financial statements shall be supplemented by a quality of earnings report prepared by a nationally recognized firm for the twelve (12) month period immediately preceding the proposed acquisition) of the acquired entity for the two most recent fiscal years then ended and the most recent internally prepared financial statements, in each case in form and substance reasonably acceptable to Lender; (g) evidence that if such acquisition includes general partnership interests or any other Equity Interest that does not have a corporate (or similar) limitation on liability of the owners thereof, then such acquisition shall be effected by having such Equity Interests acquired by a corporate holding company directly or indirectly wholly-owned by a Loan Party and newly formed for the sole purpose of effecting such acquisition; and (h) evidence that no Default or Event of Default shall have occurred or will occur after giving pro forma effect to such acquisition.

“Permitted Dispositions” means: (a) the disposition or transfer of obsolete and worn-out equipment in the Ordinary Course of Business having an aggregate fair market value of not more than $2,500,000 per fiscal year and $7,500,000 for the duration of the Term, and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement equipment which is subject to Lender’s security interest (subject to the terms of the Subordination Agreement) or (y) the proceeds of which are remitted to Lender to be applied pursuant to Section 2.9(a) or the Senior Administrative Agent pursuant to Section 2.9(e), as applicable; (b) sales of Inventory to buyers in the Ordinary Course of Business; (c) the use or transfer of money or Cash

Equivalents in a manner that is not prohibited by the terms of this Agreement or the Other Documents; (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business or the licensing of content; (e) the granting of Permitted Encumbrances; (f) any involuntary loss, damage or destruction of property; (g) any involuntary condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property; (h) the leasing or subleasing of assets of the Loan Parties in the Ordinary Course of Business; (i) the sale or issuance of Equity Interests of Holdco; (j) the lapse or abandonment of registered or applied for patents, trademarks and other intellectual property of the Loan Parties to the extent (I) expired pursuant to any Applicable Law or (II) not economically desirable in the conduct of their business and so long as such lapse or abandonment does not result in a Material Adverse Effect; (k) the making of a dividend, distribution or repurchase that is expressly permitted to be made pursuant to this Agreement; (l) the making of a Permitted Investment; (m) dispositions of property by a Loan Party to a Loan Party (other than Holdco); provided that to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.4 or Section 7.7; (n) dispositions of Receivables that are past due by more than 120 days; (o) in order to resolve disputes that occur in the Ordinary Course of Business, the discounting of or otherwise compromise for less than the face value thereof, notes or accounts receivable; (p) the unwinding of any derivative instruments or similar agreements; (q) sale or disposition of Investments under clause (o) of the definition of Permitted Investments; (r) transfers of property subject to casualty events to the extent permitted by Section 2.9(d); (s) the sale, lease or transfer of any property or assets (other than Receivables owned by a Loan Party) acquired pursuant to a Permitted Acquisition and disposed of contemporaneously with the consummation of such Permitted Acquisition, so long as it is upon prior written notice thereof to the Lender; provided that after such disposition, Borrower shall be in compliance on a pro forma basis with each of the financial covenants specified in Section 6.5 and (t) dispositions of the properties listed on Schedule 1.2(b) on or promptly after the Closing Date.

“Permitted Dividends” shall mean quarterly dividend payments, so long as, in the case of each dividend paid in respect of a specific fiscal quarter, within forty-five (45) days of the end of such fiscal quarter: (a) Lender have received (i) unqualified audited financial statements of the Loan Parties on a Consolidated Basis for the fiscal year ended on or about December 31, 2013 in compliance with Sections 9.7 and 9.8, respectively, and (ii) management prepared financial statements of the Loan Parties on a Consolidated Basis for the most recently ended fiscal quarter; (b) at the time of and after giving effect to such dividend, Loan Parties would be in compliance with the financial covenants set forth in Section 6.5 as of the most recent fiscal quarter end; (c) [Reserved]; (d) a notice of termination with regard to this Agreement shall not be outstanding; (e) no Event of Default or Default shall have occurred and be continuing or would occur after giving pro forma effect to such dividends; (f) not less than five (5) Business Days prior to making such dividend, the Loan Parties have provided to Lender, calculations along with their submission of their quarterly or annual financial statements, as applicable, and a Compliance Certificate and (g) such dividend shall not exceed the limitations set forth below for each corresponding “Fiscal Quarter Ending”:

FISCAL QUARTER ENDING	LEVERAGE RATIO (giving effect to the Permitted Dividend)	PERMITTED DIVIDEND AMOUNT
March 31, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $3,900,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $3,900,000.

	Equal to or greater than 2.50 to 1.00	Zero

June 30, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $13,500,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $13,500,000.

	Equal to or greater than 2.50 to 1.00	Zero

September 30, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $13,500,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $13,500,000.

	Equal to or greater than 2.50 to 1.00	Zero

December 31, 2014	Less than 2.50 to 1.00	(A) $12,500,000 less the amount by which the Excess Cash Flow for such fiscal quarter is less than $19,800,000, or (B) $12,500,000 plus the amount by which the Excess Cash Flow for such fiscal quarter is greater than $19,800,000.

	Equal to or greater than 2.50 to 1.00	Zero

March 31, 2015 and thereafter	Less than 2.50 to 1.00	An amount up to 100% of the Excess Cash Flow for the LTM period then ended, after giving effect to the dividend payments for the prior three fiscal quarters and the current dividend payment to be made.

	Equal to or greater than 2.50 to 1.00 but less than 2.75 to 1.00	An amount up to 50% of the Excess Cash Flow payment for the LTM period then ended, after giving effect to the dividend payments for the prior three fiscal quarters and the current dividend payment to be made.

	Equal to or greater than 2.75 to 1.00	Zero

*	An illustrative example of the calculation of a Permitted Dividend payment for the period ending Q1 2015 is set forth on Schedule III.

“Permitted Encumbrances” shall mean: (a) Liens in favor of Lender for the benefit of the Lender (b) Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested; (c) Liens on amounts deposited or pledged to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (d) Liens on amounts deposited or pledged to secure bids, tenders, contracts (other than contracts for the borrowing of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (e) Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree to the extent the rendition, entry, issuance or continued existence of such judgment, writ, order or decree has not resulted in the occurrence and continuance of an Event of Default under Section 10.6 hereof; (f) carriers’, repairmens’, mechanics’, workers’, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens placed upon fixed assets hereafter acquired with Indebtedness under clause (f) of the definition of Permitted Indebtedness to secure a portion of the purchase price thereof, provided that (I) any such Lien shall encumber the asset purchased or acquired and the proceeds thereof and (II) such Lien only secures the amount of Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof; (h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other charges or encumbrances, in each case, which do not interfere in any material respect with the Ordinary Course of Business of Borrower and its Subsidiaries; (i) Liens disclosed on Schedule 1.2(c); provided, that such Liens shall secure only those obligations which they secure on the Closing Date (and extensions, renewals and refinancing of such obligations permitted by Section 7.8 hereof) and shall not subsequently apply to any other property or assets of any Loan Party other than the property and assets to which they apply as of the Closing Date; (j) licenses of content or non-exclusive licenses of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business; (k) Liens that are extensions, replacements or renewals of Permitted Encumbrances (or successive extensions, renewals or replacements) to the extent that the original Indebtedness is the subject of permitted Refinancing Indebtedness and so long as the Liens so extended, renewed or replaced only encumber those assets that secured the original Indebtedness (plus improvements on such property); (l) rights of setoff, bankers’ liens or similar rights and remedies upon deposits or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the Ordinary Course of Business or other Liens of a bank or broker in connection with a bank account or securities account; (m)

Liens granted in the Ordinary Course of Business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness; (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (o) any zoning, building or similar laws or rights reserved to or vested in any Governmental Body; (p) restrictions on transfers of securities imposed by applicable securities laws or agreement (other than capital stock pledged pursuant to this Agreement); (q) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by any Loan Party thereof in the Ordinary Course of Business and covering only the assets so leased, licensed or subleased; (r) assignments of insurance or condemnation proceeds provided by a Loan Party to landlords (or their mortgagees) in the Ordinary Course of Business and pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or for compliance with the terms of such lease, subject to the applicable Lien Waiver Agreement (if applicable); (s) Liens arising from filing UCC financing statements relating solely to leases not prohibited hereunder; (t) licenses (with respect to intellectual property and other property), leases or subleases granted to third parties to the extent permitted by the applicable terms of this Agreement and not interfering in any material respect with the Ordinary Course of Business or resulting in a material diminution in the value of the collateral so licensed, leased or subleased; (u) Liens (other than on Receivables or proceeds thereof) arising out of conditional sale, title retention, consignment or similar arrangement for sale of goods entered into by any Loan Party in the Ordinary Course of Business permitted by this Agreement; (v) Liens consisting of reasonable customary initial deposits and margin deposit and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the Ordinary Course of Business and not for speculative purposes; (w) Liens that are contractual rights of setoff (A) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (B) relating to pooled deposit or sweep accounts of the Loan Parties to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business or (C) relating to purchase orders and other agreements entered into with customers in the Ordinary Course of Business; (x) Liens solely on any cash earnest money deposits made by any Loan Party in connection with any letter of intent or purchase agreement permitted hereunder in an aggregate amount not to exceed $10,000,000; (y) with respect to Leasehold Interests, the interests and title of the lessor and encumbrances on the lessor’s fee interests, (z) other Liens (other than on Receivables or proceeds thereof) as to which the aggregate amount of the obligations secured thereby does not exceed $5,000,000, (aa) Liens on cash to secure letters of credit permitted pursuant to clause (v) of the definition of “Permitted Indebtedness” and (bb) Liens securing the Senior Obligations, subject to the terms of the Subordination Agreement.

“Permitted Holder” means Fortress Investment Group, LLC, or any one or more Affiliates managed by Affiliates of Fortress Investment Group, LLC.

“Permitted Indebtedness” shall mean: (a) the Obligations; (b) Indebtedness incurred for Capital Expenditures permitted in Section 7.6 hereof; (c) any guarantees of Indebtedness permitted under Section 7.3 hereof; (d) any Indebtedness listed on Schedule 5.8(b)(ii) hereof (and any Refinancing Indebtedness in respect of such Indebtedness); (e) the Senior Obligations; (f) Indebtedness consisting of Permitted Loans made by one or more Loan Party(ies) to any other Loan Party(ies); (f) Indebtedness in an amount not to exceed $20,000,000 incurred in connection with the acquisition of fixed assets for the purpose of financing all or any part of the acquisition cost thereof (and any Refinancing Indebtedness in respect of such Indebtedness); (g) endorsement of instruments or other payment items for deposit; (h) Indebtedness incurred in the Ordinary Course of Business under performance, surety, statutory, and appeal bonds; (i) Indebtedness owed to any Person providing property, casualty, liability, or other insurance to Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (j) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”), in each case, incurred in the Ordinary Course of Business; (k) unsecured Indebtedness of a Loan Party owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by the Loan Party of the Equity Interests of the Loan Party that has been issued to such Persons, so long as (A) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (B) the aggregate amount of all such Indebtedness outstanding at any one time does not exceed $2,000,000, and (C) such Indebtedness is subordinated to the Senior Obligations and the Obligations; (l) unsecured Indebtedness of the Loan Parties the aggregate principal amount for all such unsecured Indebtedness does not exceed $20,000,000 at any one time outstanding; (m) contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, earn-out, non-compete, or similar obligation of any Loan Party incurred in connection with the consummation of one or more Permitted Acquisitions to the extent not prohibited under the definition of Permitted Acquisition; (n) Indebtedness composing Permitted Investments; (o) Indebtedness incurred in respect of workers’ compensation claims or self-insurance obligations of Loan Parties in the Ordinary Course of Business; (p) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business; (q) Indebtedness representing deferred compensation to employees of any Loan Party incurred in the Ordinary Course of Business; (r) Indebtedness for any amounts owing by the Loan Parties under the Management Agreement solely to the extent such amounts are permitted to be incurred under Section 7.10; (s) unsecured Indebtedness of a Loan Party owing to former employees, officers, or directors with respect to relocation costs in an aggregate amount not to exceed $1,000,000; (t) Indebtedness incurred by the Loan Parties constituting reimbursement obligations with respect to standby letters of credit and bank guarantees issued in the Ordinary Course of Business (to the extent such obligations are cash collateralized) in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; (u) Indebtedness consisting of Hedge Liabilities (as defined in the Senior Loan Documents) or Cash Management Products and Services (as defined in the Senior Loan Documents) to the extent permitted by the Senior Loan Documents; and (v) payments of amounts pursuant to the Plan of Reorganization (including any restructuring costs and expenses).

“Permitted Investments” shall mean : (a) Investments in cash and Cash Equivalents; (b) Permitted Loans; (c) Investments in negotiable instruments deposited or to be deposited for collection in the Ordinary Course of Business; (d) advances made in connection with purchases of goods or services in the Ordinary Course of Business; (e) Investments received in settlement of amounts due to any Loan Party effected in the Ordinary Course of Business or owing to any

Loan Party as a result of an Insolvency Event involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of a Loan Party, (f) Investments owned by any Loan Party on the Closing Date; (g) guarantees permitted under the definition of Permitted Indebtedness; (h) Equity Interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Loan Party (in bankruptcy of customers or suppliers or otherwise outside the Ordinary Course of Business) or as security for any such Indebtedness or claims; (i) deposits of cash made in the Ordinary Course of Business to secure performance of operating leases; (j) non-cash loans to employees, officers, and directors of any Loan Party for the purpose of purchasing Equity Interests of Holdco so long as the proceeds of such loans are used in their entirety to purchase such Equity Interests of Holdco; (k) Permitted Acquisitions; (l) Investments in the form of capital contributions and the acquisition of Equity Interests made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Equity Interests of Holdco); (m) Investments resulting from entering into agreements relative to Indebtedness that is permitted under clause (j) of the definition of Permitted Indebtedness; (n) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the Ordinary Course of Business; (o) agreements in respect of Hedge Liabilities (as defined in the Senior Loan Documents) or Cash Management Products or Services (as defined in the Senior Loan Documents) to the extent permitted by the Senior Loan Documents, (p) capital expenditures to the extent permitted hereunder; (q) Investments in promissory notes and other non-cash consideration received in connection with any Permitted Disposition; and (r) other Investments in an amount not to exceed $7,500,000.

“Permitted Loans” shall mean: (a) the extension of trade credit by a Loan Party to its Customer(s), in the Ordinary Course of Business in connection with a sale of Inventory or rendition of services, in each case on open account terms; and (b) intercompany loans between and among Loan Parties, so long as, at the request of the Controlling Agent, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Loan Parties) on terms and conditions (including terms subordinating payment of the indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Controlling Agent in its discretion that has been delivered to Controlling Agent either endorsed in blank or together with an undated instrument of transfer executed in blank by the applicable Loan Party(ies) that are the payee(s) on such note.

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA which is a Pension Benefit Plan, a Multiemployer Plan, or a “welfare plan” (as defined in Section 3(1) of ERISA) which provides self-insured benefits and which is maintained by any Loan Party or any member of the Controlled Group or to which any Loan Party or any member of the Controlled Group is required to contribute.

“Plan of Reorganization” means that certain Joint Plan of Reorganization filed by Holdco and its affiliates on September 27, 2013, in the Bankruptcy Cases, as amended or supplemented from time to time, including any exhibits, supplements, annexes, appendices and schedules thereto, as confirmed by the Bankruptcy Court pursuant to the Confirmation Order.

“Pledge Agreement” shall mean that certain Collateral Pledge Agreement executed by Holdco in favor of Lender dated as of the Closing Date and any other pledge agreements executed subsequent to the Closing Date by any other Person to secure the Obligations.

“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.5(a) hereof.

“Pro Forma Financial Statements” shall have the meaning set forth in Section 5.5(b) hereof.

“Projections” shall have the meaning set forth in Section 5.5(b) hereof.

“Properly Contested” shall mean, in the case of any Indebtedness, Lien or Tax, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Tax, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; (c) the non-payment of such Indebtedness or Tax will not have a Material Adverse Effect or will not result in the forfeiture of any assets of such Person; (d) no Lien is imposed upon any of such Person’s assets with respect to such Indebtedness or Tax unless enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; and (e) if such Indebtedness or Lien, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Lender).

“Purchasing CLO” shall have the meaning set forth in Section 17.3(d) hereof.

“Purchasing Lender” shall have the meaning set forth in Section 17.3(c) hereof.

“Qualifying IPO” means the issuance by Holdco (or any successor under Section 7.1(a)) or any direct or indirect parent of Holdco of its common equity interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8 or any comparable successor form) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.

“Real Property” shall mean all of the owned real property identified on Schedule 4.4 hereto or any other real property that is hereafter owned by any Loan Party.

“Receivables” shall mean and include, as to each Loan Party, all of such Loan Party’s accounts (as defined in Article 9 of the Uniform Commercial Code) and all of such Loan Party’s contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, contract rights, instruments, documents and chattel paper, and drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lender hereunder.

“Refinancing Indebtedness” means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, other than by the amount of premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto; (b) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity (measured as of the refinancing, renewal, or extension) of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are or could reasonably be expected to be materially adverse to the interests of the Lender; (c) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness; and (d) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.

“Register” shall have the meaning set forth in Section 17.3(e) hereof.

“Release” shall have the meaning set forth in Section 5.7(c)(i) hereof.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Reportable ERISA Event” shall mean a reportable event described in Section 4043 of ERISA or the regulations promulgated thereunder (other than a “reportable event” for which the 30-day notice period is waived).

“Required Lenders” shall mean Lenders holding at least fifty-one percent (51%) of the outstanding principal amount of the Term Loan.

“Reserve Percentage” shall mean as of any day the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”.

“Sanctioned Country” shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Parties” shall mean the Lender, together with each other holder of any of the Obligations, and the respective successors and assigns of each of them.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sponsor” shall mean NewCastle Investment Corp.

“Senior Administrative Agent” shall mean PNC Bank, National Association in its capacity as administrative agent under the Senior Loan Documents, the Senior Term Loan B Agent, or any successor lender (or other representative), as the case may be, under the Senior Loan Documents.

“Senior Lender” shall mean “Lenders” as defined in the Senior Loan Documents.

“Senior Lien Termination Date” means the date on which the Discharge of the Senior Obligations (as such term is defined in the Subordination Agreement) has occurred.

“Senior Loans” shall mean the loans and Indebtedness evidenced by the Senior Loan Documents.

“Senior Loan Documents” shall mean the Revolving Credit, Term Loan and Security Agreement dated as of November 26, 2013 by and among the Borrower, Holdco, the Subsidiary Guarantors, the lenders party thereto in their capacities as lenders thereunder, the Senior Administrative Agent and the Senior Term Loan B Agent and all other instruments, agreements and documents executed in connection therewith, as the same may be amended, restated, modified, supplemented or replaced from time to time.

“Senior Obligations” shall mean “Obligations” as defined in the Senior Loan Documents.

“Senior Term Loan B Agent” shall mean Crystal Financial LLC in its capacity as term loan B agent under the Senior Loan Documents, or any successor term loan B agent (or other representative), as the case may be, under the Senior Loan Documents.

“Subordination Agreement” shall mean the Intercreditor and Subordination Agreement dated November 26, 2013 among Lender, the Senior Administrative Agent and the Senior Term Loan B Agent attached hereto as Exhibit 1.2(b), as amended, restated, supplemented or replaced in accordance with the terms thereof.

“Subsidiary” shall mean of any Person a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Subsidiary Stock” shall mean (a) with respect to the Equity Interests issued to a Loan Party by any Subsidiary (other than a Foreign Subsidiary), 100% of such issued and outstanding Equity Interests, and (b) with respect to any Equity Interests issued to a Loan Party by any Foreign Subsidiary (i) 100% of such issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and (ii) 65% (or such greater percentage that, due to a change in an Applicable Law after the date hereof, (x) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Loan Party and (y) could not reasonably be expected to cause any material adverse tax consequences) of such issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)).

“Tangible Net Worth” shall mean, at a particular date, (a) the aggregate amount of all assets of the Loan Parties on a Consolidated Basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Loan Parties on a Consolidated Basis.

“Taxes” or “taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Term” shall have the meaning set forth in Section 13.1 hereof.

“Term Loan” shall have the meaning set forth in Section 2.3(a) hereof.

“Term Loan Commitment” shall mean, as to Lender, the obligation of Lender to fund the Term Loan in an aggregate principal equal to the Term Loan Commitment Amount.

“Term Loan Commitment Amount” shall mean, as to Lender, the term loan commitment amount (if any) set forth below Lender’s name on the signature page hereof (or, in the case of Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the term loan commitment amount of Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to Lender pursuant to Section 17.3(c) or (d) hereof.

“Term Loan Commitment Percentage” shall mean, as to Lender, the Term Loan Commitment Percentage (if any) set forth below Lender’s name on the signature page hereof (or, in the case of Lender that became party to this Agreement after the Closing Date pursuant to Section 17.3(c) or (d) hereof, the Term Loan Commitment Percentage (if any) of Lender as set forth in the applicable Commitment Transfer Supplement), as the same may be adjusted upon any assignment by or to Lender pursuant to Section 17.3(c) or (d) hereof.

“Term Loan Note” shall mean, collectively, the promissory notes described in Section 2.3 hereof.

“Term Loan Rate” shall mean (a) with respect to any portion of the Term Loan that is a Domestic Rate Loan, an interest rate per annum equal to the sum of the Applicable Margin plus the Alternate Base Rate and (b) with respect to any portion of the Term Loan that is a LIBOR Rate Loan, the sum of the Applicable Margin plus the LIBOR Rate.

“Termination Event” shall mean: (a) a Reportable ERISA Event with respect to any Pension Benefit Plan; (b) the withdrawal of any Loan Party or any member of the Controlled Group from a Pension Benefit Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the providing of notice of intent to terminate a Pension Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (d) the commencement of proceedings by the PBGC to terminate a Pension Benefit Plan or a Multiemployer Plan; (e) any event or condition (a) which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (b) that may result in the termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; (f) the partial or complete withdrawal, within the meaning of Section 4203 or 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan; (g) notice that a Multiemployer Plan is subject to Section 4245 of ERISA; or (h) the imposition by the Internal Revenue Service, the Department of Labor or the PBGC of any material liability under Title IV of ERISA, other than for PBGC premiums due (but not delinquent and not corrected), upon any Loan Party or any member of the Controlled Group.

“Total Assets” means the total assets of Holdco, the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Company with such pro forma adjustments as are appropriate.

“Toxic Substance” shall mean and include any material present on the Real Property (including the Leasehold Interests) which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

“Trademark Security Agreement” shall mean the Trademark Security Agreement, dated as of the Closing Date, between the Loan Parties party thereto and the Lender, as amended, restated, supplemented or replaced.

“Transaction Expenses” shall have the meaning set forth in the definition of “EBITDA”.

“Transactions” shall have the meaning set forth in Section 5.5(a) hereof.

“Transferee” shall have the meaning set forth in Section 17.3(d) hereof.

“Unfunded Capital Expenditures” shall mean, as to any Loan Party, without duplication, a Capital Expenditure funded from such Loan Party’s internally generated cash flow.

“Uniform Commercial Code” shall have the meaning set forth in Section 1.3 hereof.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the “Uniform Commercial Code”) shall have the meaning given therein unless otherwise defined herein. Without limiting the foregoing, the terms “accounts”, “chattel paper” (and “electronic chattel paper” and “tangible chattel paper”), “commercial tort claims”, “deposit accounts”, “documents”, “equipment”, “financial asset”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “payment intangibles”, “proceeds”, “promissory note” “securities”, “software” and “supporting obligations” as and when used in the description of Collateral shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code. To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.

1.4. Certain Matters of Construction. The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lender is a party, including references to any of the Other Documents, shall include any and all modifications, supplements or amendments thereto, any and all restatements or replacements thereof and any and all extensions or renewals thereof. Except as otherwise expressly provided for herein, all references herein to the time of day shall mean the time in New York, New York. Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis. Whenever the words “including” or “include” shall be used, such words shall be understood to mean “including, without limitation” or “include, without limitation”. A Default or an Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default or an Event of Default, shall “continue” or be “continuing” until such Default or Event of Default has been waived in writing by Required Lenders or cured in accordance with the terms hereof. Wherever the phrase “to the best of Loan Parties’ knowledge” or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained if he/she had engaged in a good faith and diligent performance of his/her duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Loan Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.

II. ADVANCES, PAYMENTS.

2.1. Reserved.

2.2. Procedures for Selection of Applicable Interest Rates.

(a) Reserved.

(b) In the event Borrower desires to obtain a LIBOR Rate Loan for the Term Loan, Borrower shall give Lender written notice by no later than 1:00 p.m. three (3) Business Days (or such shorter period as the Lender shall agree) prior to the Closing Date, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount of such Advance to be borrowed, which amount shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 thereafter, and (iii) the duration of the first Interest Period therefor. Interest Periods for LIBOR Rate Loans shall be for one, two or three months; provided that, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No LIBOR Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

(c) Each Interest Period of a LIBOR Rate Loan shall commence on the date such LIBOR Rate Loan is made and shall end on such date as Borrower may elect as set forth in subsection (b)(iii) above, provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

(d) Borrower shall elect the initial Interest Period applicable to a LIBOR Rate Loan by its notice of borrowing given to Lender pursuant to Section 2.2(b) or by its notice of conversion given to Lender pursuant to Section 2.2(e), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Lender of such duration not later than 1:00 p.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such LIBOR Rate Loan. If Lender does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert such LIBOR Rate Loan to a Domestic Rate Loan subject to Section 2.2(e) below.

(e) Provided that no Default or Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding LIBOR Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a LIBOR Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such LIBOR Rate Loan. If Borrower desires to convert a loan, Borrower shall give Lender written notice by no later than 1:00 p.m. (i) on the day which is three (3) Business Days prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a LIBOR Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur (which date shall be the last Business Day of the Interest Period for the applicable LIBOR Rate Loan) with respect to a conversion from a LIBOR Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is to a LIBOR Rate Loan, the duration of the first Interest Period therefor.

(f) Reserved.

(g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all losses or expenses that Lender may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any LIBOR Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a LIBOR Rate Loan after notice thereof has been given, including, but not limited to, any interest payable by Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error.

(h) Notwithstanding any other provision hereof, if any Applicable Law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, including without limitation any Change in Law, shall make it unlawful for Lender (for purposes of this subsection (h), the term “Lender” shall include Lender and the office or branch where

Lender or any Person controlling Lender makes or maintains any LIBOR Rate Loans) to make or maintain its LIBOR Rate Loans, Borrower shall, if any affected LIBOR Rate Loans are then outstanding, promptly upon request from the Lender, either pay all such affected LIBOR Rate Loans or convert such affected LIBOR Rate Loans into loans of another type. If any such payment or conversion of any LIBOR Rate Loan is made on a day that is not the last day of the Interest Period applicable to such LIBOR Rate Loan, Borrower shall pay the Lender, upon Lender’s request, such amount or amounts set forth in clause (g) above. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive absent manifest error.

2.3. Term Loan.

(a) Subject to the terms and conditions of this Agreement, Lender will make a term loan to Borrower in the amount equal to $50,000,000 (the “Term Loan”). The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable at the end of the Term, subject to acceleration upon the occurrence and continuation of an Event of Default under this Agreement pursuant to Section 11.1 or termination of this Agreement. The Term Loan shall be evidenced by a promissory note (collectively, the “Term Loan Note”) in substantially the form attached hereto as Exhibit 2.3(a). The Term Loan may be a Domestic Rate Loan or a LIBOR Rate Loan, or a combination thereof, as Borrower may request; and in the event that Borrower desires to obtain or extend any portion of the Term Loan as a LIBOR Rate Loan or to convert any portion of the Term Loan from a Domestic Rate Loan to a LIBOR Rate Loan, Borrower shall comply with the notification requirements set forth in Sections 2.2(b) and/or (e) and the provisions of Sections 2.2(b) through (h) shall apply. The Term Loan shall be disbursed from whichever office or other place Lender may designate and, together with any and all other Obligations of Borrower to Lender, shall be charged to Borrower’s Account on Lender’s books.

2.4. Reserved.

2.5. Disbursement of Advance Proceeds. All Advances shall be disbursed from whichever office or other place Lender may designate from time to time and, together with any and all other Obligations of Borrower to Lender, shall be charged to Borrower’s Account on Lender’s books.

2.6. Making and Settlement of Advances. After the effectiveness of a participation made pursuant to Section 17.3(b) or an assignment made pursuant to Section 17.3(c) or (d), if Lender or any Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lender a participation in such portion of each such other Lender’s Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender so purchasing a portion of another Lender’s Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if Lender were the direct holder of such portion, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral, and the obligations owing to each such purchasing Lender in respect of such participation and such purchased portion of any other Lender’s Advances shall be part of the Obligations secured by the Collateral.

2.7. Statement of Account. Lender shall maintain, in accordance with its customary procedures, a loan account (“Borrower’s Account”) in the name of Borrower.

2.8. Manner and Repayment of Advances.

(a) The Term Loan shall be due and payable as provided in Section 2.3(a) hereof and shall be due and payable in full on the last day of the Term, subject to mandatory prepayments as herein provided. Notwithstanding the foregoing, all Advances shall be subject to earlier repayment upon (x) acceleration in accordance with the terms of this Agreement upon the occurrence and continuation of an Event of Default under this Agreement or (y) termination of this Agreement. Each payment (including each prepayment) by Borrower on account of the principal of the Term Loan shall be applied to the outstanding principal amount of the Term Loan until the Term Loan is paid in full.

(b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Lender on the date received by Lender. Lender shall conditionally credit Borrower’s Account for each item of payment (i) on the next Business Day after the Business Day on which such item of payment is received by Lender in the case of payment made via wire transfer or electronic depository check and (ii) on the Business Day on which such payment constitutes good funds in the case of payment in any other form (such Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Lender is not, however, required to credit Borrower’s Account for the amount of any item of payment which is unsatisfactory to Lender and Lender may charge Borrower’s Account for the amount of any item of payment which is returned, for any reason whatsoever, to Lender unpaid. Subject to the foregoing, Borrower agrees that for purposes of computing the interest charges under this Agreement, each item of payment received by Lender shall be deemed applied by Lender on account of the Obligations on its respective Application Date.

(c) All payments of principal, interest and other amounts payable hereunder (to the extent payable), or under any of the Other Documents shall be made to Lender for the benefit of the Lender in accordance with its Term Loan Commitment Percentage at the Payment Office not later than 1:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to the Lender. The Lender shall have the right to effectuate payment of any and all Obligations due and owing hereunder by charging Borrower’s Account.

(d) Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts payable hereunder shall be made without deduction, setoff or counterclaim and shall be made to the Lender to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

2.9. Mandatory and Optional Prepayments.

(a) Subject to Section 2.9(e), when any Loan Party sells or otherwise disposes of any Collateral other than (i) Inventory in the Ordinary Course of Business, (ii) pursuant to a “Permitted Disposition” or (iii) pursuant to a transaction permitted by Section 7.1(a), Loan Parties shall repay the Advances in an amount equal to the Net Proceeds of such sale (i.e., gross proceeds less the reasonable direct costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day (or three (3) Business Days in the case of a disposition of any Collateral in an amount less than $100,000) following receipt of such Net Proceeds, and until the date of payment, such proceeds shall be held in trust for Lender or the Senior Administrative Agent pursuant to the Senior Loan Documents. The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof. Such repayments shall be applied to the outstanding principal amount of the Term Loan until the Term Loan is paid in full.

(b) Subject to Section 2.9(e), Borrower shall prepay the outstanding amount of the Advances in an amount equal to (I) if as of the end of such fiscal quarter, the Leverage Ratio is less than 2.50 to 1.00, zero percent (0%), (II) if as of the end of such fiscal quarter, the Leverage Ratio is equal to or greater than 2.50 to 1.00 but less than 2.75 to 1.00, fifty percent (50%), and (III) if as of the end of such fiscal quarter, the Leverage Ratio is equal to or greater than 2.75 to 1.00, one hundred percent (100%), of Excess Cash Flow for each fiscal quarter commencing with the fiscal year ending December 31, 2014 minus the amount of any optional prepayments during such fiscal quarter pursuant to Section 2.9(e) hereof, payable upon delivery of the financial statements to Lender referred to in and required by Section 9.8 for such fiscal quarter but in any event not later than after the end of each such fiscal quarter, which amount shall be applied to the outstanding principal amount of the Term Loan until the Term Loan is paid in full. In the event that the financial statements are not so delivered, then a calculation based upon estimated amounts shall be made by Lender upon which calculation Borrower shall make the prepayment required by this Section 2.9(b), subject to adjustment when the financial statements are delivered to Lender as required hereby. The calculation made by Lender shall not be deemed a waiver of any rights Lender may have as a result of the failure by Borrower to deliver such financial statements.

(c) Subject to Section 2.9(e), in the event of any issuance or other incurrence of Indebtedness by any Loan Party that is not permitted under Section 7.8 of this Agreement, such Loan Party shall, no later than one (1) Business Day after the receipt by such Loan Party of the cash proceeds from any such issuance or incurrence of Indebtedness, repay the Advances in an amount equal to one hundred percent (100%) of such cash proceeds in the case of such incurrence or issuance of Indebtedness. Such repayments shall be applied to the outstanding principal amount of the Term Loan until the Term Loan is paid in full.

(d) Subject to Section 2.9(e), all proceeds received by any Loan Party or Lender (i) under any insurance policy on account of damage or destruction of any assets or property of any Borrower, or (ii) as a result of any taking or condemnation of any assets or property shall be applied in accordance with Section 6.6 hereof (and subject to the terms of the Subordination Agreement). Notwithstanding the foregoing, and provided no Event of Default has occurred and is continuing, such application shall not be required to the extent such Loan Party reinvests (or enters into a legally binding commitment to reinvest) such Net Cash Proceeds in assets (other than Inventory) of a kind then used or usable in a similar business or business permitted under Section 7.9, within one hundred eighty (180) days after the date of receipt of such Net Proceeds, which assets (unless the same constitute Excluded Property) are subject to Lender’s security interest (subject to the Subordination Agreement and to Permitted Encumbrances).

(e) Notwithstanding anything to the contrary, no prepayment of Term Loan shall be required or permitted pursuant to this Section 2.9 (i) if such prepayment is prohibited by the Subordination Agreement and/or any customary intercreditor agreement or (ii) except to the extent of the amount of Excess Cash Flow, Net Proceeds, cash proceeds of any issuance or other incurrence of Indebtedness by any Loan Party that is not permitted under Section 7.8 of this Agreement, insurance or condemnation proceeds, as the case may be, required to be applied toward such prepayment remaining after the satisfaction of any Senior Obligations to prepay or repurchase any Indebtedness thereunder or the waiver of such prepayment obligations (it being understood that amounts actually applied toward prepayment of the Senior Obligations shall reduce the amount required to be applied toward prepayments hereunder on a dollar-for-dollar basis).

(f) Subject to the terms of the Subordination Agreement, Borrower may, at any time and from time to time, prepay the Term Loan, in whole or in part, in minimum amounts of $1,000,000, upon notice by Borrower to the Lender specifying the date and amount of such prepayment. Such repayments shall be applied to the outstanding principal amount of the Term Loan until the Term Loan is paid in full.

2.10. Use of Proceeds.

(a) Borrower shall apply the proceeds of Advances to (i) make distributions and fund other payments pursuant to the Plan of Reorganization (the “POR Distributions”) and (ii) pay fees and expenses relating to this transaction.

(b) Without limiting the generality of Section 2.10(a) above, neither the Borrower, the Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of Applicable Law.

III. INTEREST AND FEES.

3.1. Interest. Interest on Advances shall be payable to the applicable Lender in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to LIBOR Rate Loans, at the end of each Interest Period; provided, that at any time interest is not payable pursuant to the terms of the Subordination Agreement, interest shall continue to accrue (including interest on interest); provided, further that the Borrower may pay any accrued and unpaid interest (including any accrued interest on interest pursuant to the prior proviso) in any future Interest Period; provided, however that all accrued and unpaid interest shall be due and payable at the end of the Term. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (and including any interest on interest that accrues pursuant to the prior sentence) at a rate per annum equal to the Term Loan Rate (the “Contract Rate”). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The LIBOR Rate shall be adjusted with respect to LIBOR Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) with respect to the Advances, at the option of Lender (or, in the case of any Event of Default under Section 10.7, immediately and automatically upon the occurrence of any such Event of Default without the requirement of any affirmative action by any party), the Term Loan shall bear interest at the applicable Contract Rate plus two percent (2%) per annum ( the “Default Rate”).

3.2. Reserved.

3.3. Reserved.

3.4. Fee Letter. Borrower shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.

3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed in the period during which the interest or fees accrue. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Contract Rate during such extension.

3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder, plus any other amounts paid in connection herewith, exceed the highest rate permissible under Applicable Law. Notwithstanding anything contained herein to the contrary, in the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law: (i) the interest rates hereunder will be reduced to the maximum rate permitted under Applicable Law; (ii) such excess amount shall be first applied to any unpaid principal balance owed by Borrower; and (iii) if the then remaining excess amount is greater than the previously unpaid principal balance, Lender shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs. In the event that any Applicable Law or any Change in Law or compliance by Lender (for purposes of this Section 3.7, the term “Lender” shall include any corporation or bank controlling Lender and the office or branch where Lender makes or maintains any LIBOR Rate Loans) with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

(a) subject Lender to any tax of any kind whatsoever with respect to this Agreement or any LIBOR Rate Loan, or change the basis of taxation of payments to Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.10 and the imposition of, or any change in the rate of, any Excluded Tax payable by Lender);

(b) impose, modify or deem applicable any reserve, special deposit, assessment, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

(c) impose on Lender or the London interbank LIBOR market any other condition, loss or expense (other than Taxes) affecting this Agreement or any Other Document or any Advance made by Lender;

and the result of any of the foregoing is to increase the cost to Lender of converting to, continuing, renewing or maintaining its Advances hereunder by an amount that Lender reasonably deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Lender deems to be material, then, in any case Borrower shall promptly pay Lender, upon its demand, such additional amount as will compensate Lender for such additional cost or such reduction, as the case may be; provided that no Lender shall be entitled to compensation for any increased costs under this Section 3.7 if it shall not be the general policy or practice of Lender to demand such compensation in similar circumstances and unless such demand is generally consistent with Lender’s treatment of comparable borrowers of Lender in the United States with respect to similarly affected commitments or loans. Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

3.8. Basis For Determining Interest Rate Inadequate or Unfair. In the event that Lender shall have reasonably determined that:

(a) reasonable means do not exist for ascertaining the LIBOR Rate applicable pursuant to Section 2.2 hereof for any Interest Period; or

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan; or

(c) the maintenance of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law), then Lender shall give Borrower prompt written or telephonic notice of such determination. If such notice is given, (i) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Lender, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (ii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Lender, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn, Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.9. Capital Adequacy.

(a) In the event that Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any Change in Law or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lender (for purposes of this Section 3.9, the term “Lender” shall include any corporation or bank controlling Lender and the office or branch where Lender (as so defined) maintains any LIBOR Rate Loans) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by an amount deemed by Lender to be material, then, from time to time, Borrower shall pay upon demand to Lender such additional amount or amounts as will compensate Lender for such reduction. In determining such amount or amounts, Lender may use any reasonable averaging or attribution methods. The protection of this Section 3.9 shall be available to Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law, rule, regulation, guideline or condition.

(b) A certificate of Lender setting forth such amount or amounts as shall be necessary to compensate Lender with respect to Section 3.9(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

3.10. Taxes.

(a) Any and all payments by or on account of any Obligations hereunder or under any Other Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if Borrower shall be required by Applicable Law to withhold or deduct any Indemnified Taxes (or Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required withholdings or deductions (including those applicable to additional sums payable under this Section) Lender or any Participant, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such withholding or deductions and (iii) Borrower shall timely pay the full amount withheld or deducted to the relevant Governmental Body in accordance with Applicable Law.

(b) Without limiting the provisions of Section 3.10(a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Body in accordance with Applicable Law.

(c) Borrower shall indemnify Lender and any Participant, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by Lender or such Participant, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to Borrower by Lender or any Participant shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower to a Governmental Body, Borrower shall deliver to Lender the original or a certified copy of a receipt issued by such Governmental Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(e) If Lender is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is resident for tax purposes, or under any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any Other Document, Lender shall deliver to Borrower, at the time or times prescribed by Applicable Law or reasonably requested by Borrower or Lender, such properly completed and executed documentation prescribed by Applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than documentation set forth in clauses (i), (ii), (iii) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender. Notwithstanding the foregoing, Lender shall deliver to Borrower

(in such number of copies as shall be requested by Borrower) on or prior to the date of becoming a Lender under this Agreement (and from time to time thereafter upon the request of Borrower, but only if Lender is legally entitled to do so), whichever of the following is applicable:

(i) two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii) two (2) duly completed valid originals of IRS Form W-8ECI,

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv) any successor or additional form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower to determine the withholding or deduction required to be made, or

(v) To the extent that Lender is not a Foreign Lender, Lender shall submit to Borrower two (2) originals of an IRS Form W-9 or any successor form establishing that the Lender is not a Foreign Lender and is not subject to U.S. backup withholding tax.

(f) If a payment made to a Lender or Participant under this Agreement or any Other Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Person fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender or such Participant shall deliver to Borrower (A) a certification signed by the chief financial officer, principal accounting officer, treasurer or controller of such Person, and (B) other documentation reasonably requested by Borrower sufficient for Borrower to comply with their obligations under FATCA and to determine that such Participant or Lender has complied with such applicable reporting requirements.

3.11. Replacement of Lender. If Lender (an “Affected Lender”) (a) makes demand upon Borrower for (or if Borrower is otherwise required to pay) amounts pursuant to Section 3.7 or 3.9 hereof, (b) is unable to maintain LIBOR Rate Loans as a result of a condition described in Section 2.2(h) hereof, or (c) denies any consent requested pursuant to Section 17.2(b) hereof, Borrower may, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing Borrower to be required to pay such compensation or causing Section 2.2(h) hereof to be applicable), or denial of a request by Lender pursuant to Section 17.2(b) hereof, as the case may be, by notice in writing to Lender and such Affected Lender (i) request the Affected Lender to cooperate with Borrower in obtaining a replacement Lender satisfactory to Borrower (the “Replacement Lender”); (ii) request the non-Affected Lender to acquire and assume all of the Affected Lender’s Advances and its Term Loan Commitment Percentages as

provided herein, but Lender shall not be under any obligation to do so; or (iii) propose a Replacement Lender subject to approval by Lender in its good faith business judgment. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lender shall agree to acquire and assume all of the Affected Lender’s Advances and its Term Loan Commitment Percentages then such Affected Lender shall assign, in accordance with Section 17.3 hereof, all of its Advances and its Term Loan Commitment Percentages and other rights and obligations under this Agreement and the Other Documents to such Replacement Lender or non-Affected Lender, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender.

3.12. Mitigation. If Lender requests compensation under Section 3.7 or Section 3.9 or if Borrower is required to pay any Indemnified Taxes or additional amounts pursuant to Section 3.10(a) to Lender or any Participant, as the case may be, or any Governmental Authority for the account of Lender or any such Participant, then Lender or any such Participant shall use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its right and obligations hereunder (or, in the case of a Participant, its rights and obligations under any participation agreement) to another of its offices, branches or affiliates, if, in the reasonable judgment of Lender or such Participant, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.7 or Section 3.10(a), in the future, (ii) would not subject Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to Lender, (iii) would not require Lender to take any action inconsistent with its internal policies or legal or regulatory restrictions, and (iv) would not otherwise be materially disadvantageous to Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

IV. COLLATERAL: GENERAL TERMS

4.1. Security Interest in the Collateral. To secure the prompt payment and performance to Lender (and each other holder of any Obligations) of the Obligations, each Loan Party hereby assigns, pledges and grants to Lender for its benefit and each other Secured Party, a continuing security interest in and to and Lien on all of its Collateral (subject to the terms of the Subordination Agreement), whether now owned or existing or hereafter created, acquired or arising and wheresoever located. Each Loan Party shall provide Lender with written notice on a quarterly basis of all commercial tort claims for which a Loan Party has filed a complaint (or asserted a counterclaim) in court with a value of more than $250,000, such notice to contain a brief description of the claim(s), the events out of which such claim(s) arose and the parties against which such claims have been asserted and the case title together with the applicable court and docket number. Upon delivery of each such notice, such Loan Party shall be deemed to thereby grant to Lender a security interest and lien in and to such commercial tort claims described therein and all proceeds thereof (subject to the terms of the Subordination Agreement). Each Loan Party shall provide Lender with written notice on a quarterly basis upon becoming the beneficiary under any letter of credit or otherwise obtaining any right, title or interest in any letter of credit rights, in each case, supporting obligations with a value of more than $100,000, and shall take such actions as Controlling Agent may reasonably request in connection with the perfection of Lender’s security interest therein (subject to the terms of the Subordination Agreement).

4.2. Perfection of Security Interest. Each Loan Party shall take all action that may be necessary or desirable, or that Lender may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Lender’s security interest in and Lien on the Collateral or to enable Lender to protect, exercise or enforce its rights hereunder and in the Collateral (and in each case subject to the terms of the Subordination Agreement), including, but not limited to, (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using commercially reasonable efforts to obtain Lien Waiver Agreements, (iii) delivering to Lender (or its agent, designee or bailee pursuant to the Subordination Agreement), endorsed or accompanied by such instruments of assignment as Lender may specify, and stamping or marking, in such manner as Lender may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral and (iv) executing and delivering financing statements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Controlling Agent, relating to the creation, validity, perfection, maintenance or continuation of Lender’s security interest and Lien (subject to the terms of the Subordination Agreement) under the Uniform Commercial Code or other Applicable Law. By its signature hereto, each Loan Party hereby authorizes Lender to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance reasonably satisfactory to Lender (which statements may have a description of collateral which is broader than that set forth herein, including without limitation a description of Collateral as “all assets” and/or “all personal property” of any Loan Party). All charges, expenses and fees Lender may incur in doing any of the foregoing, and any local taxes relating thereto, shall be paid by Borrower to Lender for its benefit and for the benefit of Lender immediately upon demand.

4.3. Preservation of Collateral. Following the occurrence and continuation of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof but subject to the limitations set forth in Section 17.2 and the terms of the Subordination Agreement, Lender (or its agent, designee or bailee pursuant to the Subordination Agreement): (a) may at any time take such steps as Lender (or its agent, designee or bailee) deems necessary to protect Lender’s interest in and to preserve the Collateral, including the hiring of security guards or the placing of other security protection measures as Lender (or its agent, designee or bailee) may deem appropriate; (b) may employ and maintain at any of any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Lender’s interests in the Collateral; (c) may lease warehouse facilities to which Lender (or its agent, designee or bailee) may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of Loan Parties’ owned or leased property. Each Loan Party shall cooperate fully with all of Lender ’s efforts (or the efforts of its agent, designee or bailee pursuant to the Subordination Agreement) to preserve the Collateral and will take such actions to preserve the Collateral as Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) may direct.

4.4. Ownership and Location of Collateral.

(a) With respect to the Collateral, at the time the Collateral becomes subject to Lender’s security interest: (i) each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a security interest in each and every item of its respective Collateral to Lender; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens whatsoever; (ii) each document and agreement executed by each Loan Party or delivered to Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of each Loan Party that appear on such documents and agreements shall be genuine and each Loan Party shall have full capacity to execute same; and (iv) each Loan Party’s equipment and Inventory with a value of more than $250,000 shall be located as set forth on Schedule 4.4 and shall not be removed from such location(s) without the prior written consent of Controlling Agent except with respect to the sale of Inventory in the Ordinary Course of Business, equipment to the extent permitted in Section 7.1(b) hereof and vehicles and Equipment out for repair or in transit.

(b) (i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit), Equipment or other Collateral with a value of more than $250,000, other than those locations listed on Schedule 4.4(b)(i); provided, however, that Borrower may amend Schedule 4.4(b)(i) at any time and from time to time, including on a quarterly basis at the time of delivery of a Compliance Certificate pursuant to Section 9.8 or at any other time so long as such amendment occurs by written notice to Lender not less than 10 days; (ii) Schedule 4.4(b)(ii) hereto contains a correct and complete list, as of the Closing Date, of the legal names (if any) and addresses of each warehouse at which Inventory of any Loan Party is stored; (iii) Schedule 4.4(b)(iii) hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.4(b)(iv) hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property or Leasehold Interests of each Loan Party, identifying which properties are owned and which are leased, together with the names and addresses of any landlords.

4.5. Defense of Lender’s Interests. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Lender’s interests in the Collateral shall continue in full force and effect. During such period no Loan Party shall, without Controlling Agent’s prior written consent, pledge, sell (except for sales or other dispositions otherwise permitted in Section 7.1(b) hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Each Loan Party shall defend Lender’s interests in the Collateral against any and all Persons whatsoever. At any time during the occurrence and during the continuance of an Event of Default following demand by Lender for payment of all Obligations, Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including: labels, stationery, documents, instruments and advertising materials. If Lender (or its agent, designee or bailee) exercises this right to take possession of the Collateral, Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Lender (or its agent, designee or bailee) at a place reasonably convenient to Lender (or its agent, designee or bailee). In addition, with respect to all Collateral, Lender shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law. At any time during the occurrence and during the continuance of an Event of Default and subject to the terms of the Subordination Agreement, each Loan Party shall, and Lender (or its agent, designee or bailee pursuant to the Subordination Agreement may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver same to Lender (or its agent, designee or bailee)) and/or subject to Lender’s order and if they shall come into any Loan Party’s possession, they, and each of them, shall be held by such Loan Party in trust as Lender’s trustee, and such Loan Party will immediately deliver them to Lender (or its agent, designee or bailee) in their original form together with any necessary endorsement.

4.6. Inspection of Premises. At such reasonable times and intervals and with reasonable prior notice to the Borrower, Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. Lender and its agents may enter upon any premises of any Loan Party at any time during normal business hours, and at reasonable intervals and with reasonable prior notice to the Borrower, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business. Absent the occurrence and continuance of an Event of Default, inspection rights shall be limited to two times per fiscal year; provided that reimbursement by Borrower of the Lender’s expenses shall be limited to one time per fiscal year.

4.7. Reserved.

4.8. Chief Executive Office. Each Loan Party’s chief executive office is located as set forth on Schedule 4.4(b)(iii).

4.9. Reserved.

4.10. Maintenance of Equipment. The equipment necessary to the Loan Parties’ business shall be maintained in reasonable good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the equipment shall be maintained and preserved in accordance with the Loan Parties’ past practices. No Loan Party shall use or operate the equipment in violation of any law, statute, ordinance, code, rule or regulation, except to the extent where it would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.11. Exculpation of Liability. Nothing herein contained shall be construed to constitute Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Lender shall not, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party’s obligations under any contract or agreement assigned to Lender and Lender shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

4.12. Financing Statements. Except as respects the financing statements filed by Lender, financing statements described on Schedule 4.12, and financing statements filed in connection with Permitted Encumbrances, no financing statement covering any of the Collateral or any proceeds thereof is or will be on file in any public office.

4.13. Senior Creditor as Bailee. Notwithstanding anything in this Agreement or the Other Documents to the contrary, so long as the Subordination Agreement is in effect, a Loan Party may satisfy its obligations to deliver Collateral to the Lender by delivering such Collateral to the Senior Creditor (as defined in the Subordination Agreement) or its agent, designee or bailee, and after the Senior Lien Termination Date, the Subordinated Creditor (as defined in the Subordination Agreement), in each case, in accordance with the terms of the Subordination Agreement.

V. REPRESENTATIONS AND WARRANTIES.

Each Loan Party represents and warrants as follows (subject to any updates to the referenced schedules in this section to the extent permitted by Section 9.17):

5.1. Authority. Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents to which it is a party and to perform all its respective Obligations hereunder and thereunder. This Agreement and the Other Documents to which it is a party have been duly executed and delivered by each Loan Party, and this Agreement and the Other Documents to which it is a party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery and performance of this Agreement and of the Other Documents to which it is a party (a) are within such Loan Party’s corporate or company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Loan Party’s Organizational Documents or to the conduct of such Loan Party’s business or of any Material Contract or undertaking to which such Loan Party is a party or by which such Loan Party is bound, including the Senior Loan Documents, (b) will not conflict with or violate any material provision of law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body, any party to a Material Contract or any other Person (other than in connection with the Bankruptcy Cases), except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, instrument, or other document to which such Loan Party is a party or by which it or its property is a party or by which it may be bound, including the Senior Loan Documents.

5.2. Formation and Qualification.

(a) Each Loan Party is duly incorporated or formed, as applicable, and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify would reasonably be expected to have a Material Adverse Effect on such Loan Party. Each Loan Party has delivered to Lender true and complete copies of its Organizational Documents and will promptly notify Lender of any material amendment or changes thereto.

(b) As of the Closing Date or the most recent update of Schedule 5.2(b) in accordance with Section 9.17, the only Subsidiaries of Holdco and each Loan Party are listed on Schedule 5.2(b).

5.3. Survival of Representations and Warranties. All representations and warranties of such Loan Party contained in this Agreement and the Other Documents to which it is a party shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents to which it is a party, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.

5.4. Tax Returns. Each Loan Party’s federal tax identification number is set forth on Schedule 5.4. Each Loan Party has filed all income tax returns, other than income tax returns in jurisdictions in which a Loan Party has made a good faith determination that no filing is necessary, and all other material federal, state and local tax returns and other reports that it is required by law to file and has paid all federal income and all other material taxes, assessments, fees and other governmental charges that are due and payable, except for taxes and assessments being Properly Contested. The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any material deficiency or material additional assessment in connection therewith not provided for on its books.

5.5. Financial Statements.

(a) The pro forma balance sheet of the Loan Parties on a Consolidated Basis (the “Pro Forma Balance Sheet”) furnished to Lender on the Closing Date reflects the consummation of the transactions contemplated by the Senior Loan Documents and under this Agreement (collectively, the “Transactions”) and is accurate, complete and correct and fairly reflects in all material respects the financial condition of the Loan Parties on a Consolidated Basis as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied. The Pro Forma Balance Sheet has been certified as accurate, complete and correct in all material respects by the Chief Executive Officer or Chief Financial Officer of Borrower. All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared in accordance with GAAP, except as may be disclosed in such financial statements.

(b) The (i) twelve-month cash flow and balance sheet projections of the Loan Parties on a Consolidated Basis and their projected balance sheets as of the Closing Date and (ii) annual cash flow projections for fiscal years 2014 and 2015, copies of which are annexed hereto as Exhibit 5.5(b) (the “Projections”) were prepared by the Chief Financial Officer of Borrower are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Loan Parties’ judgment based on present circumstances of the most likely set of conditions and course of action for the projected period. The cash flow Projections together with the Pro Forma Balance Sheet are referred to as the “Pro Forma Financial Statements”.

(c) The consolidated and consolidating balance sheets of Loan Parties, and such other Persons described therein, as of December 31, 2012, and the related statements of income, changes in stockholder’s equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, and management prepared financial statements for the period ended on or about September 30, 2013 and disclosures/information provided within the Plan of Reorganization documents that are on file in the Bankruptcy Cases, copies of which have been delivered to Lender, have been prepared in accordance with GAAP, consistently applied. Since December 31, 2012, other than the commencement of the Bankruptcy Cases and the consummation of the Plan of Reorganization, there has been no change in the condition, financial or otherwise, of Loan Parties as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Loan Parties, except changes in the Ordinary Course of Business, none of which individually or in the aggregate has been materially adverse.

5.6. Entity Names. No Loan Party has been known by any other company or corporate name, as applicable, in the past five (5) years except as set forth on Schedule 5.6, nor has any Loan Party been the surviving corporation or company, as applicable, of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years except as set forth on Schedule 5.6.

5.7. O.S.H.A. Environmental Compliance; Flood Insurance.

(a) Except as set forth on Schedule 5.7 hereto, each Loan Party is in material compliance with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in material compliance with the Federal Occupational Safety and Health Act, and Environmental Laws and there are no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

(b) Except as set forth on Schedule 5.7 hereto, each Loan Party has been issued all material required federal, state and local licenses, certificates or permits (collectively, “Approvals”) relating to all applicable Environmental Laws and all such Approvals are current and in full force and effect.

(c) Except as set forth on Schedule 5.7: (i) there have been no material releases, spills, discharges, leaks or disposal (collectively referred to as “Releases”) of Hazardous Materials by the Loan Parties at, upon, under or migrating from or onto any real property owned, leased or occupied by any Loan Party, except for those Releases which are in compliance in all material respects with Environmental Laws; (ii) there are no underground storage tanks or polychlorinated biphenyls on any real property, except for such underground storage tanks or polychlorinated biphenyls that are present in compliance with Environmental Laws; (iii) the real property has never been used by any Loan Party to dispose of Hazardous Materials, except as authorized by Environmental Laws; and (iv) no Hazardous Materials are managed by any Loan Party on any real property, excepting such quantities as are managed in compliance with Environmental Laws and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.

(d) All Real Property owned by Loan Parties is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party. Each Loan Party has taken all actions required under the Flood Laws and/or requested by Controlling Agent to assist in ensuring that Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Lender with the address and/or GPS coordinates of each structure located upon any Real Property that will be subject to a Mortgage in favor of Lender, for the benefit of Lender, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

5.8. Solvency; No Litigation, Violation, Indebtedness or Default; ERISA Compliance.

(a) (i) After giving effect to the Transactions, each Loan Party will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, (ii) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities, and (iii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b) Except as disclosed in Schedule 5.8(b)(i), no Loan Party has any pending or threatened litigation, arbitration, actions or proceedings that either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. No Loan Party has any outstanding Indebtedness other than the Obligations, except for (i) Indebtedness disclosed in Schedule 5.8(b)(ii) and (ii) Indebtedness otherwise permitted under Section 7.8 hereof.

(c) No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which would reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.

(d) Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state laws. Except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA and Section 412 of the Code in respect of each Plan, and each Pension Benefit Plan is in compliance with Sections 412, 430 and 436 of the Code and

Sections 206(g), 302 and 303 of ERISA, without regard to waivers and variances; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently being processed by the Internal Revenue Service; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vi) neither any Loan Party nor any member of the Controlled Group has incurred any liability for any excise tax arising under Section 4971, 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (vii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a “prohibited transaction” described in Section 406 of ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (viii) no Termination Event has occurred or is reasonably expected to occur; (ix) neither any Loan Party nor any member of the Controlled Group has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; (x) except as set forth on Schedule 5.8(d), neither any Loan Party nor any member of the Controlled Group maintains or is required to contribute to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xi) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, within the meaning of Section 4203 or 4205 of ERISA, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xii) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.

5.9. Patents, Trademarks, Copyrights and Licenses. All registered or applied for Intellectual Property owned by any Loan Party (the “Registered Intellectual Property”): (i) is set forth on Schedule 5.9; and (ii) together with all other Intellectual Property owned by or licensed to a Loan Party, or that a Loan Party otherwise has a right to use, constitutes all of the Intellectual Property which is necessary for the operation of its business, except, in each case, where a failure to identify, own or license such Intellectual Property would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. There is no pending challenge before any Governmental Body to the validity of, or proceeding by any Governmental Body to suspend the enforceability of, revoke, terminate or adversely modify, any such Registered Intellectual Property and no Loan Party is aware of any grounds for any such challenge or proceedings, except as set forth in Schedule 5.9 hereto or as individually or in the aggregate, would not have or be reasonably expected to have a Material Adverse Effect. All copyrights included in the Intellectual Property owned by any Loan Party consist of original material or property developed by or for such Loan Party or was lawfully acquired by such Loan Party from the lawful owner thereof, except, in each case, where a failure to own or license such

Intellectual Property would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10. Licenses and Permits. Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, provincial or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits would reasonably be expected to have a Material Adverse Effect.

5.11. Default of Indebtedness. Other than debt extinguished pursuant to the Plan of Reorganization, no Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.12. No Default. No Loan Party is in default in the payment or performance of any of its contractual obligations and no Default or Event of Default has occurred. Notwithstanding anything herein to the contrary, defaults in payment or performance of any Loan Party’s contractual obligations related to the Bankruptcy Cases shall not be considered a Default or Event of Default for the purposes of this representation and warranty.

5.13. No Burdensome Restrictions. No Loan Party is party to any contract or agreement the performance of which would reasonably be expected to have a Material Adverse Effect. Each Loan Party has heretofore delivered to Lender true and complete copies of all Material Contracts to which it is a party or to which it or any of its properties is subject.

5.14. No Labor Disputes. Except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.

5.15. Margin Regulations. No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.

5.16. Investment Company Act. No Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended.

5.17. Disclosure. No representation or warranty made by any Loan Party in this Agreement or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith, when taken as a whole, contains as of the date such statement, report, certificate or other document was furnished any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in any material respect in the light of the circumstances under which such statements were made after giving effect to any supplements thereto. Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, there is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Lender in writing with respect to the transactions contemplated by the Senior Loan Documents or this Agreement which would reasonably be expected to have a Material Adverse Effect.

5.18. Delivery of Senior Loan Documents. Lender has received complete copies of the Senior Loan Documents and related documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof.

5.19. Reserved.

5.20. Swaps. Except for the Hedge Liabilities (as defined in the Senior Loan Documents), no Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited “two-way basis” without regard to fault on the part of either party.

5.21. Business and Property of Loan Parties. Upon and after the Closing Date and except as permitted under Section 7.9, Loan Parties do not propose to engage in any business other than that engaged in by them immediately prior to and on the Closing Date and any business that is reasonably related, similar, complementary, ancillary to or a reasonable extensions, development and expansions of such business. On the Closing Date, each Loan Party has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in all the property and possesses all of the rights and Consents necessary for the conduct of the business of such Loan Party except when the failure to do so would not reasonably be expected to have a Material Adverse Effect.

5.22. Ineligible Securities. Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a securities Affiliate of Lender.

5.23. Federal Securities Laws. No Loan Party, Holdco or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.

5.24. Equity Interests. The authorized and outstanding Equity Interests of each Loan Party, and each legal and beneficial holder thereof as of the Closing Date, are as set forth on

Schedule 5.24(a) hereto. All of the Equity Interests of each Loan Party have been duly and validly authorized and issued and are fully paid and non-assessable and have been sold and delivered to the holders hereof in compliance with, or under valid exemption from, all federal and state laws and the rules and regulations of each Governmental Body governing the sale and delivery of securities. Except for the rights and obligations set forth on Schedule 5.24(b), there are no subscriptions, warrants, options, calls, commitments, rights or agreement by which any Loan Party or any of the shareholders of any Loan Party is bound relating to the issuance, transfer, voting or redemption of shares of its Equity Interests or any pre-emptive rights held by any Person with respect to the Equity Interests of Loan Parties. Except as set forth on Schedule 5.24(c), Loan Parties have not issued any securities convertible into or exchangeable for shares of its Equity Interests or any options, warrants or other rights to acquire such shares or securities convertible into or exchangeable for such shares.

5.25. Commercial Tort Claims. No Loan Party has any commercial tort claim for which the amount of probable damages is reasonably determined by the Loan Parties to be greater than $250,000 except as set forth on Schedule 5.25 hereto.

5.26. Letter of Credit Rights. As of the Closing Date, no Loan Party has any letter of credit rights, except as set forth on Schedule 5.26 hereto.

5.27. Material Contracts. Schedule 5.27 sets forth all Material Contracts of the Loan Parties. Except for matters which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, all Material Contracts are in full force and effect and no material defaults currently exist thereunder.

5.28. Delivery of Plan of Reorganization, Confirmation Order and Related Documentation. Lender has received complete copies of the Plan of Reorganization and Confirmation Order (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. None of such documents and agreements has been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to the terms thereof or pursuant to a written agreement or instrument which has heretofore been delivered to Lender.

5.29. Effectiveness of Plan of Reorganization. Prior to, or upon the simultaneous, closing of the transactions contemplated under this Agreement, all of the effectiveness conditions in the Plan of Reorganization shall have been satisfied and the Plan of Reorganization shall have gone effective as of the Effective Date (as defined in the Plan of Reorganization).

VI. AFFIRMATIVE COVENANTS.

Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:

6.1. Compliance with Laws. Comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party’s business the non-compliance with which would reasonably be expected to have a Material Adverse Effect (except to the extent any separate provision of this Agreement shall expressly require compliance with any particular Applicable Law(s) pursuant to another standard). Each Loan Party may, however, contest or dispute any Applicable Laws in any reasonable manner; provided that any related Lien is inchoate or stayed and sufficient reserves are established to the reasonable satisfaction of Controlling Agent to protect Lender’s Lien on or security interest in the Collateral.

6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement or as impacted by a casualty or condemnation proceeding), including all material Intellectual Property and take all reasonable actions necessary to enforce and protect the validity of any Registered Intellectual Property owned by it or other right included in the Collateral where the failure to do so would reasonably be expected to have a Material Adverse Effect; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so would reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so would reasonably be expected to have a Material Adverse Effect.

6.3. Books and Records. Keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs (including without limitation accruals for taxes, assessments, Charges, levies and claims, allowances against doubtful Receivables and accruals for depreciation, obsolescence or amortization of assets), all in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Loan Parties.

6.4. Payment of Taxes. Pay, when due, all taxes, assessments and other Charges levied or assessed upon such Loan Party or any of the Collateral, including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes shown on all tax returns and all other material Taxes other than those being Properly Contested. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Lender which Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Senior Administrative Agent reasonable opinion, may possibly create a valid Lien on the Collateral, Controlling Agent may without notice to Loan Parties pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Controlling Agent harmless in respect thereof.

6.5. Financial Covenants.

(a) Fixed Charge Coverage Ratio. Cause to be maintained as of the end of each fiscal quarter, a Fixed Charge Coverage Ratio of not less than 1.0 to 1.0, measured on a rolling four (4) quarter basis; provided, however, that (I) for the purposes of calculating such ratio for the fiscal quarter ended December 31, 2013, the ratio shall be measured on a trailing three (3) month basis, (II) for the purposes of calculating such ratio for the fiscal quarter ended March 31, 2014, the ratio shall be measured on a trailing six (6) month basis, and (III) for the purposes of calculating such ratio for the fiscal quarter ended June 30, 2014, the ratio shall be measured on a trailing nine (9) month basis; provided, that such ratio shall be calculated without giving effect to the costs set forth on Schedule II.

(b) Maximum Leverage Ratio. Maintain as of the end of each fiscal quarter a ratio of Funded Debt to EBITDA of not greater than 3.25 to 1.0 (the “Leverage Ratio”).

(c) Minimum EBITDA. Cause to be maintained as of the end of each fiscal quarter, EBITDA of the Loan Parties to be greater than $46,000,000, measured on a rolling four (4) quarter basis.

6.6. Insurance.

(a) (i) Keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party’s including business interruption insurance; (ii) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (iii) maintain all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; and (iv) furnish Controlling Agent with (A) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least two (2) Business Days before any expiration date, and (B) appropriate loss payable endorsements in form and substance satisfactory to Controlling Agent, naming Controlling Agent as an additional insured and mortgagee and/or lender loss payee (as applicable) as its interests may appear with respect to all insurance coverage referred to in clauses (i) and (ii) above, and providing (subject to the provisions of the Subordination Agreement) (I) that all proceeds thereunder shall be payable to Controlling Agent, (II) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (III) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days prior written notice is given to Controlling Agent (ten (10) days for non-payment) (it being agreed that failure by the Loan Parties to procure such a non-cancellation clause despite the exercise of commercially reasonable efforts shall not result in a Default hereunder). In the event of any loss thereunder, subject to the terms of the Subordination Agreement, the carriers named therein hereby are directed by Controlling Agent and the applicable Loan Party to make payment for such loss to Controlling Agent, and not to such Loan Party and Controlling Agent jointly. If any such insurance losses are paid by check, draft or other instrument payable to any Loan Party and Controlling Agent jointly, Controlling Agent may endorse such Loan Party’s name thereon and do such other things as Controlling Agent may deem advisable to reduce the same to cash.

(b) Each Loan Party shall take all actions required under the Flood Laws and/or requested by Controlling Agent to assist in ensuring that Controlling Agent is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing Controlling Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of Lender, for the benefit of Lender, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

(c) After the occurrence and continuance of an Event of Default, Controlling Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in Sections 6.6(a)(i) and (ii) and 6.6(b) above. All loss recoveries received by Controlling Agent under any such insurance may be applied to the Obligations, in such order as Controlling Agent in its sole discretion shall determine subject to the terms of the Subordination Agreement. Any surplus shall be paid by Controlling Agent to Loan Parties or applied as may be otherwise required by law. Any deficiency thereon shall be paid by Loan Parties to Lender, on demand.

6.7. Payment of Indebtedness and Leasehold Obligations. Pay, discharge or otherwise satisfy (i) at or before maturity (subject, where applicable, to specified grace periods) all its Indebtedness, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being Properly Contested, subject at all times to any applicable subordination arrangement in favor of Controlling Agent and (ii) when due its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect.

6.8. Environmental Matters.

(a) Ensure that the Real Property and all operations and businesses conducted thereon are in material compliance and remain in material compliance with all Environmental Laws and it shall manage any and all Hazardous Materials on any Real Property in material compliance with Environmental Laws.

(b) Establish and maintain an environmental management and compliance system to assure and monitor continued compliance in all material respects with all applicable Environmental Laws which system shall include periodic environmental compliance audits to be conducted by knowledgeable environmental professionals. All potential material violations and violations of Environmental Laws shall be reviewed to determine any required reporting to applicable Governmental Bodies and any required corrective actions pursuant to Environmental Laws to address such potential violations or violations.

(c) Respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action as is required by applicable Environmental Laws in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien. If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Controlling Agent may, but without the obligation to do so, for the purpose of protecting Lender’s interest in the Collateral: (i) give such notices or (ii) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Controlling Agent (or such third parties as directed by Controlling Agent) deem reasonably necessary or advisable, to remediate, remove, mitigate or otherwise manage with any such Hazardous Discharge or Environmental Complaint.

(d) Promptly upon the written request of Controlling Agent from time to time, Loan Parties shall provide Controlling Agent, at Loan Parties’ expense, with an environmental site assessment or environmental compliance audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Controlling Agent, to assess with a reasonable degree of certainty, to the extent possible using commercially reasonable and cost-effective efforts, the existence of a Hazardous Discharge and the potential costs in connection with abatement, remediation and removal of any Hazardous Materials found on, under, at or within the Real Property. Any report or investigation of such Hazardous Discharge proposed and acceptable to the responsible Governmental Body shall be acceptable to Controlling Agent. If such estimates, individually or in the aggregate, exceed $2,000,000, Controlling Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Controlling Agent to secure payment of these costs and expenses.

(e) The Loan Parties shall undertake the follow-up research, inspections, and investigations (the “Phase II Environmental Site Assessments”) recommended by ERM to address “Identified Issues” (including, for the avoidance of doubt, “Asbestos Containing Materials” issues, but not including “De Minimis Issues” or “EHS Compliance Issues”) in the Executive Summary and Conclusions & Recommendations sections of the November 5, 2013 Phase I Environmental Site Assessment Reports prepared for the Real Properties set forth on Schedule A. The Loan Parties will engage ERM to prepare an asbestos survey of the Real Properties set forth in Schedule 6.8, and an Operations and Maintenance Plan where required by Environmental Laws. The asbestos surveys will be conducted as part of the Phase II Environmental Site Assessments and the Operations and Maintenance Plans will be completed with all due haste following the completion of the asbestos surveys. The Phase II Environmental Site Assessments shall be conducted by ERM at the direction of the Loan Parties and shall be completed with all due haste pursuant to a scope of work that ERM will prepare for delivery to the Loan Parties as soon as practicable after Closing based upon the findings and recommendations set forth in the Phase I Environmental Site Assessment Reports. The Phase II Environmental Site Assessments shall be finalized and delivered to the Lender no later than December 31, 2013 (“Phase II Deadline”), or as soon as practicable thereafter if the scope of work for the recommended Phase II Environmental Site Assessments is such that ERM cannot meet the Phase II Deadline despite using commercially reasonable efforts and proceeding with all due haste. The Loan Parties shall direct ERM to identify recommended remedial actions to ensure that any environmental conditions identified in the Phase II Environmental Site Assessments are remediated as is required by applicable Environmental Laws (“Remedial Actions”). Such Remedial Actions shall be implemented by ERM and the Loan Parties with all due haste to ensure that the environmental conditions are remediated in a timely manner as determined by ERM. The Loan Parties shall further obtain “No Further Action” letters or letters of similar import from applicable Governmental Authorities for the Remedial Actions undertaken where the Environmental Laws provide the means to do so. The Loan Parties shall provide copies of all material reports and documents to the Lender and the Lender promptly upon receipt of same. The Loan Parties shall further provide quarterly progress reports to the Lender and the Lender regarding the Remedial Actions undertaken and the status of the requests for No Further Action letters from applicable Governmental Authorities. The first quarterly status report shall be due on March 31, 2014.

6.9. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.10, 9.11, 9.12, and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as disclosed therein and agreed to by such reporting accountants or officer, as applicable).

6.10. Federal Securities Laws. Promptly notify Lender in writing if any Loan Party or any of their Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.

6.11. Execution of Supplemental Instruments. Subject to the terms of the Subordination Agreement, execute and deliver to Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Controlling Agent may reasonably request, in order that the full intent of this Agreement may be carried into effect.

6.12. Exercise of Rights. Enforce its rights under the Plan of Reorganization, as necessary and to the extent applicable.

6.13. Government Receivables. Take all steps necessary to protect Lender’s interest in the Collateral under the Uniform Commercial Code and deliver to Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of any contract between any Loan Party and the United States, any state or any department, agency or instrumentality of any of them.

6.14. Membership / Partnership Interests. If the limited liability company membership interests or partnership interests as the case may be, of the Borrower or any of its Subsidiaries are designated as securities as contemplated by the definition of “security” in Section 8-102(15) and Section 8-103 of Article 8 of the Uniform Commercial Code, certificate (or cause to be certificated) such limited liability company membership interests and partnership interests, as applicable.

6.15. Reserved.

6.16. Substantial Consummation of Plan of Reorganization. Loan Parties shall diligently pursue and take all steps required under the Plan of Reorganization for substantial consummation of same and otherwise shall achieve substantial consummation of the Plan of Reorganization.

6.17. Post-Closing Obligations. Within seventy (70) days after the Closing Date (or such later date as shall be acceptable to the Controlling Agent), (i) shall have received Mortgages with respect to the Real Property listed on Schedule B and Schedule C, (ii) Controlling Agent shall have received copies of title searches with respect to the Real Property listed on Schedule

C, (iii) Controlling Agent shall have received with respect to the Real Property listed on Schedule A and Schedule B, (1) to the extent necessary to remove the standard survey exception from Schedule B of the lender’s title insurance policies covering the same Real Property, surveys reasonably satisfactory to the applicable title insurance company and (2) fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Controlling Agent’s satisfaction to evidence the form of such policies to be delivered with respect to such Mortgages), in standard ALTA form, issued by a title insurance company reasonably satisfactory to Controlling Agent, each in an amount equal to not less than fifty-five percent (55%) of the appraised value of the Real Property subject to the applicable Mortgage, insuring such Mortgage to create a valid Lien on the Real Property with no exceptions other than Permitted Encumbrances and exceptions which Controlling Agent shall have approved in writing and no survey exceptions; and (iv) Controlling Agent shall have received with respect to the Real Property listed on Schedule B, (1) if such Real Property is located in a designated flood zone, adequate flood insurance in an amount equal to the lesser of the value of the Real Property to be insured, as reasonably determined by Borrower, or the maximum amount available under the Federal flood insurance program, and as otherwise required to be maintained under this Agreement naming Controlling Agent as additional insured, mortgagee and lender loss payee, as applicable, (2) appraisals, the results of which shall be reasonably satisfactory in form and substance to Controlling Agent, of such Real Property, and (3) all environmental studies and reports prepared by independent environmental engineering firms with respect to such Real Property, including but not limited to a Phase I environmental assessment and where such Phase I report indicates the requirement for a Phase II report, Phase II reports, in form and substance satisfactory to Controlling Agent.

VII. NEGATIVE COVENANTS.

No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1. Merger, Consolidation, Acquisition and Sale of Assets.

(a) Except in connection with the “DJ Contribution” (as defined in the Plan of Reorganization), the transactions expressly contemplated under Section 4.2(II) of the Plan of Reorganization and the conversion of the Company, GateHouse Media Holdco, Inc. (“GMH”), GateHouse Media Operating, Inc. (“GMO”) and Holdco into limited liability companies, enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, except for (i) any merger, consolidation or reorganization between Loan Parties (other than Holdco) or the acquisition of the assets or Equity Interests of one Loan Party (other than Holdco ) by another Loan Party, (ii) upon not less than 30 days prior notice to the Lender, any merger or consolidation of Holdco related to any change of its jurisdiction of organization or organizational type in accordance with the terms of Section 7.15, provided that, in such case, (x) Holdco shall be the continuing or surviving entity or (y) if the entity formed by or surviving any such merger or consolidation is not Holdco or is an entity into which Holdco has been liquidated (any such Person, the “Successor Parent”), the Successor Parent shall expressly assume all the obligations of Holdco under this Agreement and the other Loan Documents to which Holdco is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to Controlling Agent, and take all other action reasonably requested by Controlling Agent in furtherance of the foregoing, including without limitation those actions described in Section 7.15, and thereafter references in any Loan Document to “Holdco” shall be deemed a reference to such Successor Parent, and (iii) Permitted Acquisitions.

(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) Permitted Dispositions, (ii) Permitted Investments, (iii) transactions expressly permitted by Section 7.1(a), and (iv) any other sales or dispositions expressly permitted by this Agreement.

7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter created or acquired, except Permitted Encumbrances.

7.3. Guarantees. Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lender) except for (a) the obligations or liabilities disclosed on Schedule 7.3, (b) guarantees by one or more Loan Party(ies) of the Indebtedness or obligations of any other Loan Party(ies) to the extent such Indebtedness or obligations are permitted to be incurred and/or outstanding pursuant to the provisions of this Agreement, (c) the endorsement of checks in the Ordinary Course of Business, (d) guarantees incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations, and (e) guarantees arising with respect to reasonable and customary indemnification obligations to purchasers in connection with Permitted Dispositions.

7.4. Investments. Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, other than Permitted Investments.

7.5. Loans. Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans or to the extent permitted pursuant to Permitted Dispositions or Permitted Investments.

7.6. Capital Expenditures. As of each fiscal quarter, contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Loan Parties in excess of $7,500,000, measured on a trailing twelve (12) month period then end; provided, however, in the event Capital Expenditures during any such fiscal year are less than $7,500,000, then the unused amount not to exceed $1,500,000 may be carried over to the immediately succeeding fiscal year and used in the immediately succeeding fiscal year after the $7,500,000 for such fiscal year has been exhausted.

7.7. Dividends. Declare, pay or make any dividend or distribution on any Equity Interests of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Equity Interest, or of any options to purchase or acquire any Equity Interest of any Loan Party other than (a) Permitted Dividends; (b) dividends or other distributions by a Loan Party (other than Holdco) payable to another Loan Party (other than Holdco); (c) dividends or distributions by Borrowers to Holdco (or any direct or indirect parent entity), the proceeds of which shall be used to (i) pay operating expenses and other corporate overhead costs and expenses of Holdco (or by Holdco to any direct or indirect parent entity, so long as expensed to pay franchise taxes and fees, independent director costs, Exchange Act filing costs or other similar charges, in an aggregate amount not to exceed $1,000,000 per fiscal year), in each case which are reasonable and customary and incurred in the ordinary course of business, (ii) pay expenses of Holdco (or any direct or indirect parent entity thereof) incurred in connection with any offering of securities (whether or not successful) or (iii) pay transactional fees, costs, and expenses incurred in connection with this Agreement, the Other Documents and the transactions contemplated hereby and thereby; (d) dividends or distributions by any Loan Party and its Subsidiaries to Holdco for taxes that are (i) paid or payable by Holdco, New Media Investment Group Inc. or any entity that, from time to time, is responsible for the payments of taxes in connection with a consolidated, combined, unitary or similar type return of which the Loan Party is a part; and (ii) as part of a consolidated, combined, unitary or similar type return but only in an amount that any Borrower would be required to pay in respect to taxes were such Borrower to pay such taxes as the parent of the consolidated, combined or unitary group; (e) dividends or distributions by any Borrower to Holdco to pay amounts pursuant to the Management Agreement, in each case, subject to Section 7.10 and (f) the POR Distributions.

7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

7.9. Nature of Business. Materially change the nature of the business in which it is presently engaged; provided, however, that the foregoing shall not prevent any Loan Party from engaging in any business that is reasonably related, similar, complementary, ancillary to or a reasonable extension, development or expansion of its business.

7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction, contract or arrangement with, any Affiliate, except for (i) transactions (other than the payment of management, consulting, monitoring, or advisory fees) among Loan Parties, so long as such transactions are (A) entered into in the Ordinary Course of Business, (B) are fully disclosed to the Lender in writing prior to the consummation thereof if such transaction involves one or more payments by any Loan Party in excess of $1,000,000 for any transaction or series of related transactions in a fiscal year, and (C) are on an arm’s-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate; (ii) payment by Loan Parties of dividends and distributions permitted under Section 7.7 hereof, (iii) transactions permitted under Section 7.1 hereof, (iv) the making of any Permitted Loans, (v) so long as approved by the applicable board of directors (or comparable governing body) of a Loan Party in accordance with applicable law, (A) any indemnity provided for the benefit of directors (or comparable managers) of such Loan Party or (B) the payment of reasonable compensation, severance, or employee benefit arrangements to employees, officers, and outside directors of such Loan Party in the Ordinary Course of Business, (vi) the payment of management, incentive or other fees and expenses set forth in the Management Agreement (to the extent expressly permitted in the Management Fee Subordination Agreement); provided, that if at any time any such fee has been deferred then such amounts shall continue to accrue; and (vii) a shared services, joint procurement or similar transaction with New Media Holdings or any successor thereto or any of its subsidiaries in the Ordinary Course of Business so long as (w)

such transactions are fully disclosed to the Lender in writing not less than 10 days prior to the consummation thereof if such transaction involves one or more payments by any Loan Party in excess of $500,000 for any transaction or series of related transactions in a fiscal year, (x) the costs thereof is allocated on an objective basis or are otherwise not detrimental in any material respect to the Borrower or its Subsidiaries, as determined by the management of Borrower in good faith, (y) such transactions are no less favorable, taken as a whole, to the Loan Parties than would be obtained in an arm’s length transaction with a non-Affiliate, and (z) any such transaction does not adversely affect, impair or restrict a Loan Party’s title or right to any of its accounts or other Collateral.

7.11. Reserved.

7.12. Subsidiaries.

(a) Form any Subsidiary unless such Subsidiary (i) is not a Foreign Subsidiary, (ii) at Controlling Agent’s discretion, (x) expressly joins in this Agreement as a guarantor and becomes jointly and severally liable for the obligations of Loan Parties hereunder, under the Notes, and under any other agreement between any Loan Party and Lender, or (y) becomes a Guarantor with respect to the Obligations and executes a Guarantor Security Agreement in favor of Lender, and (iii) Lender shall have received all documents, including without limitation, legal opinions Controlling Agent may reasonably require to establish compliance with each of the foregoing conditions in connection therewith.

(b) Except as approved in writing by Controlling Agent (after prior disclosure to Controlling Agent in writing), enter into any partnership, joint venture or similar arrangement.

7.13. Fiscal Year and Accounting Changes. Change its fiscal year from December 31 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.

7.14. Pledge of Credit. Now or hereafter pledge Lender’s credit on any purchases, commitments or contracts or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party’s business operations as conducted on the Closing Date (or any business that is reasonably related, similar, complementary, ancillary to or a reasonable extension, development or expansion of its business).

7.15. Amendment of Organizational Documents. Except in connection with the transactions expressly contemplated under Section 4.2(II) of the Plan of Reorganization, the conversion of the Company, GMH, GMO and Holdco into limited liability companies or as required by Applicable Law, (i) change its legal name, (ii) change its form of legal entity (e.g., converting from a corporation to a limited liability company or vice versa), (iii) change its jurisdiction of organization or become (or attempt or purport to become) organized in more than one jurisdiction, or (iv) otherwise amend, modify or waive any term or material provision of its Organizational Documents that would adversely affect the Lender unless required by law, in any such case without (x) giving at least ten (10) days prior written notice to the Lender in the case of clause (i) and otherwise, giving at least thirty (30) days prior written notice of such intended change to Lender, (y) having received from Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) confirmation that Lender (or its agent, designee or bailee) has taken all steps necessary for Lender to continue the perfection of and protect the enforceability and priority of its Liens (subject to the terms of the Subordination Agreement) in the Collateral belonging to such Loan Party and in the Equity Interests of such Loan Party and (z) in any case under clause (iv), having received the prior written consent of Controlling Agent to such amendment, modification or waiver.

7.16. Compliance with ERISA. Except that would not give rise to a Material Adverse Effect, (i) (x) maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans maintained or to which there is an obligation to contribute as of the date of execution of this Agreement, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, that could result in material liability, (iii) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (iv) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (v) fail promptly to notify Lender of the occurrence of any Termination Event, (vi) fail to comply in all material respects, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, or (vii) fail to meet, permit any member of the Controlled Group to fail to meet, or permit any Pension Benefit Plan to fail to meet all minimum funding requirements under ERISA and the Code, without regard to any waivers or variances, or postpone or delay or allow any member of the Controlled Group to postpone or delay any minimum funding requirement with respect to any Plan.

7.17. Prepayment of Indebtedness. Except in connection with Refinancing Indebtedness permitted by Section 7.8 hereof or pursuant to the Senior Loan Documents, at any time, directly or indirectly, prepay any Indebtedness (other than to Lender), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.

VIII. CONDITIONS PRECEDENT.

8.1. Conditions to Initial Advance. The agreement of Lender to make the initial Advance requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lender, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

(a) Notes. Lender shall have received the Term Loan Note duly executed and delivered by an authorized officer of Borrower;

(b) Confirmation Order and Plan of Reorganization. The Confirmation Order has been entered in the Bankruptcy Cases confirming the Plan of Reorganization. Lender shall have received a certified executed copy of the Disclosure Statement, the Plan of Reorganization, and the Confirmation Order, each of which is final and has not been withdrawn, rescinded, vacated, reversed, stayed, revoked, modified, or amended, and on the Closing Date, the Confirmation Order shall be a final order.

(c) Effectiveness of Plan of Reorganization. The Plan of Reorganization is, or will become upon the simultaneous closing of the transactions contemplated under this Agreement, fully effective on the Effective Date (as defined in the Plan of Reorganization); and

(d) The Subordination Agreement; Management Fee Subordination Agreement; and Other Documents. Lender shall have received the following executed documents: (i) the Subordination Agreement, (ii) a Management Fee Subordination Agreement and (iii) the Other Documents, all in form and substance satisfactory to Lender;

(e) Mortgages. With respect to the Real Property listed on Schedule A, Lender shall have received executed Mortgages in form and substance satisfactory to Controlling Agent;

(f) Reserved.

(g) Environmental Reports. Subject to Section 6.17, Controlling Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned by any Loan Party as listed on Schedule A, including but not limited to a Phase I environmental assessment, in form and substance reasonably satisfactory to Controlling Agent;

(h) Financial Condition Certificates. Lender shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(h).

(i) Closing Certificate. Lender shall have received a closing certificate signed by the Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they were true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is or was true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) on such date no Default or Event of Default has occurred or is continuing;

(j) Reserved.

(k) Reserved;

(l) EBITDA. As of the Closing Date, the EBITDA, reported as of September 30, 2013 and as adjusted on the quality of earnings report prepared by FTI Consulting and delivered to the Lender, shall be at least $63,000,000, measured on a rolling four (4) quarter basis, and any pro-forma adjustments thereto must be satisfactory to Controlling Agent;

(m) Reserved;

(n) Senior Loan Documents. Lender shall have received final executed copies of the Senior Loan Documents, and all related agreements, documents and instruments as in effect on the Closing Date;

(o) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) to be filed, registered or recorded in order to create, in favor of Lender, a perfected security interest in or lien upon the Collateral (subject to the terms of the Subordination Agreement) shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Lender shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and reasonably satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

(p) Reserved.

(q) Secretary’s Certificates, Authorizing Resolutions and Good Standings of Loan Parties. Lender shall have received a certificate of the Secretary or Assistant Secretary (or other equivalent officer, partner or manager) of each Loan Party in form and substance reasonably satisfactory to Controlling Agent dated as of the Closing Date which shall certify (i) copies of resolutions of the board of directors (or other equivalent governing body, member or partner) of such Loan Party authorizing (x) the execution, delivery and performance of this Agreement, the Notes and each Other Document to which such Loan Party is a party (including authorization of the incurrence of indebtedness and borrowing of the Term Loan), and (y) the granting by such Loan Party of the security interests in and liens upon the Collateral to secure all of the joint and several Obligations of Loan Parties (and such certificate shall state that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate), (ii) the incumbency and signature of the officers of such Loan Party authorized to execute this Agreement and the Other Documents, (iii) copies of the Organizational Documents of such Loan Party as in effect on such date, complete with all amendments thereto, and (iv) the good standing (or equivalent status) of such Loan Party in its jurisdiction of organization and each applicable jurisdiction where the conduct of such Loan Party’s business activities or the ownership of its properties necessitates qualification, as evidenced by good standing certificate(s) (or the equivalent thereof issued by any applicable jurisdiction) dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such jurisdiction;

(r) Legal Opinions. Lender shall have received the executed legal opinion of Cleary Gottlieb Steen & Hamilton LLP and Young Conaway Stargatt & Taylor, LLP, each, in form and substance reasonably satisfactory to Lender which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes, the Other Documents, and related agreements as Lender may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Lender;

(s) No Litigation. Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement, the Other Documents, the Senior Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Controlling Agent, is deemed material or (B) which could, in the reasonable opinion of Controlling Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

(t) Collateral Examination. Controlling Agent shall have received appraisals, the results of which shall be reasonably satisfactory in form and substance to Controlling Agent, of the Receivables, Inventory, General Intangibles, Real Property set forth on Schedule A, Leasehold Interest and equipment of each Loan Party and all books and records in connection therewith;

(u) Fees. Lender shall have received all fees payable to Lender on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;

(v) Pro Forma Financial Statements. Lender shall have received (i) a copy of the Pro Forma Financial Statements, (ii) annual financial statements of the Loan Parties for the period ending December 31, 2012, together with interim statements for the period for the period ending September 30, 2013, (iii) monthly projections for the Loan Parties for the first twelve (12) months following the Closing Date, and (iv) annual projections of the Loan Parties for the fiscal years ending for the fiscal years 2014, 2015 and 2016, each of the foregoing, the capital structure of the Loan Parties as of the Closing Date, including confirmed equity amount equal to Sponsor’s current investment level (consistent with the presentation by Holdco to the Lender) and the evidence of Borrower’s ability to repay the Advances, shall be satisfactory in all respects to Controlling Agent;

(w) Insurance. Controlling Agent shall have received in form and substance satisfactory to Controlling Agent, (i) evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under this Agreement is in full force and effect, (ii) insurance certificates issued by Borrower’s insurance broker containing such information regarding Borrower’s casualty and liability insurance policies as Controlling Agent shall request and naming Controlling Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable, and (iii) loss payable endorsements issued by Borrower’s insurer naming Controlling Agent as loss payee and mortgagee, as applicable;

(x) Flood Insurance. Subject to Section 6.17, evidence that adequate flood insurance in an amount equal to lesser of the value of the Real Property listed on Schedule A to be insured or the maximum amount available under the Federal flood insurance program, and as otherwise required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to Controlling Agent naming Controlling Agent as additional insured, mortgagee and lender loss payee, as applicable, and evidence that Borrower have taken all actions required under the Flood Laws and/or requested by Controlling Agent to assist in ensuring that Controlling Agent is in compliance with the Flood Laws applicable to the

Collateral, including, but not limited to, providing Controlling Agent with the address and/or GPS coordinates of each structure on any such Real Property that will be subject to a Mortgage in favor of Lender, for the benefit of Lender, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.

(y) Payment Instructions. Lender shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(z) Consents. Lender shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Lender shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Controlling Agent shall deem necessary;

(aa) No Adverse Material Change. (i) Except as disclosed in the Disclosure Statement, Plan of Reorganization, or Confirmation Order, since December 31, 2012, there shall not have occurred any event, condition or state of facts which would reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lender, including, management prepared financial statements for the period ended on or about September 30, 2013 and disclosures/information provided within the Plan of Reorganization documents that are on file with the United States Bankruptcy Court, shall have been proven to be inaccurate or misleading in any material respect (taken as a whole);

(bb) Contract Review. Controlling Agent shall have received and reviewed all Material Contracts of Borrower including leases, union contracts, labor contracts, vendor supply contracts, License Agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Controlling Agent;

(cc) Compliance with Laws. Controlling Agent shall be reasonably satisfied that Borrower is in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Anti-Terrorism Laws;

(dd) Quality of Earnings Report. Lender shall have received a quality of earnings report, background reports of the Loan Parties and certain key individuals associated with the Loan Parties, and any other third party diligence prepared for the Borrower, which shall be satisfactory in form and substance to Controlling Agent, such scope of report and information to include a review of Borrower’s business plan and management’s ability to execute said plan, verification of any EBITDA addbacks and adjustments as presented by Borrower during the due diligence process, and any other additional procedures as may be required to verify the financial results of the Borrower for the fiscal year 2012 and for the trailing twelve-month period ending August 31, 2013; and

(ee) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Lender.

IX. INFORMATION AS TO LOAN PARTIES.

Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrower on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1. Disclosure of Material Matters. Promptly upon learning thereof, report to Lender all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor, except, in each case, where such matters or return would not, individually or in the aggregate, have or be reasonably expected to have a Material Adverse Effect.

9.2. Reserved.

9.3. Environmental Reports.

(a) Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the Chief Executive Officer or President of Borrower stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all applicable Environmental Laws. To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.

(b) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Materials at the Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or any Loan Party’s interest therein or the operations or the business (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any Governmental Body, then Borrower shall, within five (5) Business Days, give written notice of same to Lender detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Lender to protect Lender’s security interest in and Lien on the Collateral and is not intended to create nor shall it create any obligation upon Lender with respect thereto.

(c) Borrower shall promptly forward to Lender copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Materials at any other site owned, operated or used by any Loan Party to manage of Hazardous Materials and shall continue to forward copies of correspondence between any Loan Party and the Governmental Body regarding such claims to Lender until the claim is settled. Borrower shall promptly forward to Lender copies of all documents and reports concerning a Hazardous Discharge or Environmental Complaint at the Real Property, operations or business that any Loan Party is required to file under any Environmental Laws. Such information is to be provided solely to allow Lender to protect Lender’s security interest in and Lien on the Collateral.

9.4. Litigation. Promptly notify Lender in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, and of any litigation, suit or administrative proceeding, which in any such case affects a material portion of the Collateral or which would reasonably be expected to have a Material Adverse Effect.

9.5. Material Occurrences. Promptly notify Lender in writing upon the occurrence and continuation of: (a) any Event of Default or Default; (b) any event of default under the Senior Loan Documents; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under the Senior Loan Documents; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Lender fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (e) any failure to meet minimum funding standards which is not corrected as provided in Section 4971 of the Code and could subject any Loan Party or any member of the Controlled Group to a material tax imposed by Section 4971 of the Code; (f) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.

9.6. Reserved.

9.7. Annual Financial Statements. Furnish Lender within ninety (90) days after the end of each fiscal year of the Loan Parties, financial statements of the Loan Parties on a consolidating and consolidated basis including, but not limited to, (i) statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, (ii) a comparison to the respective financial statements for the corresponding date and period in the previous fiscal year and (iii) a supplemental schedule, in form and substance reasonably satisfactory to the Controlling Agent, setting forth the types and amounts of expenses incurred by New Media Investment Group Inc. on behalf of the Loan Parties during such fiscal year for which it has received reimbursement during such fiscal year period (it being understood that to the extent permitted by GAAP, the reimbursement of expenses of New Media Investment Group Inc. shall be reflected in the financial statements of the Loan Parties as a direct expense of a similar type as if such expense had been incurred directly by the Loan Parties), all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification (other than solely with respect to, or solely resulting from, the fact that the scheduled maturity date of any Senior Obligations or any Loan hereunder (for the avoidance of doubt, without giving effect to any circumstances that have caused such scheduled maturity date to be accelerated to an earlier date) is less than one year after the date of such opinion) by Ernst & Young LLP or any other independent certified public accounting firm selected by Loan Parties and satisfactory to Lender (the “Accountants”). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties’ compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.5, 7.6, 7.7, 7.8 and 7.10 hereof. In addition, the reports shall be accompanied by a Compliance Certificate.

9.8. Quarterly Financial Statements. Furnish Lender within forty-five (45) days after the end of each fiscal quarter, (i) an unaudited balance sheet of the Loan Parties on a consolidated and consolidating basis (ii) unaudited statements of income and stockholders’ equity and cash flow of the Loan Parties on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to Loan Parties’ business operations and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year, (iii) a comparison of such financials against the projections delivered pursuant to Section 9.12 for the corresponding date and (iv) a supplemental schedule, in form and substance reasonably satisfactory to the Controlling Agent, setting forth the types and amounts of expenses incurred by New Media Investment Group Inc. on behalf of the Loan Parties during such fiscal quarter for which it has received reimbursement during such fiscal quarter period (it being understood that to the extent permitted by GAAP, the reimbursement of expenses of New Media Investment Group Inc. shall be reflected in the financial statements of the Loan Parties as a direct expense of a similar type as if such expense had been incurred directly by the Loan Parties). The reports shall be accompanied by a Compliance Certificate and unaudited statements of income for each division/market group (including Propel Marketing) of the Loan Parties, reflecting the results of operations from the beginning of the fiscal year to the end of such quarter, and for such quarter ended, and setting forth in comparative form the respective statements of income for the corresponding date and period in the previous fiscal year.

9.9. Reserved.

9.10. Other Reports. Furnish Lender as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders or members, as the case may be, and (ii) copies of all notices, reports, financial statements and other materials sent pursuant to the Senior Loan Documents.

9.11. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Loan Parties including, without the necessity of any request by Lender, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of any Loan Party’s opening of any new office or place of business or any Loan Party’s closing of any existing office or place of business, and (c) promptly upon any Loan Party’s learning thereof, notice of any material labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.

9.12. Projected Operating Budget. Furnish Lender, no later than thirty (30) days after the beginning of each Loan Party’s fiscal years commencing with fiscal year 2014, a month by month projected income statement, statement of cash flow and balance sheet of the Loan Parties on a consolidated and consolidating basis for such fiscal year, such projections to be accompanied by a certificate signed by the Chief Executive Officer or Chief Financial Officer of each Loan Party to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared; it being understood that actual results may vary from such projections and that such variations may be material.

9.13. Variances From Operating Budget. Furnish Lender, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

9.14. Notice of Suits, Adverse Events. Furnish Lender with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.

9.15. ERISA Notices and Requests. Furnish Lender with prompt written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction that may result in material liability (as defined in Section 406 of ERISA or 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Pension Benefit Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new material Plan or the commencement of material contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required material payment under the Code or ERISA on or before the due date for such installment or payment; or (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan or (d) a Multiemployer Plan is subject to Section 432 of the Code or Section 305 of ERISA.

9.16. Additional Documents. Subject to the terms of the Subordination Agreement, execute and deliver to Lender, upon reasonable request, such documents and agreements as Lender may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

9.17. Updates to Certain Schedules. Deliver to Lender updates to Schedules 4.4 (Locations of equipment and Inventory), 5.2(a) (States of Qualification and Good Standing), 5.2(b) (Subsidiaries), 5.6 (Prior Names), 5.7 (Environmental), 5.8(d) (Plans), 5.9 (Intellectual Property), 5.10 (Licenses and Permits), 5.14 (Labor Disputes), 5.17 (Disclosure), 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), 5.26 (Letter-of-Credit Rights) and 5.27 (Material Contracts) on an quarterly basis at the time of delivery of a Compliance Certificate with respect to the applicable month. Any such updated Schedules delivered by Loan Parties to Lender in accordance with this Section 9.17 shall automatically and immediately be deemed to amend and restate the prior version of such Schedule previously delivered to Lender and attached to and made part of this Agreement.

9.18. Controlling Agent Determinations. With respect to requests, determinations or consents by the Senior Administrative Agent as the Controlling Agent made pursuant to the definitions of “Collateral” and “Permitted Loan” and Sections 4.1, 4.2, 4.4, 4.5, 5.7(d), 6.6, 6.8, 6.11, 6.17, 7.1(a), 7.12, 7.15, 10.15, 10.16, 10.18, promptly after such event, notify the Lender of such request, determination or consent.

X. EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an “Event of Default”:

10.1. Nonpayment. Failure by any Loan Party to pay when due (a) any principal or interest on the Obligations (including without limitation pursuant to Section 2.9), or (b) any other fee, charge, amount or liability provided for herein or in any Other Document, in each case whether at maturity, by reason of acceleration pursuant to the terms of this Agreement, by notice of intention to prepay or by required prepayment;

10.2. Breach of Representation. Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been incorrect or misleading in any material respect on the date when made or deemed to have been made;

10.3. Financial Information. Failure by any Loan Party to (i) furnish financial information when due or when requested (or within ten (10) days if no grace period is specified), or (ii) permit the inspection of its books or records or access to its premises for audits in accordance with the terms hereof;

10.4. Judicial Actions. Issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of the Collateral;

10.5. Noncompliance. Except as otherwise provided for in Sections 10.1, 10.3, 10.5(ii) and 10.5(iii), (i) failure or neglect of any Loan Party or any Person to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party or such Person, and Lender, and such failure continues for a period of thirty (30) days, (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.5, 6.1, 6.3, 6.11, 6.13 or 9.4 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect, or (iii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.1, 4.2, 4.4, 4.8 (other than 4.8(b)), 4.12, 6.5, 6.8(e) and Article VII of this Agreement;

10.6. Judgments. Any judgment or judgments, writ(s), order(s) or decree(s) for the payment of money are rendered against any Loan Party for an aggregate amount in excess of $3,000,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) and either (a) there is a period of 30 consecutive days at any time after the entry of any such judgment, order, or award during which (1) the same is not discharged, satisfied, vacated, or bonded pending appeal, or (2) a stay of enforcement thereof is not in effect, or (b) enforcement proceedings are commenced upon such judgment, order, or award unless such enforcement proceedings are being contested in good faith and stayed, unless cash otherwise payable as a Permitted Dividend or a capital contribution has been used to settle such judgment within 10 days of the occurrence of such event;

10.7. Bankruptcy. Except in connection with the Bankruptcy Cases, any Loan Party shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit by any officer in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of all or a substantial part of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy or receivership laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent (including by entry of any order for relief in any involuntary bankruptcy or insolvency proceeding commenced against it), (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any corporate action for the purpose of effecting any of the foregoing;

10.8. Reserved.

10.9. Lien Priority. Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having the priority required by this Agreement (subject to the Subordination Agreement and to Permitted Encumbrances that have priority as a matter of Applicable Law to the extent such Liens only attach to Collateral other than Receivables or Inventory);

10.10. Senior Loan Default. An event of default has occurred under the Senior Loan Documents, which default shall not have been cured or waived within any applicable grace period, or if any Loan Party party to a Subordination Agreement breaches or violates, or attempts to terminate or challenge the validity of, such agreement; provided, that no such event under the Senior Loan Documents shall constitute an Event of Default under this Section 10.10 until (i) the acceleration of the Indebtedness under the Senior Loan Documents or (ii) there has been a failure to pay principal when due in excess of $3,000,000 with respect to the Senior Loan Documents;

10.11. Cross Default. Either (x) any specified “event of default” under any Indebtedness (other than the Obligations and the Senior Obligations) of any Loan Party with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of $3,000,000 or more, or any other event or circumstance which would permit the holder of any such Indebtedness of any Loan Party to accelerate such Indebtedness (and/or the obligations of Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness) or (y) a default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which has or is reasonably likely to have a Material Adverse Effect, unless in each case, cash otherwise payable as a Permitted Dividend or a capital contribution has been used to cure such default or “event of default” within ten (10) days of the occurrence of such event;

10.12. Breach of Guaranty or Pledge Agreement. Termination or breach of any Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement executed and delivered to Lender in connection with the Obligations of Borrower, or if any Guarantor or pledgor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty, Guarantor Security Agreement, Pledge Agreement or similar agreement;

10.13. Change of Control. Any Change of Control shall occur;

10.14. Invalidity. Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Lender or Borrower challenges the validity of or its liability under this Agreement or any Other Document;

10.15. Seizures. Any (a) portion of the Collateral (excluding books and records of Borrower) with a value in excess of $1,000,000 (except to the extent fully covered (other than to the extent of customary deductibles) by insurance pursuant to which the insurer has not denied coverage) shall be seized, subject to garnishment or taken by a Governmental Body, or (b) the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit, garnishment or other proceeding which might, in the opinion of Controlling Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents, unless in each case, cash otherwise payable as a Permitted Dividend or a capital contribution has been used to resolve such issue or replace such portion of the Collateral within 10 days of the occurrence of such event;

10.16. Pension Plans. An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the reasonable judgment of Controlling Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Controlling Agent, would have a Material Adverse Effect; or the occurrence of any Termination Event, or any Loan Party’s failure to immediately report a Termination Event in accordance with Section 9.15 hereof which, in each case, in the reasonable judgment of Controlling Agent, would have a Material Adverse Effect;

10.17. Anti-Money Laundering/International Trade Law Compliance. Any representation or warranty contained in Section 17.18 is or becomes false or misleading at any time; or

10.18. Plan of Reorganization and Confirmation Order. Either the Plan of Reorganization or Confirmation Order has been withdrawn, rescinded, vacated, reversed, stayed, revoked, modified, or amended, without the written consent of Controlling Agent.

XI. LENDER’S RIGHTS AND REMEDIES AFTER DEFAULT.

11.1. Rights and Remedies.

(a) Upon the occurrence and continuation of: (i) an Event of Default pursuant to Section 10.7 (other than Section 10.7(vii)), all Obligations shall be immediately due and payable and this Agreement and (ii) any of the other Events of Default and at any time thereafter (and such Events of Default not having previously been cured in accordance with the terms hereof), at the option of Lender or at the direction of Required Lenders, all Obligations shall be immediately due and payable and Lender or Required Lenders shall have the right to terminate this Agreement. Upon the occurrence and continuation of any Event of Default, subject to the terms of the Subordination Agreement, Lender (or its agent, designee or bailee pursuant to the

Subordination Agreement) shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) may enter any of any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Lender (or its agent, designee or bailee) may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Lender (or its agent, designee or bailee) may deem advisable and Lender (or its agent, designee or bailee) may require Loan Parties to make the Collateral available to Lender (or its agent, designee or bailee) at a convenient place. With or without having the Collateral at the time or place of sale, Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Lender (or its agent, designee or bailee) may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender (or its agent, designee or bailee) shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Lender may bid (including credit bid) for and become the purchaser, and Lender (or its agent, designee or bailee) or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by each Loan Party. In connection with the exercise of the foregoing remedies, including the sale of Inventory, Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) is granted a perpetual nonrevocable, royalty free, nonexclusive license and Lender (or its agent, designee or bailee) is granted permission to use all of each Loan Party’s (a) Intellectual Property which is used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) equipment for the purpose of completing the manufacture of unfinished goods. The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof. Noncash proceeds will only be applied to the Obligations as they are converted into cash. If any deficiency shall arise, Loan Parties shall remain liable to Lender therefor. All rights of Lender under this Section 11.1(a) are subject to the terms of the Subordination Agreement.

(b) To the extent that Applicable Law imposes duties on Lender (or its agent, designee or bailee pursuant to the Subordination Agreement) to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Lender (or its agent, designee or bailee): (i) to fail to incur expenses reasonably deemed significant by Lender (or its agent, designee or bailee) to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition; (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of; (iii) to fail to exercise collection remedies against Customers or other

Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral; (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists; (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature; (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral; (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature; (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets; (ix) to dispose of assets in wholesale rather than retail markets; (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral; or (xii) to the extent deemed appropriate by the Lender (or its agent, designee or bailee), to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender (or its agent, designee or bailee) in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender’s exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b). Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).

11.2. Lender’s Discretion. Subject to the terms of the Subordination Agreement, Lender shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Lender (or its agent, designee or bailee) may at any time pursue, relinquish, subordinate, or modify, which procedures, timing and methodologies to employ, and what any other action to take with respect to any or all of the Collateral and in what order, thereto and such determination will not in any way modify or affect any of Lender’s rights hereunder as against Loan Parties or each other.

11.3. Setoff. Subject to Section 14.13 and the terms of the Subordination Agreement, in addition to any other rights which Lender may have under Applicable Law, upon the occurrence and continuation of an Event of Default hereunder, Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party’s property held by Lender or any of its Affiliates to reduce the Obligations and to exercise any and all rights of setoff which may be available to Lender with respect to any deposits held by Lender.

11.4. Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

11.5. Allocation of Payments After Event of Default. Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default and acceleration of the Obligations (but subject to the terms of the Subordination Agreement), all amounts collected or received by Lender (or its agent, designee or bailee) on account of the Obligations, or in respect of the Collateral may, at Lender (or its agent, designee or bailee)’s discretion, be paid over or delivered as follows:

FIRST, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Lender (or its agent, designee or bailee) in connection with enforcing its rights and the rights of Lender under this Agreement and the Other Documents;

SECOND, to payment of any fees owed to Lender;

THIRD, to the payment of all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees of one counsel, per each jurisdiction, for the Lender) of the Lender to the extent owing to Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all Obligations arising under this Agreement and the Other Documents consisting of accrued fees and interest;

FIFTH, to all Obligations arising under this Agreement which shall have become due and payable (hereunder, under the Other Documents or otherwise) and not repaid pursuant to clauses “FIRST” through “FOURTH” above other than in respect of the payment of the Obligations consisting of accrued fees and interest and outstanding principal with respect to the Term Loan or otherwise provided for in this Agreement or the Other Documents;

SIXTH, to the payment of all of the Obligations consisting of accrued interest on account of the Term Loan;

SEVENTH, to the payment of the outstanding principal amount of the Term Loan;

EIGHTH, to all other Obligations which shall have become due and payable and not repaid pursuant to clauses “FIRST” through “SEVENTH”; and

NINTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category.

XII. WAIVERS AND JUDICIAL PROCEEDINGS.

12.1. Waiver of Notice. Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

12.2. Delay. No delay or omission on Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT, ANY OTHER DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, COUNTERCLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

XIII. EFFECTIVE DATE AND TERMINATION.

13.1. Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party and Lender, shall become effective on the date hereof and shall continue in full force and effect until November 26, 2019 (the “Term”) unless sooner terminated as herein provided. Loan Parties may terminate this Agreement at any time upon thirty (30) days prior written notice to Lender upon payment in full of the Obligations.

13.2. Termination. The termination of the Agreement shall not affect Lender’s rights, or any of the Obligations having their inception prior to the effective date of such termination or any Obligations which pursuant to the terms hereof continue to accrue after such date, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created and Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated. The security interests, Liens and rights granted to Lender hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been indefeasibly paid and performed in full after the termination of this Agreement or Borrower has furnished Lender with an indemnification satisfactory to Lender with respect thereto. Accordingly, Borrower waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

13.3. Release of Collateral. Notwithstanding anything to the contrary contained herein or in any Other Documents, the Lender is hereby irrevocably authorized to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by Other Documents (including, without limitation, (x) the release from the Collateral of any assets disposed to a Person other than a Loan Party in accordance with this Agreement and (y) the release from the Collateral of any assets of any Person that ceases to be a Guarantor in accordance with this Agreement) or that has been consented to.

At such time as (i) the Term Loan and the other Obligations shall have been paid in full and (ii) all claims of the Loan Parties against Lender arising on or before the payment date shall have been released on terms reasonably acceptable to the Lender, the Collateral shall be automatically released from the Liens created by this Agreement and Other Documents and all obligations (other than those expressly stated to survive such termination) of Lender and each Loan Party under the Agreement and Other Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. At such time, Lender shall take such actions as are reasonably necessary, at the cost of the Loan Parties, to effect each release described in this Section 13.3 in accordance with the relevant provisions of the Agreement and Other Documents.

XIV. RESERVED.

XV. RESERVED.

XVI. GUARANTY.

16.1. Each Guarantor hereby unconditionally and absolutely, as a surety, guarantees all Obligations of Borrower. In connection with such guarantee, each Guarantor, as joint and several primary obligor of the Obligations directly incurred by Loan Parties, authorizes Lender (subject to the terms of the Subordination Agreement), without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor for the Obligations directly incurred by Loan Parties, from time to time to: (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations; grant other indulgences to Loan Parties in respect thereof; or modify in any manner any documents relating to the Obligations; (ii) declare all Obligations due and payable upon the occurrence and during the continuance of an Event of Default; (iii) take and hold security for the performance of the Obligations of Loan Parties and exchange, enforce, waive and release any such security; (iv) apply and reapply such security and direct the order or manner of sale thereof as Lender, in its sole discretion (subject to the terms of the Subordination Agreement), may determine; (v) release, surrender or exchange any deposits or other property securing the Obligations or on which Lender at any time may have a Lien; release, substitute or add any one or more endorsers or guarantors of the Obligations of Loan Parties; or compromise, settle, renew, extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any such endorser or guarantor or other

Person who is now or may hereafter be liable on any Obligations or release, surrender or exchange any deposits or other property of any such Person; (vi) apply payments received by Lender from Loan Parties or any other source to any Obligations, in such order as Lender shall determine, in its sole discretion; and (vii) assign this Agreement in whole or in part.

16.2. Each Guarantor, as a primary, joint and several obligor with respect to the Obligations directly incurred by Loan Parties, waives: (i) any defense based upon any legal disability or other defense of Loan Parties, or by reason of the cessation or limitation of the liability of Loan Parties from any cause (other than full payment of all Obligations), including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction, and usury; (ii) any defense based upon any legal disability or other defense of any other guarantor or other Person; (iii) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of Loan Parties or any principal of Loan Parties or any defect in the formation of Loan Parties or any principal of Borrower; (iv) any defense based upon the application by Loan Parties of the proceeds of the credit facilities or the Loans for purposes other than the purposes represented by Loan Parties to Lender or intended or understood by Lender or Loan Parties; (v) any defense based on the rights of any Loan Party, under statute or otherwise, to require Lender to sue any other Loan Party or otherwise to exhaust its rights and remedies against any other Loan Party or any other Person or against any collateral before seeking to enforce its right to require such Loan Party to satisfy the Obligations of any other Loan Party; (vi) any defense based on Lender’s failure at any time to require strict performance by any Loan Party of any provision of this Agreement or the Other Documents (and each Guarantor agrees that no such failure shall waive, alter or diminish any right of Lender thereafter to demand strict compliance and performance therewith and nothing contained herein shall prevent Lender from foreclosing on any Lien, or exercising any rights available to Lender thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of such Guarantor); (vii) any defense arising from any act or omission of Lender which changes the scope of such Guarantor’s risks hereunder; (viii) any defense based upon Lender’s election of any remedy against such Loan Party or any other Loan Party or any of them; any defense based on the order in which Lender enforces its remedies; (ix) any defense based on (A) Lender’s surrender, release, exchange, substitution, dealing with or taking any additional collateral, (B) Lender’s abstaining from taking advantage of or realizing upon any Lien or other guaranty, and (C) any impairment of collateral securing the Obligations, including, without limitation, Lender’s failure to perfect or maintain a Lien in such collateral; (x) any defense based upon Lender’s failure to disclose to such Loan Party any information concerning any other Loan Party’s financial condition or any other circumstances bearing on any other Loan Party’s ability to pay the Obligations; (xi) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (xii) any defense based upon Lender’s election, in any proceeding instituted under the Bankruptcy Code, of the application of Bankruptcy Code §1111(b)(2) or any successor statute; (xiii) any defense based upon any borrowing or any grant of a security interest under Bankruptcy Code §364; (xiv) any defense based on Lender’s failure to be diligent or to satisfy any other standard imposed on a secured party, in exercising rights with respect to collateral securing the Obligations; (xv) except as otherwise expressly set forth herein: notice of acceptance hereof; notice of the existence, creation or acquisition of any Obligation; notice of any Event of Default; notice of the amount of the Obligations outstanding from time to time; notice of any other fact which might increase such Loan Party’s risk; diligence; presentment; demand of payment; protest; filing of claims with a court in the event of any other Loan Party’s receivership or bankruptcy and all other notices and demands to which such Loan Party might otherwise be entitled (and agrees the same shall not have to be made on the other Loan Party as a condition precedent to such Loan Party’s obligations hereunder); (xvi) any defense based on errors and omissions by Lender in connection with its administration of the credit facilities or the Loans; (xvii) any defense based on application of fraudulent conveyance or transfer law or shareholder distribution law to any of the Obligations or the security therefor; (xviii) any defense based on Lender’s failure to seek relief from stay or adequate protection in any other Loan Party’s bankruptcy proceeding or any other act or omission by Lender which impairs such Loan Party’s prospective subrogation rights; (xix) any defense based on legal prohibition of Lender’s acceleration of the maturity of the Obligations during the occurrence and continuation of an Event of Default or any other legal prohibition on enforcement of any other right or remedy of Lender with respect to the Obligations and the security therefor; (xx) any defense available to a surety under Applicable Law; and (xxi) the benefit of any statute of limitations affecting the liability of such Loan Party hereunder or the enforcement hereof.

16.3. Each Guarantor authorizes Lender to exercise, in its sole discretion, any right, remedy or combination thereof which may then be available to Lender (subject to the terms of the Subordination Agreement), since it is each Guarantor’s intent that the Obligations be absolute, independent and unconditional obligations of such Loan Party under all circumstances. Notwithstanding any foreclosure of any Lien with respect to any or all of any property securing the Obligations, whether by the exercise of the power of sale contained therein, by an action for judicial foreclosure or by an acceptance of a deed in lieu of foreclosure, each Guarantor shall remain bound under its guaranty of the Obligations directly incurred by any other Loan Party.

16.4. This Agreement is a primary and original obligation of each of the Loan Parties and each of the Loan Parties shall be liable for all existing and future Obligations of any other Loan Party as fully as if such Obligations were directly incurred by such Loan Party.

XVII. MISCELLANEOUS.

17.1. Governing Law. This Agreement and each Other Document (unless and except to the extent expressly provided otherwise in any such Other Document), and all matters relating hereto or thereto or arising herefrom or therefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified or registered mail (return receipt requested) directed to Borrower at its address set forth in Section 17.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Lender’s option, by service upon Borrower which each Loan Party irrevocably appoints as such Borrower’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court. Any judicial proceeding by any Loan Party against Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

17.2. Entire Understanding.

(a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Guarantors and Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof (except with respect to any other written agreements among the Lender). Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower’s, each Guarantors’ and Lender’s respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents, as applicable, and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

(b) Required Lenders and Loan Parties may, subject to the provisions of this Section 17.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lender or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:

(i) increase the Term Loan Commitment Percentage without the consent of each Lender directly affected thereby;

(ii) extend the Term or the time for payment of principal or interest of any Advance (excluding the due date of any mandatory prepayment of an Advance), or any fee payable to Lender, or reduce the principal amount of or the rate of interest borne by any Advances or reduce any fee payable to Lender, without the consent of each Lender directly affected thereby (except that Required Lenders may elect to waive or rescind any imposition of the Default Rate under Section 3.1);

(iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 17.2(b) without the consent of all Lenders;

(iv) alter, amend or modify the provisions of Section 11.5 without the consent of all Lenders;

(v) release any Collateral (other than in accordance with the provisions of this Agreement, including Section 2.9, or the Subordination Agreement) having the aggregate value in excess of $3,000,000, without the consent of all Lenders;

(vi) change the rights and duties of Lender without the consent of all Lenders;

(vii) release any Guarantor (other than in accordance with the provisions of this Agreement or the terms of the Subordination Agreement) or Borrower without the consent of all Lenders.

(c) Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lender and all future holders of the Obligations. In the case of any waiver, Loan Parties and Lender shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

(d) In the event that the consent of Lender is required pursuant to this Section 17.2 and such consent is denied, then Mutual Quest may, at its option, require Lender to assign its interest in the Advances to Mutual Quest or to another Lender or to any other Person designated by Mutual Quest (the “Designated Lender”), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due Lender, which interest and fees shall be paid when collected from Loan Parties. In the event Mutual Quest elects to require Lender to assign its interest to Mutual Quest or to the Designated Lender, Mutual Quest will so notify Lender in writing within forty five (45) days following Lender’s denial, and Lender will assign its interest to Mutual Quest or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by Lender, Mutual Quest and, if applicable, the Designated Lender.

17.3. Successors and Assigns; Participations; New Lenders.

(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Lender, all future holders of the Obligations and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other Persons (each such transferee or purchaser of a participating interest, a “Participant”). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that (i) Loan Parties shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had Lender retained such interest in the Advances hereunder or other Obligations payable hereunder unless the sale of the participation to such Participant is made with Borrower’s prior written consent, and (ii) in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both Lender and such Participant. Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant’s interest in the Advances. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.7, 3.9 and 3.10 (subject to the requirements and limitations therein, including the requirements under Section 3.10(e) (it being understood that the documentation required under Section 3.10(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section, but subject to the limitations set forth in this Section 17.3(b). Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any Other Document (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under this Agreement or any Other Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Mutual Quest (in its capacity as Lender) shall have no responsibility for maintaining a Participant Register.

(c) Lender, so long as no Event of Default has occurred and is continuing and such transferee is not a Lending Affiliate of such Lender, Borrower (which consent shall not be unreasonably withheld or delayed, and which consent shall be deemed to have been given unless it shall object thereto by written notice to the Lender within seven (7) Business Days after having received prior written notice thereof), may sell, assign or transfer all or any part of its rights and obligations under or relating to Term Loan under this Agreement and the Other Documents to one or more additional Persons (each a “Purchasing Lender”), in minimum amounts of not less than the lesser of (x) $10,000,000 and (y) the entire amount of Term Loan held by the transferor Lender along with all of its Term Loan Commitment Percentages and rights and obligations related thereto, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, delivered to Mutual Quest for recording; provided, however, that each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Term Loan in which Lender has an interest; provided, further, that, with respect to any sale, assignment or transfer pursuant to this Section 17.3(c) that does not require consent by Borrower, no

Purchasing Lender shall be entitled to receive any greater payment under Section 3.10 hereof than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Term Loan Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Term Loan Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding anything to the contrary in the foregoing, no Purchasing Lender may be a Loan Party, Sponsor, Fortress Investment Group LLC or any Affiliate of any of the foregoing.

(d) Lender, so long as no Event of Default has occurred and is continuing and such transferee is not a Lending Affiliate of such Lender, Borrower (which consent shall not be unreasonably withheld or delayed, and which consent shall be deemed to have been given unless it shall object thereto by written notice to the Lender within seven (7) Business Days after having received prior written notice thereof)), may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to the Term Loan under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of Lender (a “Purchasing CLO” and together with each Participant and Purchasing Lender, each a “Transferee” and collectively the “Transferees”), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned (“Modified Commitment Transfer Supplement”), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender as appropriate and delivered to Mutual Quest for recording; provided, further, with respect to any sale, assignment or transfer pursuant to this Section 17.3(d) that does not require consent by Borrower, no Purchasing Lender shall be entitled to receive any greater payment under Section 3.10 hereof than the assigning Lender would have been entitled to receive with respect to the rights assigned unless such assignment shall have been made at a time when the circumstances giving rise to such greater payment did not exist. Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose. Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO. Each Loan Party hereby consents to the addition of such Purchasing CLO. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding anything to the contrary in the foregoing, no Purchasing CLO may be a Loan Party, Sponsor, Fortress Investment Group LLC or any Affiliate of any of the foregoing.

(e) Mutual Quest shall maintain at its address in the United States a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder. The entries in the Register shall be conclusive, in the absence of manifest error, and each Loan Party, Lender may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or Lender at any reasonable time and from time to time upon reasonable prior notice. Mutual Quest shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.

(f) Each Loan Party authorizes Lender to disclose to any Transferee and any prospective Transferee, subject to Section 17.15 of this Agreement, any and all financial information in Lender’s possession concerning such Loan Party which has been delivered to Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with Lender’s credit evaluation of such Loan Party.

(g) Notwithstanding anything to the contrary contained in this Agreement, Lender may at any time and from time to time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

17.4. Application of Payments. Lender shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Lender.

17.5. Indemnity. Each Loan Party shall, on a joint and several basis, defend, protect, indemnify, pay and save harmless Lender and its officers, directors, Affiliates, attorneys, employees and agents (each an “Indemnified Party”) for and from and against any and all claims, demands, liabilities, obligations, losses, damages, penalties, fines, actions, judgments, suits, costs, charges, expenses and disbursements of any kind or nature whatsoever (including reasonable and documented fees and disbursements of counsel) (collectively, “Claims”) which may be imposed on, incurred by, or asserted against any Indemnified Party in arising out of or in any way relating to or as a consequence, direct or indirect, of: (i) this Agreement, the Other Documents, the Advances and other Obligations and/or the transactions contemplated hereby including the Transactions, (ii) any action or failure to act or action taken only after delay or the satisfaction of any conditions by any Indemnified Party in connection with and/or relating to the negotiation, execution, delivery or administration of the Agreement and the Other Documents, the credit facilities established hereunder and thereunder and/or the transactions contemplated hereby including the Transactions, (iii) Borrower’s or any Guarantor’s failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under or breach of any of the representations or warranties made in this Agreement and the Other Documents, (iv) the enforcement of any of the rights and remedies of Lender under the Agreement and the Other Documents, (v) any threatened or actual imposition of fines or penalties, or disgorgement of benefits, for violation of any Anti-Terrorism Law by Borrower, any Affiliate or Subsidiary of any Borrower, or any Guarantor, and (vi) any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Lender is a party thereto. Without limiting the generality of any of the foregoing, Borrower shall defend, protect, indemnify, pay and save harmless each Indemnified Party from (x) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party arising out of or in any way relating to or as a consequence, direct or indirect, of the issuance of any Letter of Credit hereunder and (y) any Claims which may be imposed on, incurred by, or asserted against any Indemnified Party under any Environmental Laws with respect to or in connection with the Real Property, any Hazardous Discharge, the presence of any Hazardous Materials affecting the Real Property (whether or not the same originates or emerges from the Real Property or any contiguous real estate), including any Claims consisting of or relating to the imposition or assertion of any Lien on any of the Real Property under any Environmental Laws and any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Lender. Borrower’s obligations under this Section 17.5 shall arise upon the discovery of the presence of any Hazardous Materials at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Materials, in each such case except to the extent that any of the foregoing arises out of the willful misconduct of the Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable judgment). Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the Indemnified Parties by any Person under any Environmental Laws or similar laws by reason of any Loan Party’s or any other Person’s failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Materials and Hazardous Waste, or other Toxic Substances. Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Lender, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Lender or Loan Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay (or will promptly reimburse Lender for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the Indemnified Parties harmless from and against all liability in connection therewith. Notwithstanding the foregoing, the Borrower shall have no obligation to any Indemnified Party under this Section 17.5 with respect to any liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Party or its officers, directors, employees, attorneys, or agents.

17.6. Notice. Any notice or request hereunder may be given to Borrower or any Guarantor or to Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice, request, demand, direction or other communication (for purposes of this Section 17.6 only, a “Notice”) to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., “e-mail”) or facsimile transmission or by setting forth such Notice on a website to which Borrower are directed (an “Internet Posting”) if Notice of such Internet Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 17.6) in accordance with this Section 17.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 17.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 17.6. Any Notice shall be effective:

(a) In the case of hand-delivery, when delivered;

(b) If given by mail, four (4) days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, an Internet Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);

(d) In the case of a facsimile transmission, when sent to the applicable party’s facsimile machine’s telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

(e) In the case of electronic transmission, when actually received;

(f) In the case of an Internet Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 17.6; and

(g) If given by any other means (including by overnight courier), when actually received.

(A)	If to Lender or Mutual Quest at:

Mutual Quest Fund

c/o Franklin Mutual Advisers, LLC

101 John F. Kennedy Pkwy

Short Hills, NJ 07078

Attention:         Steve Luksteid/Kathy Pintarelli

Telephone:        973-912-2141 / 973-912-2124

Group Email:                 DistressedOps@msfi.com

(B)	If to a Lender other than Mutual Quest, as specified on their signature page to the Commitment Transfer Supplement

(D)	If to Borrower or any Guarantor:

c/o GateHouse Media, Inc.

350 Willowbrook Office Park

Fairport, New York 14450

Attention:     Chief Executive Officer

Telephone:    (585) 598-0029

Facsimile:       (585) 248-2631

with a copy to:

c/o GateHouse Media, Inc.

350 Willowbrook Office Park

Fairport, New York 14450

Attention:     General Counsel

Telephone:    (585) 598-0032

Facsimile:       (585) 248-9562

17.7. Survival. The obligations of Loan Parties under Sections 2.2(g), 2.2(h), 3.7, 3.8, 3.9, 3.10, 17.5 and 17.9 and the obligations of Lender under Sections 2.2 and 16.5, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

17.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

17.9. Expenses. Loan Parties shall pay (i) all reasonable and documented out-of-pocket expenses incurred by Lender and its Affiliates in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the Other Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by Lender in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the Other Documents, including its rights under this Section, or (B) in connection with the Advances made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (iv) all reasonable and documented out-of-pocket expenses of Lender’s regular employees and agents engaged periodically to perform audits of the any Loan Party’s books, records and business properties.

17.10. Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lender; therefore, Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

17.11. Consequential Damages. Neither Lender nor any attorney for Lender, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.

17.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

17.13. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed to be an original signature hereto.

17.14. Construction. The parties acknowledge that each party and (if applicable) its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

17.15. Confidentiality; Sharing Information. Lender and each Transferee shall hold all non-public information obtained by Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Lender’s and such Transferee’s customary procedures for handling confidential information of this nature and such non-public information shall not be disclosed by Lender or such Transferee to Persons who are not parties to this Agreement; provided, however, Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors (so long as the

Persons to whom such disclosure is made are informed of the confidential nature of such information and have agreed or are otherwise obligated to keep such information confidential), (b) to Lender or to any prospective Transferees, or to funding and financing sources of Lender and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process, (ii) any disclosure under subclauses (A) and (B) shall be limited to the portion of information as may be required by such Governmental Body pursuant to such legal process and (iii) in no event shall Lender or any Transferee be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by Lender or by one or more Subsidiaries or Affiliates of Lender and each Loan Party hereby authorizes Lender to share any information delivered to Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Lender, it being understood that any such Subsidiary or Affiliate of Lender receiving such information shall be bound by the provisions of this Section 17.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement. Notwithstanding any non-disclosure agreement or similar document executed by Lender in favor of any Loan Party or any of any Loan Party’s affiliates, the provisions of this Agreement shall supersede such agreements.

17.16. Publicity. Each Loan Party and Lender hereby authorizes Lender to make appropriate announcements of the financial arrangement entered into among Loan Party, Lender, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Lender shall in its sole and absolute discretion deem appropriate.

17.17. Certifications From Banks and Participants; USA PATRIOT Act.

(a) Lender or assignee or participant of Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Lender the certification, or, if applicable, recertification, certifying that Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.

(b) The USA PATRIOT Act requires all financial institutions to obtain, verify and record certain information that identifies individuals or business entities which open an “account” with such financial institution. Consequently, Lender may from time to time request, and each Loan Party shall provide to Lender, such Loan Party’s name, address, tax identification number and/or such other identifying information as shall be necessary for Lender to comply with the USA PATRIOT Act and any other Anti-Terrorism Law.

17.18. Anti-Terrorism Laws.

(a) Each Loan Party represents and warrants that (i) no Covered Entity is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(b) Each Loan Party covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all Anti-Terrorism Laws and (v) the Loan Parties shall promptly notify the Lender in writing upon the occurrence of a Reportable Compliance Event.

Each of the parties has signed this Agreement as of the day and year first above written.

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., as Borrower

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title: Chief Financial Officer

Subsidiary Guarantors:

COPLEY OHIO NEWSPAPERS, INC.

ENHE ACQUISITION, LLC

ENTERPRISE NEWSMEDIA HOLDING, LLC

ENTERPRISE NEWSMEDIA, LLC

ENTERPRISE PUBLISHING COMPANY, LLC

GATEHOUSE MEDIA ARKANSAS HOLDINGS,
INC.

GATEHOUSE MEDIA CALIFORNIA HOLDINGS, INC.

GATEHOUSE MEDIA COLORADO HOLDINGS, INC.

GATEHOUSE MEDIA CONNECTICUT
HOLDINGS, INC.

GATEHOUSE MEDIA CORNING HOLDINGS, INC.

GATEHOUSE MEDIA DELAWARE HOLDINGS,
INC.

GATEHOUSE MEDIA DIRECTORIES
HOLDINGS, INC.

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title:Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN TERM LOAN AND SECURITY AGREEMENT]

Subsidiary Guarantors (Continued):

GATEHOUSE MEDIA FLORIDA HOLDINGS, INC.
GATEHOUSE MEDIA FREEPORT HOLDINGS, INC.
GATEHOUSE MEDIA HOLDCO, INC. GATEHOUSE MEDIA ILLINOIS HOLDINGS II, INC.
GATEHOUSE MEDIA ILLINOIS HOLDINGS, INC.
GATEHOUSE MEDIA IOWA HOLDINGS, INC. GATEHOUSE MEDIA KANSAS HOLDINGS II, INC.
GATEHOUSE MEDIA KANSAS HOLDINGS, INC. GATEHOUSE MEDIA LANSING PRINTING, INC.
GATEHOUSE MEDIA LOUISIANA HOLDINGS, INC.
GATEHOUSE MEDIA MANAGEMENT SERVICES, INC.
GATEHOUSE MEDIA MASSACHUSETTS I, INC. GATEHOUSE MEDIA MASSACHUSETTS II, INC. GATEHOUSE MEDIA MICHIGAN HOLDINGS II, INC.
GATEHOUSE MEDIA MICHIGAN HOLDINGS, INC.
GATEHOUSE MEDIA MINNESOTA HOLDINGS, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS II, INC.
GATEHOUSE MEDIA MISSOURI HOLDINGS, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS II, INC.
GATEHOUSE MEDIA NEBRASKA HOLDINGS, INC.
GATEHOUSE MEDIA NEVADA HOLDINGS, INC.

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title: Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN TERM LOAN AND SECURITY AGREEMENT]

Subsidiary Guarantors (Continued):

GATEHOUSE MEDIA NEW YORK HOLDINGS, INC.
GATEHOUSE MEDIA NORTH DAKOTA HOLDINGS, INC.
GATEHOUSE MEDIA OHIO HOLDINGS, INC. GATEHOUSE MEDIA OKLAHOMA HOLDINGS, INC.
GATEHOUSE MEDIA OPERATING, INC. GATEHOUSE MEDIA PENNSYLVANIA HOLDINGS, INC.
GATEHOUSE MEDIA SUBURBAN NEWSPAPERS, INC.
GATEHOUSE MEDIA TENNESSEE HOLDINGS, INC.
GATEHOUSE MEDIA VENTURES, INC.
GEORGE W. PRESCOTT PUBLISHING COMPANY, LLC
MINERAL DAILY NEWS TRIBUNE, INC. NEWS LEADER, INC.
SUREWEST DIRECTORIES TERRY NEWSPAPERS, INC.
THE PEORIA JOURNAL STAR, INC. LIBERTY SMC, L.L.C.
LOW REALTY, LLC
LRT FOUR HUNDRED, LLC

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title: Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN TERM LOAN AND SECURITY AGREEMENT]

GATEHOUSE MEDIA, INC., as Guarantor

By:	/s/ Melinda A. Janik
Name: Melinda A. Janik
Title: Chief Financial Officer

[SIGNATURE PAGE TO SECOND LIEN TERM LOAN AND SECURITY AGREEMENT]

MUTUAL QUEST FUND As Lender

By: FRANKLIN MUTUAL ADVISERS, LLC Its Investment Advisor

By:	/s/ Shawn Tumulty
Name:	Shawn Tumulty
Title:	Vice President

c/o Franklin Mutual Advisers, LLC 101 John F. Kennedy Pkwy Short Hills, NJ 07078

Term Loan Commitment Percentage: 100% Term Loan Commitment Amount $50,000,000

[SIGNATURE PAGE TO SECOND LIEN TERM LOAN AND SECURITY AGREEMENT]

EXHIBIT 1.2(a)

COMPLIANCE CERTIFICATE

(Attached)

EXHIBIT 1.2(a)

FORM OF COMPLIANCE CERTIFICATE

Mutual Quest Fund

c/o Franklin Mutual Advisers, LLC

101 John F. Kennedy Pkwy

Short Hills, NJ 07078

Attention: Steve Luksteid/Kathy Pintarelli

Telephone: 973-912-2141 / 973-912-2124

Group Email: DistressedOps@msfi.com

Each undersigned, not individually but in such undersigned’s capacity as the Chief Financial Officer or [Chief Executive Officer] [President], as applicable, of GateHouse Media Intermediate Holdco, Inc. (“GMIH”), as Borrower, delivers this certificate to Mutual Quest Fund (the “Lender”), pursuant to Sections 9.7, 9.8, 9.13 and 9.17, as applicable1, of that certain Term Loan and Security Agreement dated November 23, 2013, among GMIH, the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), GateHouse Media, Inc. (“Holdco”, and together with GMIH and the Subsidiary Guarantors, the “Loan Parties”) and the Lender (as may be supplemented, restated, superseded, amended or replaced from time to time, the “Loan Agreement”). Capitalized terms used in this certificate and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

SECTION I:

A.	Attached hereto as Schedule “A” are copies of the financial statements of the Loan Parties required to be delivered pursuant to Sections 9.7 or 9.8 of the Loan Agreement, as applicable, for the fiscal period ending , 20 [2] (the “Financial Statements”).

B.	Based upon my review of the Financial Statements, I hereby certify that as of the date indicated in Paragraph A above:

(1)	The Loan Parties were in compliance with the requirements of Sections 7.4, 7.5, 7.6, 7.7, 7.8, and 7.10 of the Loan Agreement;

(2)	The Fixed Charge Coverage Ratio was to 1.0, measured pursuant to Section 6.5(a) of the Loan Agreement.[3]

[1]	Yearly financials to be delivered within 90 days after the end of each fiscal year and quarterly financials within 45 days after the end of each fiscal quarter.
[2]	2 For financial statements delivered pursuant to Sections 9.7 and 9.8, such date shall be the end of the fiscal quarter or year end, as applicable.
[3]	Minimum required: See covenant (6.5(a))

(3)	The Maximum Leverage Ratio was to 1.0, measured pursuant to Section 6.5(b) of the Loan Agreement.[4]

(4)	The Loan Parties’ EBITDA was $ , measured on a rolling four-quarter basis pursuant to Section 6.5(c) of the Loan Agreement.[5]

Attached as Schedule “B” are the details underlying such financial covenant calculations.

C.	No Default exists on the date hereof, other than: [if none, so state];

D.	No Event of Default exists on the date hereof, other than: [if none, so state].

E.	Attached hereto as Schedule “C” is a written report summarizing all material variances from budgets submitted by Loan Parties pursuant to Section 9.12 of the Loan Agreement and a discussion and analysis by management with respect to such variances.

F.	Attached hereto as Schedule “D” are updates (if any) to Schedules 4.4 (Locations of equipment and Inventory), 5.2(a) (States of Qualification and Good Standing), 5.2(b) (Subsidiaries), 5.6 (Prior Names), 5.7 (Environmental), 5.8(d) (Plans), 5.9 (Intellectual Property), 5.10 (Licenses and Permits), 5.14 (Labor Disputes), 5.17 (Disclosure), 5.24 (Equity Interests), 5.25 (Commercial Tort Claims), 5.26 (Letter-of- Credit Rights) and 5.27 (Material Contracts) of the Loan Agreement.

SECTION II:

To the best of the [Chief Executive Officer’s] [President’s] knowledge, each of the Loan Parties is in compliance in all material respects with applicable Environmental Laws on the date hereof. [if not in compliance, set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance].

As to the statements and certifications set forth in Section I:

By:
Name: [ ]

Title:	Chief Financial Officer of GateHouse Media Intermediate Holdco, Inc. as Borrower

[4]	Minimum required: See covenant (6.5(b))
[5]	Minimum required: See covenant (6.5(c))

As to the statements and certifications set forth in Section II:

By:
Name:	[ ]
Title:	[Chief Executive Officer][President] of GateHouse Media Intermediate Holdco, Inc. as Borrower

EXHIBIT 1.2(b)

SUBORDINATION AGREEMENT

(Attached)

Execution Version

INTERCREDITOR AND SUBORDINATION AGREEMENT

This INTERCREDITOR AND SUBORDINATION AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified, this “Agreement”) is dated as of November 26, 2013, and entered into by and among PNC BANK, NATIONAL ASSOCIATION (as administrative agent for the Lenders, “PNC”), CRYSTAL FINANCIAL LLC (as Term Loan B agent for the Term Loan B Lenders, “Crystal”, together with PNC, collectively, the “Senior Creditors” and each individually, a “Senior Creditor”), for and on behalf of the Senior Creditors and each other Senior Claimholder from time to time, and MUTUAL QUEST FUND (the “Subordinated Creditor”).

RECITALS

WHEREAS, the Senior Creditors have made, or in the future may make, credit accommodations available to the Borrowers pursuant to the terms and provisions of that certain Revolving Credit, Term Loan and Security Agreement dated as of November 26, 2013, by and among the Senior Creditors, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a corporation organized under the laws of the State of Delaware (the “Company”) GATEHOUSE MEDIA HOLDCO, INC., a corporation organized under the laws of the State of Delaware (the “GMH”), GATEHOUSE MEDIA OPERATING, INC., a corporation organized under the laws of the State of Delaware (the “GMO”, together with the Company, GMH, each additional borrower set forth on Schedule I thereto, and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), GATEHOUSE MEDIA, INC., a corporation organized under the laws of the State of Delaware (“Holdco” and each Person joined thereto as a guarantor from time to time, collectively, the “Guarantors”, and each a “Guarantor”), the financial institutions which are now or which hereafter become a party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”);

WHEREAS, the Subordinated Creditor has made, or in the future may make, credit accommodations available to the Borrowers pursuant to the terms and provisions of that certain Term Loan and Security Agreement dated as of November 26, 2013, by and among the Subordinated Creditor and the Obligors (as amended, restated, supplemented or otherwise modified from time to time, the “Subordinated Credit Agreement”); and

WHEREAS, the obligations of the Obligors under the Senior Credit Agreement are secured on a senior priority basis by liens on all or substantially all of the assets of Obligors, pursuant to the terms of certain of the Senior Loan Documents;

WHEREAS, the obligations of the Obligors under the Subordinated Credit Agreement are secured on a junior priority basis by liens on all or substantially all of the assets of Obligors, pursuant to the terms of certain of the Subordinated Loan Documents;

WHEREAS, one of the conditions of the Senior Credit Agreement is that (1) the Senior Obligations be senior and prior in right of payment to the Subordinated Obligations as set forth in this Agreement, and (2) the priority of Senior Creditors’ security interests in and liens on the Collateral be senior and prior to the Subordinated Creditor’s security interests in and liens on the Collateral as set forth in this Agreement; and

9

WHEREAS, Subordinated Creditor and the other Subordinated Claimholders have agreed to (1) the subordination of the Subordinated Obligations to the Senior Obligations upon the terms and subject to the conditions set forth in this Agreement; and (2) the subordination of their Liens to the Liens of Senior Creditors upon the terms and subject to the conditions set forth in this Agreement.

Each Senior Creditor and each of the Subordinated Claimholders hereby agree as follows:

1. Definitions.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Administrative Agent Senior Creditor” means the Administrative Agent under the Senior Loan Documents.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Bank Product Obligations” shall mean Cash Management Obligations and Hedging Obligations.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, any successor statute, or any analogous statute in any foreign jurisdiction.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors.

“Blockage Period” means a Covenant Blockage Period or a Payment Blockage Period.

“Borrowers” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any LIBOR Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.

“Cash Collateral” has the meaning set forth in Section 5(b).

“Cash Management Obligations” means, with respect to any Person, the indebtedness, obligations and liabilities of such Person in connection with (a) credit cards; (b) credit card processing services; (c) debit cards and stored value cards; (d) commercial cards; (e) ACH transactions; and (f) cash management and treasury management services and products, including without limitation controlled disbursement accounts or services, lockboxes, automated clearinghouse transactions, overdrafts, interstate depository network services (including all obligations and liabilities owing to such provider in respect of any returned items deposited with such provider).

“Collateral” means all assets and property (whether real, personal, or mixed) now owned or hereafter acquired by any Obligor in or upon which a Lien is granted under any of the Senior Loan Documents and any of the Subordinated Loan Documents and all products and Proceeds of any of the foregoing.

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“Collection Action” means (a) any demand or request for any payment or Distribution, any commencement of (or participation with others in the commencement of) any litigation or other similar proceeding, or the commencement of any other remedy, in each case in an effort to collect the Subordinated Obligations, (b) any acceleration of any Subordinated Obligations, or (c) any commencement of, or joinder with any creditor in commencing, any Insolvency Proceeding against any Obligor or any of its Subsidiaries or any assets of any Obligor or any of its Subsidiaries.

“Conforming Amendment” means any amendment to a provision of any Subordinated Loan Document that is substantively identical to a corresponding amendment to a comparable provision of a comparable Senior Loan Document.

“Control Collateral” means any Collateral consisting of a certificated security (as defined in the UCC), investment property (as defined in the UCC), a deposit account (as defined in the UCC), and any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party, or any agent therefor.

“Covenant Blockage Period” means the period from and including the date of receipt by the Subordinated Creditor of a Covenant Default Notice until the first to occur of (a) the 180th day following the receipt by Subordinated Creditor of such Covenant Default Notice, (b) the date on which Senior Creditors expressly waived such Covenant Default Event in writing, or (c) the Discharge of the Senior Obligations.

“Covenant Default Event” has the meaning specified in Section 2(c).

“Covenant Default Notice” means a written notice from Senior Creditors to Subordinated Creditor of the existence of a Covenant Default Event and specifically designating such notice as a “Covenant Default Notice.”

“DIP Financing” has the meaning set forth in Section 5(b).

“Discharge of the Senior Obligations” means (a) the indefeasible payment in full in cash and performance in full of the Senior Obligations and (b) the termination or expiration of all commitments to extend credit that would constitute Senior Obligations, in each case, in accordance with the terms of the Senior Loan Documents.

“Disposition” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), or other disposition of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Distribution” means any payment or distribution by any Person in respect of the Senior Obligations or the Subordinated Obligations, as the case may be, of assets of any kind or character (whether in cash, securities, assets, by set-off, recoupment, or otherwise and including by purchase redemption or other acquisition of such Senior Obligations or Subordinated Obligations.

“Dollars” or “$” means United States dollars.

“Equity Sponsor” means Newcastle Investment Corp. and any other equity fund controlled (in each case by way of ownership) by, or under common control with, Newcastle Investment Corp., or any of its Affiliates.

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“Event of Default” means, as the context may require, an Event of Default or an “Event of Default” as defined in the Subordinated Credit Agreement.

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of all or any portion of the Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale or other Disposition pursuant to Article 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor under the Senior Loan Documents or the Subordinated Loan Documents (including, in either case, any delivery of any notice to seek to obtain payment directly from any account debtor of any Obligor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against all or any portion of the Collateral or Proceeds of all or any portion of the Collateral), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of all or any portion of the Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the exercise of any other enforcement right relating to all or any portion of the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Subordinated Loan Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding (other than a request for adequate protection permitted by this Agreement), or otherwise, (e) the pursuit of Senior Default Dispositions, or (f) the setoff or recoupment against or foreclosure on all or any portion of the Collateral or the Proceeds of all or any portion of the Collateral.

“Guarantors” has the meaning set forth in the recitals to this Agreement.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or the value of foreign currencies.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge or encumbrance, or preference, priority or other security agreement or preferential arrangement held in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Obligors” means the Borrowers, the Guarantors, and each other Person that may from time to time execute and deliver a Senior Loan Document or a Subordinated Loan Document as a “debtor”, “borrower”, “guarantor”, “obligor”, “grantor”, or “pledgor” (or the equivalent thereof), and “Obligor” means any one of them.

“Payment Blockage Period” means, with respect to any Payment Default Event, the period from and including the date on which the Subordinated Creditor receive notice of a Payment Default Event until the first to occur of (a) the date on which Subordinated Creditor receive a written notice from Senior Creditors that the applicable Payment Default Event has been waived in accordance with the terms of the Senior Loan Documents or (b) the Discharge of the Senior Obligations in accordance with the terms of the Senior Loan Documents.

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“Payment Default Event” has the meaning specified in Section 2(c).

“Permitted Subordinated Debt Payments” means (a) regularly scheduled payments of cash interest on the Subordinated Obligations and (b) accrual, but not payment, of default rate interest in respect of the Subordinated Obligations; provided, however, that (i) such payments must be made in accordance with the terms of the Subordinated Loan Documents and (ii) such payments are not Proceeds of any Collateral arising from the Exercise of Secured Creditor Remedies by Subordinated Creditor or any other Subordinated Claimholder.

“Person” means any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means (i) all “proceeds” as defined in Article 9 of the UCC with respect to the Collateral, and (ii) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or Disposed of, whether voluntarily or involuntarily.

“Refinance” means, in respect of any indebtedness, to refinance, extend, exchange, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, arrangers or agents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Senior Claimholders” means Required Lenders.

“Required Subordinated Claimholders” means “Required Lenders”, as defined in the Subordinated Credit Agreement in effect on the date hereof.

“Senior Creditor” has the meaning set forth in the preamble to this Agreement.

“Senior Claimholders” means, at any relevant time, individually and collectively, Senior Creditors, the Senior Lenders, or any other holders of the Senior Obligations at that time.

“Senior Collateral Documents” means the Senior Mortgages and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Senior Obligation or under which rights or remedies with respect to such Liens are governed, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Senior Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Senior Debt Cap” means, as of the any date of determination, the result of (a) $138,000,000, plus (b) all Bank Product Obligations, interest, fees, attorneys’ fees, costs, charges, expenses, indemnity obligations and all other amounts (exclusive of amounts constituting principal or contingent indemnification obligations for which no written claim has been made) owing, due or payable, or secured under the terms of the Senior Credit Agreement or any other Senior Loan Document, in each case, whether now existing or hereafter arising, under any Senior Loan Document, or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding or other applicable law, and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

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“Senior Default Disposition” means any private or public Disposition of all or any Collateral by one or more Obligors with the consent of Senior Creditor, on behalf of the requisite Senior Claimholders, after the occurrence and during the continuance of an Event of Default.

“Senior Default Notice” has the meaning set forth in Section 7(c) of this Agreement.

“Senior Lenders” means the Lenders as defined in the Senior Creditor Agreement.

“Senior Loan Documents” means the Senior Credit Agreement, the Senior Collateral Documents and each of the Other Documents (as defined in the Senior Credit Agreement), together with any agreement or other document executed or delivered in connection with any DIP Financing provided by a Senior Claimholder, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Senior Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Senior Obligations or under which rights or remedies with respect to any such Liens are governed (other than this Agreement), in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Senior Obligations” means, collectively, all Obligations.

“Senior Recovery” has the meaning set forth in Section 5(h).

“Standstill Notice” means a written notice from Subordinated Creditor to Senior Creditors that (i) describes with specificity the Event of Default that has occurred under any of the Subordinated Loan Documents, (ii) declares the Subordinated Creditor’s intent to take any Collection Action or to Exercise any Secured Creditor Remedies after the termination of the Standstill Period, and (iii) specifically designates such notice as a “Standstill Notice”.

“Standstill Period” means the period from and including the date of receipt by Senior Creditors of a Standstill Notice until the first to occur of: (a) the 210th day following the receipt by Senior Creditor of a Standstill Notice from Subordinated Creditor; (b) the date of acceleration of the Senior Obligations; (c) the commencement of any Insolvency Proceeding relating to any Obligor; or (d) the Discharge of the Senior Obligations, provided, that the 210 day period pursuant to clause (a) of this definition and the date of any acceleration referred to in clause (b) of this definition shall be deemed (i) extended during any period in which any Senior Creditor is in good faith Exercising any Secured Creditor Remedies, (ii) extended during any period (not to exceed an additional 60 days) in which either Senior Creditors or Borrowers shall have retained any financial consultant, investment banker, turnaround professional or other advisor for the purposes of evaluating the Exercise of Secured Creditor Remedies by either Senior Creditors or Borrowers shall constitute an Exercise of Secured Creditor Remedies, and (iii) tolled during any period in which the Senior Creditors are stayed or enjoined from Exercising any Secured Creditor Remedies.

“Subordinated Claimholders” means, at any relevant time, individually and collectively, the Subordinated Creditor, Subordinated Lenders or any other holders of the Subordinated Obligations from time to time.

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“Subordinated Collateral Documents” means the Security Agreement (as defined in the Subordinated Credit Agreement), the Subordinated Mortgages and any other agreement, document, or instrument pursuant to which a Lien is granted securing any Subordinated Obligation or under which rights or remedies with respect to such Liens are governed, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Subordinated Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Subordinated Creditor” has the meaning set forth in the preamble to this Agreement.

“Subordinated Lenders” means the Lenders as defined in the Subordinated Credit Agreement.

“Subordinated Loan Documents” means the Subordinated Credit Agreement dated as of November 26, 2013 in the original principal amount of $50,000,000 between Obligors and Subordinated Lenders and all other instruments, agreements and documents executed in connection therewith, in each case, as the same may be amended, amended and restated, supplemented, modified, replaced, substituted or renewed from time to time or Refinanced.

“Subordinated Mortgages” means each mortgage, deed of trust, and other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Subordinated Obligations or under which rights or remedies with respect to any such Liens are governed (other than this Agreement), in each case, as amended, restated, supplemented or otherwise modified from time to time.

“Subordinated Obligations” means, collectively, all Obligations (as defined in the Subordinated Credit Agreement).

“Subsidiary” of a person means a corporation, partnership, limited liability company, or other entity in which that person directly or indirectly owns or controls the shares of capital stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

(b) Terms Defined in the Senior Credit Agreement. Except to the extent expressly provided herein to the contrary, any term used in this Agreement and not defined in this Agreement has the meaning set forth in the Senior Credit Agreement.

(c) Rules of Construction. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The words “include,” “includes,” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The term “or” shall be construed to have, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” Unless the context requires otherwise: (1) any definition of or reference to any agreement, instrument, or other document herein shall be construed as referring to such agreement, instrument, or other document as from time to time amended, restated, modified or Refinanced in accordance with the

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terms of this Agreement; (2) any definition of or reference to Senior Obligations or the Subordinated Obligations herein shall be construed as referring to the Senior Obligations or the Subordinated Obligations (as applicable) as from time to time amended, restated, modified or Refinanced in accordance with the terms of this Agreement; (3) any reference herein to any person shall be construed to include such person’s successors and assigns; (4) the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; (5) all references herein to Sections shall be construed to refer to Sections of this Agreement; (6) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights; and (7) any reference to any agreement, instrument, or other document herein “as in effect on the date hereof” shall be construed as referring to such agreement, instrument, or other document without giving effect to any amendment, restatement, supplement, modification, or Refinance after the date hereof.

2. Payment Subordination.

(a) Subordination. Each Subordinated Claimholder hereby covenants and agrees that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior Discharge of the Senior Obligations. Each holder of Senior Obligations, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Obligations in reliance upon the provisions contained in this Agreement. Except as set forth in Section 2(b), unless and until the Discharge of the Senior Obligations shall have occurred, no Subordinated Claimholder shall accept, take, or receive by payment or prepayment, directly or indirectly, from any Person, any Distribution which may now or hereafter be owing to such Subordinated Claimholder, on account of any of the Subordinated Obligations.

(b) Permitted Payments. So long as no Blockage Period is in effect, Borrowers may pay to the Subordinated Claimholders, and the Subordinated Claimholders may accept and receive from Borrowers on account of the Subordinated Obligations, Permitted Subordinated Debt Payments.

(c) Blockage Period.

(1) Payment Default Event. Upon the occurrence of an Event of Default under Section 10.1 of the Senior Credit Agreement or any declaration or acceleration of payment pursuant to the terms of the Senior Credit Agreement (a “Payment Default Event”), then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive by payment or prepayment, directly or indirectly, from any Person, any Distribution on account of any of the Subordinated Obligations during the Payment Blockage Period applicable to such Payment Default Event.

(2) Covenant Default Event. If (i) an Event of Default shall have occurred and be continuing under Article X of the Senior Credit Agreement (other than Section 10.1 thereunder) (a “Covenant Default Event”), and (ii) Subordinated Creditor shall have received a Covenant Default Notice, then no Obligor shall make, and no Subordinated Claimholder shall accept, take or receive, by payment or prepayment, directly or indirectly from any Person any Distribution on account of any of the Subordinated Obligations during the Covenant Blockage Period applicable to such Covenant Default Event.

3. Lien Subordination.

(a) Acknowledgement; Consent; and Subordination. Each Subordinated Creditor and each of the other Subordinated Claimholders hereby (y) acknowledges that the Obligors, either prior

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to the date hereof or concurrently herewith, have granted or are granting Liens on the Collateral in favor of Senior Creditors to secure the Senior Obligations and (z) consents, anything to the contrary contained in any Subordinated Loan Document, or other agreement to which any Subordinated Claimholder may now or hereafter be a party notwithstanding, to the grant by the Obligors of the Liens on the Collateral to secure the Senior Obligations. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to Senior Creditors (or any Senior Lender) or any Subordinated Claimholder in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Creditors (or any Senior Lender) or any Subordinated Claimholder in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or any of the Subordinated Loan Documents, (iv) whether the Liens securing the Senior Obligations are valid, enforceable, void, avoidable, subordinated, disputed, or allowed, (v) whether or not any such Liens securing any Senior Obligations or any Subordinated Obligations are perfected, unperfected, avoided, set aside, or subordinated to any Lien securing any other obligation or debt of any Obligor or any other Person, (vi) any defect or deficiency or alleged defect or deficiency in any of the foregoing, or (vii) any other circumstance whatsoever, each of the Senior Creditors, on behalf of itself and the Senior Lenders, and each of the Subordinated Claimholders hereby agree that:

(1) any Lien with respect to all or any portion of the Collateral securing any Senior Obligations now or hereafter held by or on behalf of, or created for the benefit of, any Senior Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be senior and prior in all respects to all Liens with respect to all or any portion of the Collateral securing any Subordinated Obligations;

(2) any Lien with respect to all or any portion of the Collateral securing any Subordinated Obligations now or hereafter held by or on behalf of, or created for the benefit of any Subordinated Claimholder or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, shall be junior and subordinate in all respects to all Liens with respect to all or any portion of the Collateral securing any Senior Obligations;

(3) the Lien priority provisions set forth in this Agreement shall be effective at all times and for all purposes.

(b) Disposition of Collateral; Release of Liens.

(1) Exclusive Rights of Senior Creditor. Until the Discharge of the Senior Obligations occurs, Senior Creditor, on behalf of the Senior Claimholders, shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the applicable Senior Loan Documents or in accordance with the provisions of this Agreement, in each case without any consultation with, consent of or notice to Subordinated Creditor or any other Subordinated Claimholder.

(2) Lien Release Upon Disposition of Collateral. Until the Discharge of the Senior Obligations occurs, upon any release, sale or Disposition of any Collateral, whether (A) permitted pursuant to the terms of the Senior Loan Documents, (B) resulting from the Exercise of Secured Creditor Remedies by any Senior Creditor, or (C) resulting from any Senior Default Disposition (i) the Lien securing the Subordinated Obligations on such Collateral (excluding any portion of the proceeds of such Collateral remaining after the Discharge of the Senior Obligations occurs), (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any Subordinated Obligations, such Obligor’s liability in respect of the Subordinated Obligations) shall be automatically, unconditionally, and simultaneously released with no further consent

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or action of any Person, and (ii) the Subordinated Claimholders shall be deemed to have consented under the Subordinated Loan Documents to such release, sale or disposition of such Collateral (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any Subordinated Obligations, the release of such Obligor’s liability in respect of the Subordinated Obligations), and to have waived the provisions of the Subordinated Loan Documents to the extent necessary to permit such release, sale or disposition (and in the case of any release, sale or disposition of all or substantially all of the equity interests or assets of any Obligor that has guaranteed any Subordinated Obligations, the release of such Obligor’s liability in respect of the Subordinated Obligations). The Subordinated Creditor shall promptly execute and deliver such release documents and instruments and shall take such further actions as the Senior Creditors shall request to evidence any release of the Lien securing Subordinated Obligations or any release of the applicable Obligor of the Subordinated Obligations.

(3) Until the Discharge of the Senior Obligations occurs, each Subordinated Claimholder hereby irrevocably constitutes and appoints Senior Creditors and any officer or agent of a Senior Creditor, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of such Subordinated Claimholder or in Senior Creditors’ own name, from time to time in Senior Creditors’ discretion, for the purpose of carrying out the terms of this Section 3(b), to take any and all appropriate action in connection therewith and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 3(b), including any endorsements or other instruments of transfer or release.

(c) Waiver of Right to Contest Obligations and Liens. Each of the Senior Creditors, for itself and on behalf of each other Senior Claimholder, and each Subordinated Claimholder, for itself, agrees that it will not (and hereby waives any right to), directly or indirectly, contest or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), (a) the validity, priority, enforceability or allowance of any claims of any of the Senior Claimholders or any of the Subordinated Claimholders, as the case may be, (b) the priority, validity, or enforceability of a Lien held by or on behalf of any of the Senior Claimholders in any assets of any of the Obligors or (subject to the terms of this Agreement) by or on behalf of any of the Subordinated Claimholders in any assets of any of the Obligors, as the case may be, or (c) the validity or enforceability of the provisions of this Agreement, provided, however that nothing in this Agreement shall be construed to prevent or impair the rights of Senior Creditor, any other Senior Claimholder, Subordinated Creditor or any other Subordinated Claimholder to enforce the terms of this Agreement.

(d) New Liens. So long as the Discharge of the Senior Obligations has not occurred, the parties hereto agree that no Obligor shall grant or permit any additional Liens on any asset to secure any Subordinated Obligations unless such Obligor grants a Lien on such asset to secure the Senior Obligations concurrently with the grant of a Lien thereon in favor of Subordinated Creditor. To the extent that the foregoing provision is not complied with for any reason (and without limiting any other rights and remedies available to any Senior Claimholders), each Subordinated Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this subsection (d) shall be subject to Section 9(b).

(e) Agent for Perfection. Senior Creditors and Subordinated Creditor each agree to hold (or cause to be held) all Control Collateral in their respective possession, custody, or control, including “control” within the meaning of 9-104 of the UCC (or in the possession, custody, or control of agents, bailees, or other similar third parties) as non-fiduciary agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral subject to the terms and conditions of this Agreement (such bailment and agency being intended, among other things, to satisfy the requirements of Section 8-301(a)(2), 9-313(c), 9-104, 9-105, 9-106, and 9-107 of the UCC). None of

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the Senior Claimholders or the Subordinated Claimholders, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any other Person. The duties or responsibilities of Senior Creditors and Subordinated Creditor under this subsection (e) are and shall be limited solely to holding or maintaining control of the Control Collateral as non-fiduciary agent for the other for purposes of perfecting the Lien held by Senior Creditors or Subordinated Creditor, as applicable. No Senior Creditor is, and no Senior Creditor shall be deemed to be, a fiduciary of any kind for Subordinated Creditor or any other Person. Upon the Discharge of the Senior Obligations, Senior Creditors shall, at the expense of Obligors, deliver the remaining Control Collateral (if any) together with any necessary endorsements or assignments, first, to Subordinated Creditor to the extent Subordinated Obligations remain outstanding as confirmed in writing by Subordinated Creditor, and, to the extent that Subordinated Creditor confirm no Subordinated Obligations are outstanding, second, to Borrowers to the extent no Senior Obligations or Subordinated Obligations remain outstanding (in each case, so as to allow such person to obtain possession or control of such Control Collateral).

(f) Insurance. Until the Discharge of the Senior Obligations occurs, (i) Senior Creditors and the other Senior Claimholders shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Loan Documents, to adjust and settle any claim under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Collateral; and (ii) all Proceeds of any such insurance policy and any such award (or any payments with respect to a deed in lieu of condemnation) shall be paid, subject to the rights of the Obligors under the Senior Loan Documents, first in accordance with the priorities set forth in Section 9(c), until paid in full in cash, and second, to the owner of the subject property, such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Subordinated Claimholder shall, at any time, receive any Proceeds of any such insurance policy or any such award or payment in contravention of this subsection (f), it shall pay such Proceeds over to Senior Creditors in accordance with the terms of Section 9(c).

4. Exercise of Remedies.

(a) Claim Standstill. No Subordinated Claimholder shall take any Collection Action with respect to any of the Subordinated Obligations until the expiration of the applicable Standstill Period.

(b) Collateral Standstill. At all times prior to the commencement of an applicable Standstill Period and until the expiration of such Standstill Period, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, no Subordinated Claimholder:

(1) shall exercise or seek to exercise any right or remedies with respect to any Collateral (including, without limitation, any Exercise of Secured Creditor Remedies) (other than if an Insolvency Proceeding has been commenced, seeking adequate protection, to the extent permitted by this Agreement);

(2) shall contest, protest, or object to any Exercise of Secured Creditor Remedies by any Senior Claimholder and no Subordinated Claimholder shall have any right to direct the Exercise of any Secured Creditor Remedies or other action by any Senior Claimholder; and

(3) shall not object to (and waive any and all claims with respect to) the forbearance by any Senior Claimholder from Exercising any Secured Creditor Remedies.

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(c) Exclusive Enforcement Rights. Until the expiry of the applicable Standstill Period has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Obligor or any of its Subsidiaries, the Senior Claimholders shall have the exclusive right to enforce rights as a secured creditor, Exercise Secured Creditor Remedies and make determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any Subordinated Claimholder. The Senior Claimholders shall have the right to enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion and subject to the terms hereof. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under the laws of any applicable jurisdiction, including without limitation the right to Exercise Secured Creditor Remedies.

(d) Permitted Actions by Subordinated Claimholders. Notwithstanding anything to the contrary in this Agreement, Subordinated Creditor and any other Subordinated Claimholder may take any of the following actions, which shall not constitute a Collection Action or the Exercise of Secured Creditor Remedies:

(1) if an Insolvency Proceeding has been commenced by or against any Obligor, file a claim or statement of interest with respect to the Subordinated Obligations;

(2) take any action (not adverse to the priority status, taking into account the subordination provisions of Section 3 hereof, of the Liens on the Collateral securing any of the Senior Obligations, or the rights of any Senior Claimholder to Exercise any Secured Creditor Remedies) in order to create, preserve, perfect or protect (but not enforce) its Lien in and to the Collateral to the extent not prohibited by Section 3(d);

(3) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding, or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of Subordinated Creditor or any Subordinated Claimholder, including any claims secured by the Collateral, if any; and

(4) vote on any plan of reorganization and file any proof of claim with respect to the Subordinated Obligations; provided, that, in any Insolvency Proceeding, no Subordinated Claimholder shall (i) oppose, object to, or vote against any plan of reorganization or disclosure statement, or join with or support any third party in doing so, to the extent the terms of such plan or disclosure statement comply with the following clause (ii) and are consistent with the rights of the Senior Creditors and the Senior Claimholders under this Agreement or (ii) support or vote for any plan of reorganization or disclosure statement of any Obligor unless (x) such plan provides for the payment in full in cash of all Senior Obligations (including all post-petition interest, fees and expenses) on the effective date of such plan of reorganization, or (y) unless such plan is accepted by the requisite holders of Senior Obligations voting thereon, it being understood that, in the event that any plan is proposed by any debtor, creditor, or other party in interest in any such Insolvency Proceeding that is inconsistent with or purports to alter the provisions of this Agreement (including the provisions of Section 5(k) hereof), the Senior Creditors shall be deemed to have been granted, as of the date hereof, an irrevocable power of attorney to vote the claims of the Subordinated Claimholders against any such plan, with such appointment being coupled with an interest, and the Senior Creditors shall be deemed the “holder” of such claims within the meaning of Section 1126(a) of the Bankruptcy Code.

(e) Collateral or Proceeds Received from the Exercise of Secured Creditor Remedies. Each Subordinated Claimholder agrees that until the Discharge of the Senior Obligations has occurred, any Collateral or Proceeds thereof received by the Subordinated Claimholders will be subject to Section 9.

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(f) No Hindrance. Each Subordinated Claimholder hereby:

(1) agrees that Subordinated Creditor and the other Subordinated Claimholders will not take any action, other than as expressly permitted under this Agreement, that would restrain, hinder, limit, delay, or otherwise interfere with the Exercise of Secured Creditor Remedies by Senior Creditors or any other Senior Claimholder, or any action that is otherwise prohibited hereunder;

(2) waives any and all rights Subordinated Creditor or any other Subordinated Claimholder may have as a junior lien creditor or otherwise to object to the manner in which Senior Creditors or any of the other Senior Claimholders, seek to enforce or collect the Senior Obligations or the Liens securing the Senior Obligations granted in any of the Collateral undertaken in good faith in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of Senior Creditors or any other Senior Claimholder is adverse to the interest of Subordinated Creditor or any other Subordinated Claimholder; and

(3) acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Loan Documents (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of Senior Creditors or the other Senior Claimholders, with respect to the Collateral as set forth in this Agreement and the Senior Loan Documents.

(g) Judgment Liens. In the event that any Subordinated Claimholder becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, to the extent permitted herein, with respect to the Subordinated Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Obligations) as the other Liens securing the Subordinated Obligations are subject to this Agreement.

5. Insolvency Proceeding.

(a) Enforceability and Continuing Priority. This Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of the Senior Claimholders and the Subordinated Claimholders in or to any Distributions shall continue after the commencement of any Insolvency Proceeding. Accordingly, the provisions of this Agreement are intended to be and shall be enforceable as a subordination agreement within the meaning of Section 510 of the Bankruptcy Code.

(b) Financing. Until the Discharge of the Senior Obligations occurs, if any Obligor shall be subject to any Insolvency Proceeding and Senior Creditors consent to the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code; herein, “Cash Collateral”), on which any Senior Creditor has a Lien or permits any Obligor to obtain financing provided by any one or more Senior Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (such financing, together with any Cash Collateral use, collectively a “DIP Financing”), to the extent that (1) the maximum aggregate principal amount of the DIP Financing, when taken together with the aggregate principal amount of outstanding prepetition Senior Obligations that will not be repaid by such DIP Financing, does not exceed 120% of the Senior Debt Cap and (2) the Liens securing such prepetition Senior Obligations that will not be repaid by such DIP Financing are subordinated or pari passu with such Liens securing the DIP Financing, then each Subordinated Claimholder agrees that it will (A) consent, and will be deemed to have consented, to the use of such cash collateral or to such DIP Financing, as applicable, (B) raise no objection to, nor support any other Person objecting to, the use of such cash

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collateral or to such DIP Financing, (C) not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing, except as set forth in Section 5(e) below, (D) and will be deemed to have, subordinated hereunder the Liens securing Subordinated Obligations to (x) such DIP Financing, (y) any adequate protection provided to the Senior Claimholders, and (z) any “carve-out” agreed to by the Senior Creditors or the other Senior Claimholders, in the case of each of clauses, (x), (y), and (z) above, with such subordination to be on the same terms as the Liens securing Senior Obligations that are subordinated thereto, but on a basis junior to the Liens securing the DIP Financing provided by the Senior Claimholders (such subordination will not alter in any manner the terms of this Agreement), and (E) agree, and will be deemed to have agreed, that notice received two calendar days prior to the entry of an order approving such usage of the Cash Collateral or approving such DIP Financing shall be adequate notice.

(c) Sales. Until the Discharge of the Senior Obligations has occurred, each Subordinated Claimholder agrees that it will consent to the Disposition of, and will not object to or oppose a motion to Dispose of, any Collateral free and clear of the Liens or other claims in favor of Subordinated Creditor or any other Subordinated Claimholder under Section 363 of the Bankruptcy Code, if the requisite Senior Claimholders or Senior Creditors, on behalf of the requisite Senior Claimholders, have consented to such Disposition of such assets.

(d) Relief from the Automatic Stay. Until the Discharge of the Senior Obligations occurs, each Subordinated Claimholder agrees that it shall not (i) seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case, in respect of the Collateral, without the prior written consent of Senior Creditor, on behalf of the requisite Senior Claimholders, or (ii) oppose or take any other action in derogation of any request by any Senior Creditor or any other Senior Claimholder for relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Collateral.

(e) Adequate Protection.

(1) Senior Claimholders. In any Insolvency Proceeding involving an Obligor, each Subordinated Claimholder agrees that none of them shall contest or object (or support any other person contesting or objecting):

(A) any request by any Senior Creditor or any of the other Senior Claimholders for adequate protection (whether in the form of Distributions, liens, priority administrative expense claims, or otherwise) or any adequate protection provided to any Senior Creditor or any of the other Senior Claimholders; or

(B) any objection by any Senior Creditor or any of the other Senior Claimholders to any motion, relief, action, or proceeding based on a claim of lack of adequate protection (whether in the form of payments, liens, a priority administrative expense claim, or otherwise); or

(C) the payment of interest, fees, expenses or other amounts to any Senior Creditor or any other Senior Claimholders under Section 506(b) or Section 506(c) of the Bankruptcy Code or otherwise.

(2) Subordinated Claimholders. In any Insolvency Proceeding involving an Obligor, to the extent that the Subordinated Claimholders were not required to release pursuant to the terms of this Agreement and have not released their Liens on the Collateral on or prior to the date of the commencement thereof:

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(i) Until the Discharge of the Senior Obligations occurs, if any one or more Senior Claimholders are granted adequate protection in the form of periodic cash payments or in the form of a replacement Lien (on existing or future assets of the Obligors) in connection with any DIP Financing, then the Subordinated Claimholders shall also be entitled to seek, without objection from the Senior Claimholders, adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), which replacement Lien, if obtained, shall be subordinate to the Liens securing the Senior Obligations and the Liens securing such DIP Financing on the same basis as the other Liens securing the Subordinated Obligations are subordinate to the Senior Obligations under this Agreement.

(ii) In the event that any of the Subordinated Claimholders is granted adequate protection in the form of a replacement Lien (on existing or future assets of the Obligors), then the Subordinated Claimholders agree that Senior Creditors shall also be entitled to seek, without objection from the Subordinated Claimholders, a senior adequate protection Lien on existing or future assets of the Obligors as security for the Senior Obligations and for any DIP Financing provided by one or more of the Senior Claimholders. Any adequate protection Lien on such existing or future assets securing the Subordinated Obligations shall be subordinated (i) to the Lien on such collateral securing the Senior Obligations and any such DIP Financing provided by the Senior Claimholders, and (ii) to any other Liens granted to the Senior Claimholders as adequate protection on the same basis as the other Liens securing the Subordinated Obligations are so subordinated to such Senior Obligations under this Agreement.

(3) Allowance of Postpetition Accrual. Neither Subordinated Creditor nor any other Subordinated Claimholder shall object to, oppose, or challenge any claim by any Senior Claimholder for allowance in any Insolvency Proceeding of Senior Obligations consisting of post-petition interest, fees, or expenses.

(f) Section 1111(b) of the Bankruptcy Code. None of the Subordinated Claimholders shall object to, oppose, support any objection, or take any other action to impede, the right of any Senior Claimholder to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Subordinated Claimholder waives any claim it may hereafter have against any Senior Claimholder arising out of the election by any Senior Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code. Until the Discharge of the Senior Obligations has occurred, each Subordinated Claimholder waives any right it may have to make an election under Section 1111(b)(2) of the Bankruptcy Code.

(g) No Waiver. Nothing contained herein shall prohibit or in any way limit any Senior Claimholder from objecting in any Insolvency Proceeding involving an Obligor to any action taken by Subordinated Creditor or any of the other Subordinated Claimholders which is inconsistent with the terms of this Agreement, including, if it is inconsistent with the terms of this Agreement, the seeking by any Subordinated Claimholder of adequate protection or the assertion by any Subordinated Claimholder of any of their rights and remedies under the Subordinated Loan Documents.

(h) Avoidance Issues. If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of any Obligor any amount paid in respect of the Senior Obligations (a “Senior Recovery”), then such Senior Claimholder shall be entitled to a reinstatement of Senior Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in this Agreement shall apply with respect to any such Senior Recovery. If this Agreement shall have been terminated prior to such Senior Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement and to the extent the Senior Debt Cap was decreased in connection with such payment of the Senior Obligations, the Senior Debt Cap shall be increased to such extent.

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(i) Distributions of Debt Obligations. If, in any Insolvency Proceeding involving an Obligor, debt obligations of the reorganized debtor, whether or not secured by Liens upon any property of the reorganized debtor, are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, (A) on account of the Senior Obligations, or (B) on account of the Subordinated Obligations, or (C) all on account of the Senior Obligations and the Subordinated Obligations, then the Subordinated Claimholders shall have the right to receive such debt obligations so long as either the provisions of this Agreement (I) survive the distribution of such debt obligations pursuant to such plan and (II) apply with like effect to such debt obligations and the Liens (if any) securing such debt obligations.

(j) Prohibition of Payments of Subordinated Obligations on Acceleration or in Insolvency Proceeding.

(1) Upon (A) the acceleration of the Subordinated Obligations, or any portion thereof, which has not been rescinded or revoked, or (B) any payment or distribution of assets of any Obligor, of any kind or character, whether in cash, property or securities, following commencement of an Insolvency Proceeding, there shall be a Discharge of the Senior Obligations before any Distribution is made on account of any of the Subordinated Obligations; and following commencement of an Insolvency Proceeding, any Distribution in respect of the Subordinated Obligations to which a Subordinated Claimholder would be entitled, except for the provisions hereof, shall be paid by any Obligor or any other Person making such Distribution, or by a Subordinated Claimholder if received by it, directly to Senior Creditor, to the extent necessary to result in the Discharge of the Senior Obligations, before any Distribution on account of any Subordinated Obligation is made to Subordinated Creditor or any other Subordinated Claimholder.

(2) In any Insolvency Proceeding by or against any Obligor,

(A) any Senior Creditor may, and is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Claimholders or otherwise), but shall have no obligation to (x) demand, sue for, collect and receive every payment or distribution referred to in this Section 5 and give acquittance therefor and (y) file claims and proofs of claim in respect of the Subordinated Obligations, provided that Senior Creditors may only file claims and proofs of claims in respect of the Subordinated Obligations if (1) the Subordinated Claimholders have failed to file such claims and proofs of claim and (2) there shall remain not more than 10 days before such action is barred, prohibited or otherwise cannot be taken; and

(B) Subordinated Creditor and each other Subordinated Claimholder will duly and promptly take such action, at the expense of Borrowers, as Senior Creditors may request (x) to collect the Subordinated Obligations for the account of the Senior Claimholders and to file appropriate claims or proofs of claim with respect thereto, (y) to execute and deliver to Senior Creditors such powers of attorney, assignments or other instruments as Senior Creditors may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Obligations, and (z) to collect and receive for the account of the Senior Claimholders any and all Distributions which may be payable or deliverable upon or with respect to the Subordinated Obligations, until there has been a Discharge of the Senior Obligations.

(k) Payments Held in Trust/Turnover. In the event that, notwithstanding the foregoing provisions of this Section 5, any Distribution in respect of the Subordinated Obligations prohibited by this Agreement shall be received by any Subordinated Claimholder before there has been a Discharge of the Senior Obligations, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to Administrative Agent Senior Creditor, until there has been a Discharge of the Senior Obligations.

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6. Waivers by Subordinated Claimholders.

(a) Senior Obligations.

(1) All Senior Obligations at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Obligations held by any Senior Claimholder shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each Subordinated Claimholder hereby waives (A) notice of acceptance, or proof of reliance, by any of the Senior Claimholders of this Agreement, and (B) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Obligations. Nothing contained in this Agreement shall preclude any of the Senior Claimholders from discontinuing the extension of credit to any Obligor (whether under the Senior Loan Documents or otherwise) or from taking (without notice to any Subordinated Claimholder, any Obligor, or any other Person) any other action in respect of the Senior Obligations or the Collateral which such Senior Claimholder is otherwise entitled to take with respect to the Senior Obligations or the Collateral.

(2) None of the Senior Claimholders or any of their respective affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise Dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If any Senior Claimholder honors (or fails to honor) a request by Borrowers for an extension of credit pursuant to any of the Senior Loan Documents, whether any Senior Claimholder has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Loan Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if such Senior Claimholder otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), no Senior Claimholder shall have any liability whatsoever to any Subordinated Claimholder as a result of such action, omission, or exercise. Each Senior Claimholder will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as such Senior Claimholder may, in its sole discretion, deem appropriate, and each Senior Claimholder may manage such loans and extensions of credit without regard to any rights or interests that any Subordinated Claimholder may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Subordinated Claimholder agrees that no Senior Claimholder shall incur any liability as a result of a sale, lease, license, application or other Disposition of all or any portion of the Collateral or any part or Proceeds thereof, except to the extent that such Disposition is in direct violation of the provisions of this Agreement. Any Senior Claimholder may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. Each Subordinated Claimholder waives any and all rights it may have to require any Senior Claimholder to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

(b) Notice of Acceptance and Other Waivers. To the fullest extent permitted by applicable law, each Subordinated Claimholder hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under any of the Senior Loan Documents, or the creation or existence of any Senior Obligations; (iii) notice of the amount of the Senior

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Obligations; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase Subordinated Creditor’s or any other Subordinated Claimholder’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Obligations (other than any notice that may be required by the express terms of this Agreement); (vii) all other notices (except if such notice is specifically required to be given to Subordinated Creditor under this Agreement) and demands to which Subordinated Creditor or any other Subordinated Claimholder might otherwise be entitled.

(c) Lawsuits; Defenses; Setoff. To the fullest extent permitted by applicable law, each Subordinated Claimholder, (i) waives the right by statute or otherwise to require any Senior Claimholder to institute suit against any Obligor or to exhaust any rights and remedies which any Senior Claimholder has or may have against any Obligor; (ii) waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of the Senior Obligations has occurred (subject to the provisions of Section 5(h)) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof, (iii) waives any rights to assert against any Senior Claimholder any defense (legal or equitable), set-off, counterclaim, or claim which Subordinated Creditor or any Subordinated Claimholder may now or at any time hereafter have against any Obligor or any other party liable to Senior Creditor, any other Senior Claimholder, Subordinated Creditor or any other Subordinated Claimholder, (iv) waives any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Obligations, any Subordinated Obligations or any security for either; and (v) waives any defense arising by reason of any claim or defense based upon an election of remedies by any Senior Claimholder.

(d) Subrogation. Solely after the Discharge of the Senior Obligations shall have occurred, Subordinated Creditor and the other Subordinated Claimholders shall be subrogated to the rights of the Senior Claimholders to the extent that Distributions otherwise payable to the Subordinated Claimholders have been applied to the payment of the Senior Obligations in accordance with the provisions of this Agreement. No Senior Claimholder has, and no Senior Claimholder shall have, any obligation or duty to protect any Subordinated Claimholder’s rights of subrogation arising pursuant to this Agreement or under any applicable law, and no Senior Claimholder is, and no Senior Claimholder shall be, liable for any loss to, or impairment of, any subrogation rights held by any Subordinated Claimholder.

(e) ELECTION OF REMEDIES. WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH SUBORDINATED CLAIMHOLDER WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY SENIOR CLAIMHOLDER, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED THE RIGHTS OF SUBROGATION OF SUBORDINATED CREDITOR AND THE OTHER SUBORDINATED CLAIMHOLDERS AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

7. Amendments; Refinancing, Notice of Default.

(a) Subordinated Loan Documents. Each Subordinated Claimholder agrees that none of the Subordinated Loan Documents or any other document, instrument, or agreement evidencing all or any part of the Subordinated Obligations may be amended, restated, supplemented, Refinanced, or otherwise modified, and no new document, instrument or agreement may be entered into, without the prior written consent of Senior Creditors, on behalf of the requisite Senior Claimholders, to the extent that such amendment, restatement, Refinancing, supplement, other modification or new document, instrument or

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agreement, would, directly or indirectly (i) increase the maximum principal amount of the Subordinated Obligations in excess of $50,000,000, (ii) (w) add or increase the rate of interest (paid in cash) on any of the Subordinated Obligations above the interest rate (paid in cash) set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (x) add or increase the rate of interest (paid in kind) on any of the Subordinated Obligations to a rate in excess of 2.50% per annum above the interest rate (paid in kind) set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (y) add or increase the default rate of interest above the default interest rate set forth in the Subordinated Credit Agreement (as in effect on the date hereof), or (z) add or increase any fee set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (iii) change or add any event of default or any covenant with respect to the Subordinated Obligations in a manner adverse to any Obligor or to the interests of any of the Senior Claimholders; provided, that, solely with respect to this Section 7(a)(ii), to the extent that (x) the covenants in the Senior Credit Agreement are added or amended in a manner that is more restrictive to any Obligor and (y) such Conforming Amendment to the Subordinated Credit Agreement maintains an equivalent proportionate difference between dollar amounts or ratios, as the case may be, in the relevant provision in the Subordinated Credit Agreement and those in the corresponding covenant in the Senior Credit Agreement (to the extent that such difference exists between the Subordinated Credit Agreement and the Senior Credit Agreement immediately prior to giving effect to such Conforming Amendment), then a Conforming Amendment to the Subordinated Credit Agreement may be made, (iv) change or amend any term of any Subordinated Loan Document if such change or amendment would result in an “Event of Default” under any of the Senior Loan Documents, (v) contravene the provisions of this Agreement, (vi) provide for or allow any principal amortization payment, or any other payment of the principal balance of the Subordinated Obligations, in each case, on or prior to the date that is 180 days after the final maturity date of the Senior Obligations set forth in the Senior Credit Agreement, (vii) change the date upon which any payments of principal or interest on the Subordinated Obligations are due or change any redemption or prepayment provisions of the Subordinated Obligations (including the related definitions) to provide for or allow any such payments of principal or interest on the Subordinated Obligations on or prior to the date that is 180 days after the final maturity date of the Senior Obligations set forth in the Senior Credit Agreement; provided, however, that the percentages set forth in Section 2.9 of the Subordinated Credit Agreement may be reduced from the percentages set forth in the Subordinated Credit Agreement (as in effect on the date hereof), (viii) add, expand or accept, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation, or otherwise, any Lien or security interest on any asset of any Obligor, except to the extent that the Senior Creditors have been granted a first priority with respect to such asset, (ix) add or amend any restrictions or limitations on any Person’s ability to make payment on the Senior Obligations, or (x) add or modify any restrictions on the ability to amend or modify any Senior Loan Document. Any assignee or transferee of Subordinated Creditor or any other Subordinated Claimholder shall bind themselves in a writing addressed to Senior Creditor, for the benefit of the Senior Claimholders, to the terms of this Agreement. Notwithstanding the failure to execute or deliver any such agreement described in this Section 7(a), the subordination effected hereby shall survive any sale, assignment, disposition or other transfer of all or any portion of the Subordinated Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of Subordinated Creditor and each other Subordinated Claimholder, as provided in Section 19 below.

(b) Senior Loan Documents. Each Senior Claimholder agrees that none of the Senior Loan Documents applicable to it or any other document, instrument, or agreement evidencing all or any part of the Senior Obligations applicable to it may be amended, restated, supplemented, Refinanced, or otherwise modified without the prior written consent of Subordinated Creditor, to the extent that the effect of such amendment, restatement, Refinancing or other modification is to (i) increase the maximum principal amount (excluding increases resulting from the accrual of interest at the default rate or the capitalization of fees, expenses or interest) of the Senior Obligations to an amount in excess of the Senior Debt Cap, or (ii) create additional prohibitions and restrictions, or amend those set forth herein or in the Senior Credit Agreement, in each case, as in effect on the date hereof (to the extent such amendment

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would impose additional restrictions) on any Obligor’s ability to make payments on the loans under the Subordinated Credit Agreement. This Agreement shall survive any sale, assignment, disposition or other transfer of all or any portion of the Senior Obligations, and the terms of this Agreement shall be binding upon the successors and assigns of each Senior Claimholder, as provided in Section 19 below.

(c) Notice of Event of Default. Subordinated Creditor shall endeavor to give Senior Creditors prompt written notice of the occurrence of any Event of Default under any Subordinated Loan Document upon the earlier to occur of (i) the date of receipt by Subordinated Creditor of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which Subordinated Creditor obtains knowledge of the existence of such Event of Default; provided, however, that the failure to give such notice shall not result in a breach or default under this Agreement and shall not give any Senior Claimholder any claim against any Subordinated Claimholder as a result of such failure. Senior Creditors shall endeavor to give Subordinated Creditor prompt written notice of the occurrence of any Event of Default under any Senior Loan Document upon the earlier to occur of (i) the date of receipt by Senior Creditors of notice of such Event of Default from any Obligor or any other Person and (ii) the date on which Senior Creditors obtain knowledge of the existence of such Event of Default (such notice, a “Senior Default Notice”); provided, however, that the failure to give such notice shall not result in a breach or default under this Agreement and shall not give any Subordinated Claimholder any claim against any Senior Claimholder as a result of such failure.

8. When Discharge of the Senior Obligations Deemed to Not Have Occurred. If any Obligor enters into any Refinancing of any Senior Obligations permitted under this Agreement, then (i) a Discharge of the Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) the obligations under such Refinancing of such Senior Obligations shall automatically be treated as Senior Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the agent under the loan documents in respect of such Refinancing of such Senior Obligations shall be Senior Creditors for all purposes of this Agreement and (iv) such new Senior Creditors shall agree in writing to be bound by the terms of this Agreement; provided, however, that the failure of such new Senior Creditors to agree in writing to be bound by this Agreement shall not constitute a material breach of this Agreement or impact the subordination effected hereby, and the terms of this Agreement shall continue to be binding upon each Subordinated Claimholder.

9. Payments Held In Trust; Turnover; Application of Proceeds.

(a) Payments Held in Trust/Turnover. In the event that any Subordinated Claimholder receives any Distribution prohibited at such time by this Agreement, such Distribution shall be held in trust for the benefit of and shall be paid over to or delivered to, as applicable, the Administrative Agent Senior Creditor, for the benefit of the Senior Claimholders.

(b) Turnover. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof (including assets or Proceeds subject to Liens referred to in Section 3(d)) received by Subordinated Creditor or any other Subordinated Claimholder in violation hereof shall be segregated and held in trust and forthwith paid over to Administrative Agent Senior Creditor, for the benefit of the Senior Claimholders, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. Administrative Agent Senior Creditor is hereby authorized to make any such endorsements as agent for any Subordinated Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of the Senior Obligations.

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(c) Application of Proceeds. Whether or not any Insolvency Proceeding has been commenced by or against any Obligor, any Collateral or Proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and Proceeds of Collateral received pursuant to Section 3(b) or Section 3(f) shall (at such time as such Collateral or Proceeds has been monetized) be applied: (i) first, to the payment in full in cash the Senior Obligations in accordance with the terms of the Senior Loan Documents until the Discharge of Senior Obligations, (ii) second, to the payment in full in cash of the Subordinated Obligations in accordance with the Subordinated Loan Documents, and (iii) thereafter, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law. If any Exercise of Secured Creditor Remedies with respect to the Collateral produces non-cash Proceeds, or if non-cash Proceeds are received pursuant to Section 3(b) or Section 4(e), then the Senior Creditors shall have the right, but not the obligation, to hold such non-cash Proceeds as additional Collateral and, at such time as such non-cash Proceeds are monetized, shall be applied as set forth above.

10. Representations. Each Senior Creditor represents and warrants to Subordinated Creditor and the other Subordinated Claimholders that (a) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement and (b) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of Senior Creditors enforceable against such Senior Creditors in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles. Each of the Subordinated Claimholders represents and warrants to the Senior Claimholders that (i) it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement, (ii) this Agreement, when executed and delivered, will constitute the valid and legally binding obligation of such Subordinated Claimholder enforceable against such Subordinated Claimholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles, and (iii) it has not previously assigned any interest in the Subordinated Loan Documents or any of the Subordinated Obligations and that the entire amount of the Subordinated Obligations is owing only to the Subordinated Creditor.

11. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Required Senior Claimholders (for themselves and on behalf of other Senior Claimholders) and Required Subordinated Claimholders (for themselves and on behalf of other Subordinated Claimholders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

12. Instrument Legends. Any promissory note or other instrument or agreement evidencing any of the Subordinated Obligations shall at all times include the following language:

“Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this [promissory note]/[instrument]/[agreement], the exercise of any right or remedy with respect hereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor and Subordination Agreement dated as of November 26, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and CRYSTAL FINANCIAL LLC (“Crystal”, together with PNC, collectively, the “Senior Creditors” and each individually, a “Senior Creditor”), for and on behalf of the Senior Creditors and each other Senior Claimholder from time to time, and MUTUAL QUEST FUND (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this [promissory note]/[instrument]/[agreement], the terms of the Subordination Agreement shall govern and control.”

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13. Additional Remedies. If Subordinated Creditor or any Subordinated Claimholder violate any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Creditors may restrain such violation in any court of law and may, in its own or in any Obligor’s name, interpose this Agreement as a defense in any action by Subordinated Creditor or such Subordinated Claimholder. Upon Senior Creditors’ request, Subordinated Creditor and each other Subordinated Claimholder will promptly take all actions which Senior Creditors may request to carry out the purposes and provisions of this Agreement.

14. Information Concerning Financial Condition.

(a) Each Senior Creditor, for itself and on behalf of the other Senior Claimholders, hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Senior Obligations and agrees that Subordinated Creditor have and shall have no duty to advise any Senior Claimholder of information known to Subordinated Creditor or any other Subordinated Claimholder regarding such condition or any such circumstances. In the event that Subordinated Creditor, in their sole discretion, undertakes, at any time or from time to time, to provide any such information to any Senior Claimholder, then Subordinated Creditor shall not be under any obligation (i) to provide any such information to any Senior Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Subordinated Creditor wish to maintain confidential. Senior Creditor, for itself and the other Senior Claimholders, acknowledges and agrees that neither Subordinated Creditor nor any other Subordinated Claimholder has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Subordinated Obligations or any liens or security interests held in connection therewith.

(b) Each Subordinated Claimholder hereby assumes responsibility for keeping itself informed of the financial condition of the Obligors and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Obligations, and agrees that no Senior Creditor has and no Senior Creditor shall have any duty to advise Subordinated Creditor or any other Subordinated Claimholder of information known to any Senior Claimholder regarding such condition or any such circumstances. In the event that Senior Creditors, in their sole discretion, undertake, at any time or from time to time, to provide any such information to Subordinated Creditor or any Subordinated Claimholder, then Senior Creditors shall not be under any obligation (i) to provide any such information to Subordinated Creditor or any other Subordinated Claimholder on any subsequent occasion, (ii) to undertake any investigation, or (iii) to disclose any information which, pursuant to its commercial finance practices, Senior Creditors wish to maintain confidential. Each Subordinated Claimholder acknowledges and agrees that no Senior Claimholder has made any warranties or representations with respect to the legality, validity, enforceability, collectability or perfection of the Senior Obligations or any liens or security interests held in connection therewith.

15. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Creditor, the other Senior Claimholders, Subordinated Creditor, and the other Subordinated Claimholders, and no other Person (including any Obligor) is intended to be a third party beneficiary hereunder. Senior Creditors and Subordinated Creditor shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person (other than, in the case of Senior Creditor, the requisite Senior Claimholders under the Senior Credit Agreement, and in the case of Subordinated Creditor, the requisite Subordinated Claimholders under the Subordinated Credit Agreement).

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16. Notices. Unless otherwise provided in this Agreement, all notices or demands relating to this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as a party may designate in accordance herewith), or telefacsimile. In the case of notices or demands to Senior Creditors or Subordinated Creditor, as the case may be, they shall be sent to the respective address set forth below:

IF TO ADMINISTRATIVE AGENT SENIOR CREDITOR:

To:	PNC BANK, NATIONAL ASSOCIATION
200 South Wacker Drive, Suite 600
Mail Code: XX-PCHI-06-1
Chicago, Illinois 60606
Attn: George Couladis
Fax No.: (412) 762-8672

with copies to:	PNC BANK, NATIONAL ASSOCIATION
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attn: Lisa Pierce
Fax No.: (412) 762-8672

and	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0208
Attention: Lawrence F. Flick II
Fax No.: (215) 832-5556

IF TO SENIOR CREDITORS:

To:	PNC BANK, NATIONAL ASSOCIATION
200 South Wacker Drive, Suite 600
Mail Code: XX-PCHI-06-1
Chicago, Illinois 60606
Attn: George Couladis
Fax No.: (412) 762-8672

and	CRYSTAL FINANCIAL LLC Two International Place, 17th Floor
Boston, Massachusetts 02110
Attn: Michael Pizette
Fax No.: (617) 428-8701

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with copies to:	PNC BANK, NATIONAL ASSOCIATION
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attn: Lisa Pierce
Fax No.: (412) 762-8672

and	Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, New York 10174-0208
Attention: Lawrence F. Flick II
Fax No.: (215) 832-5556

and	PROSKAUER ROSE LLP
One International Place
Boston, MA 02110
Attn: Stephen A. Boyko, Esq.
Fax No.: (617) 526-9899

IF TO SUBORDINATED CREDITOR:

To:	Mutual Quest Fund
c/o Franklin Mutual Advisers, LLC
101 John F. Kennedy Parkway
Short Hills, NJ 07078
Attn: Steve Luksteid and Kathy Pintarelli
Fax No.: (973) 921-8687

with a copy to:	Bradley Takahashi, Esq.
2366 NW Glisan Street
Portland, OR 97210-3421

Any party hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 16, shall be deemed received on the earlier of the date of actual receipt or three Business Days after the deposit thereof in the mail; provided, that (a) notices sent by overnight courier service shall be deemed to have been given when received, (b) notices by telefacsimile or other electronic method of transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient) and (c) notices by electronic mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment).

17. Costs and Attorneys Fees. In the event it becomes necessary for any Senior Claimholder or any Subordinated Claimholder to commence or become a party to any proceeding or action to enforce the provisions of this Agreement, the court or body before which the same shall be tried shall award to the prevailing party all costs and expenses thereof, including, but not limited to, reasonable attorneys’ fees, the usual and customary and lawfully recoverable court costs, and all other expenses in connection therewith.

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18. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL, COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. EACH SENIOR CREDITOR AND EACH SUBORDINATED CLAIMHOLDER HEREBY WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 18(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH SENIOR CREDITOR AND EACH SUBORDINATED CLAIMHOLDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH SENIOR CREDITOR AND EACH SUBORDINATED CLAIMHOLDER REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

19. Successors and Assigns. This Agreement shall bind and inure to the benefit of each of the parties hereto, each of the Senior Claimholders and the Subordinated Claimholders, and each of their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person (including, for the avoidance of doubt, any Obligor or Subsidiary thereof) any right, remedy or claim under, to or in respect of this Agreement or any Collateral.

20. Integrated Agreement. This Agreement reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

21. Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

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22. Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

23. Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination and Senior Claimholders may continue, at any time and without notice to Subordinated Creditor or any other Subordinated Claimholder, to extend credit and other financial accommodations to or for the benefit of any Obligor constituting Senior Obligations in reliance hereof. Each Subordinated Creditor and each other Subordinated Claimholder hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. Any provision of this Agreement that is prohibited or unenforceable shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor in possession and any receiver or trustee for such Obligor in any Insolvency Proceeding.

24. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Loan Document, on the other hand, this Agreement shall control and prevail.

25. Termination. This Agreement shall continue in full force and effect until the Discharge of the Senior Obligations shall have occurred and shall thereafter be revived to the extent provided for in Section 5(h).

26. Agreement Amongst Lenders. The rights of the Senior Creditors hereunder and under the other Senior Loan Documents are subject to the terms of the Agreement Amongst Lenders. In the event of any conflict between the Agreement Amongst Lenders and this Agreement or any other Senior Loan Document, the terms of the Agreement Amongst Lenders shall control; provided however that nothing contained in the Agreement Amongst Lenders shall alter, modify or impair any obligations of the Loan Parties under this Agreement.

[Remainder of page left intentionally blank]

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

PNC BANK, NATIONAL ASSOCIATION, as a Senior Creditor

By:
Name:
Title:

CRYSTAL FINANCIAL LLC, as a Senior Creditor

By:
Name:
Title:

35

MUTUAL QUEST FUND,
By: FRANKLIN MUTUAL ADVISERS, LLC Its Investment Advisor
as a Subordinated Creditor

By:
Name:
Title:

36

EXHIBIT 2.3(a)

FORM OF TERM LOAN NOTE

$	, 20__

FOR VALUE RECEIVED, GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“Borrower”) hereby promises to pay to the order of Mutual Quest Fund (“Lender”), at the office of Lender at the address set forth in the Loan Agreement or at any other place designated at any time by the holder hereof by notice to the Borrower as specified in the Loan Agreement, in lawful money of the United States of America and in immediately available funds, the principal sum of             DOLLARS ($            ) or such lesser sum which then represents Lender’s Term Loan Commitment Percentage of the aggregate unpaid principal amount of the Term Loan at the end of the Term, together with interest on the principal amount hereunder remaining unpaid from time to time from the date hereof until this Term Loan Note is fully paid, at the rate or rates from time to time in effect under the Loan Agreement and payable at such times as specified in the Loan Agreement, provided, however, that the entire unpaid principal balance of this Term Loan Note shall be due and payable in full at the end of the Term, or earlier as provided in the Loan Agreement.

THIS TERM LOAN NOTE is executed and delivered under and pursuant to the terms of that certain Term Loan and Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Borrower, GateHouse Media, Inc., a Delaware corporation, the subsidiary guarantors party thereto and Lender. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Loan Agreement.

The Lender shall record in its books and records the date and amount of each payment of principal and/or interest made by Borrower with respect thereto.

Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever as further set forth in the Loan Agreement.

This Term Loan Note is one of the Term Notes referred to in the Loan Agreement, which among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayments of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain terms and conditions therein specified.

Anything herein to the contrary notwithstanding, the liens and security interests securing the obligations evidenced by this Term Loan Note, the exercise of any right or remedy with respect hereto, and certain of the rights of the holder hereof are subject to the provisions of the Intercreditor and Subordination Agreement dated as of November 26, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “Subordination Agreement”), by and among by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”) and CRYSTAL FINANCIAL LLC (“Crystal”, together with PNC, collectively, the “Senior

Creditors” and each individually, a “Senior Creditor”), for and on behalf of the Senior Creditors and each other Senior Claimholder from time to time, and MUTUAL QUEST FUND (the “Subordinated Creditor”). In the event of any conflict between the terms of the Subordination Agreement and this Term Loan Note, the terms of the Subordination Agreement shall govern and control.

THIS TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Term Loan Note the day and year first written above intending to be legally bound hereby.

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

EXHIBIT 5.5(b)

FINANCIAL PROJECTIONS

(Delivered directly to Lender)

EXHIBIT 8.1(h)

FINANCIAL CONDITION CERTIFICATE

                         , 2013

TO: MUTUAL QUEST FUND, (“Mutual Quest”), in connection with that certain Term Loan and Security Agreement dated of even date herewith (the “Loan Agreement”), by and among GATEHOUSE MEDIA, INC., a Delaware corporation (“Holdco”), each of the subsidiary guarantors party thereto (together with Holdco, the “Guarantors”), GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (the “Borrower”, and together with the Guarantors, the “Loan Parties”) and Mutual Quest as lender (the “Lender”).

In connection with the Loan Agreement and the Other Documents, I hereby certify that, effective as of the execution of the Loan Agreement and each of the Other Documents, I am the duly elected, qualified and acting Chief Financial Officer of the Loan Parties, and, solely in such capacity and not individually, I hereby conclude to the best of my knowledge that the execution and delivery of the Loan Agreement and each of the Other Documents and the granting of any security interests or liens pursuant to the Loan Agreement and any of the Other Documents by Loan Parties (after giving effect to (x) the Plan of Reorganization, (y) the consummation of the Transactions, including the making of the initial Advance under the Loan Agreement and the incurrence of the other Indebtedness on the date hereof and (z) the application of the proceeds of such initial Advance and other Indebtedness) will not:

1.	render the Loan Parties, on a consolidated basis, insolvent (I understand that, in this context, “insolvent” with respect to the Loan Parties means that the present fair saleable value of the assets of the Loan Parties, on a consolidated basis, is less than the amount of liabilities of the Loan Parties, on a consolidated basis);

2.	leave the Loan Parties, on a consolidated basis, with property remaining in their hands which would constitute unreasonably small capital for the Loan Parties’ business. In reaching this conclusion, I understand that “unreasonably small capital” depends upon the nature of the Loan Parties’ business as presently conducted, and I have reached my conclusion based on, to the best of my knowledge, the actual and reasonably anticipated needs for capital of the business anticipated to be conducted by the Loan Parties and my review of the Projections (as such term is defined below); or

3.	cause the Loan Parties, on a consolidated basis, to be unable to pay its debts as they mature (this conclusion is based, in part, upon my review of the projections provided by the Loan Parties to the Lender (“Projections”). I have concluded that the fair value of the assets of the Loan Parties, on a consolidated basis, will not be less than the amount that will be required to pay the current debt, short term debt, and long term debt of the Loan Parties, on a consolidated basis, as such debts become due, considering all financing alternatives and potential asset sales reasonably available to the Loan Parties on a consolidated basis).

I understand that the Lender is relying on the truth and accuracy of the foregoing in connection with the extensions of credit under the Loan Agreement and that no one else shall be entitled to rely on this Certificate. All initially capitalized terms used herein shall have the respective meanings ascribed to them in the Loan Agreement, unless specifically defined herein. Unless the context of this Certificate clearly requires otherwise, the term “or” includes the inclusive meaning represented by the phrase “and/or.”

[SIGNATURE TO FOLLOW ON SEPARATE PAGE]

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The undersigned, in my capacity as Chief Financial Officer of the Loan Parties, hereby executes this certificate as of the date first written above.

[ ]
Chief Financial Officer

EXHIBIT 17.3

FORM OF COMMITMENT TRANSFER SUPPLEMENT

COMMITMENT TRANSFER SUPPLEMENT, dated as of             , 201    , by [            ] (the “Transferor Lender”), [            ], (the “Purchasing Lender”), and Mutual Quest Fund (“Mutual Quest”), as lender under the Term Loan and Security Agreement described below.

W I T N E S S E T H

WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 17.3 of that certain Term Loan and Security Agreement dated as of November 26, 2013 (as may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Loan Agreement”) by and among GateHouse Media Intermediate Holdco, Inc., a Delaware corporation (the “Borrower”), GateHouse Media, Inc., a Delaware corporation (“HoldCo”), the subsidiary guarantors party thereto (the “Subsidiary Guarantors”), Mutual Quest and the other financial institutions which are now or which hereafter become a party thereto (collectively, the “Lender”).

WHEREAS, Purchasing Lender wishes to become a Lender party to the Loan Agreement; and

WHEREAS, the Transferor Lender is selling and assigning to Purchasing Lender rights, obligations and commitments under the Loan Agreement;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

2. Upon receipt by Mutual Quest of four (4) counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender, the Purchasing Lender and Mutual Quest, Mutual Quest will transmit to Transferor Lender and Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a “Transfer Effective Notice”). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the “Transfer Effective Date”), which date unless otherwise noted therein, shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

3. At or before 12:00 Noon (New York time) on the Transfer Effective Date, Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the “Purchase Price”), of the portion of the Term Loan being purchased by such Purchasing Lender (such Purchasing Lender’s “Purchased Percentage”) of the outstanding Term Loan and other amounts owing to the Transferor Lender under the Loan Agreement and the Note(s) (if any) of Transferor Lender. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty except as to the representations and warranties made by Transferor Lender herein (including, without limitation, in Section 8 hereof), and Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender’s Purchased Percentage of the Term Loan and other amounts owing to the Transferor Lender under the Loan Agreement and such Note(s) together with all instruments, documents and collateral security pertaining thereto.

4. Transferor Lender has made arrangements with Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates of payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

5. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement and the Note(s) (if any) of Transferor Lender shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

    (b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and the Note(s) (if any) of Transferor Lender shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrower.

6. Concurrently with the execution and delivery hereof, Transferor Lender will provide to Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

8. By executing and delivering this Commitment Transfer Supplement, Transferor Lender and Purchasing Lender confirm to and agree with each other and Mutual Quest as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of

2

the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Note(s) (if any) of Transferor Lender or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of the Obligations under the Loan Agreement, the Note(s) (if any) or any other instrument or document furnished pursuant thereto; (iii) Transferor Lender has the full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby; (iv) Purchasing Lender confirms that it has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (v) Purchasing Lender acknowledges receipt of and consents to the Other Documents; (vi) Purchasing Lender has the full power and authority, and has taken all actions necessary to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Loan Agreement; (vii) Purchasing Lender meets all of the requirements to be an assignee under Section 17.3(c) of the Loan Agreement (subject to such consents, if any, as may be required under Section 17.3(c) of the Loan Agreement); (viii) Purchasing Lender will, independently and without reliance upon Mutual Quest, Transferor Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (ix) Purchasing Lender agrees that it will perform all of its respective obligations as set forth in the Loan Agreement and Other Documents to be performed by it as a Lender; (x) Purchasing Lender represents and warrants to Transferor Lender, Mutual Quest and Borrower that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Borrower under the Loan Agreement and Other Documents and attaches any documentation required to be delivered by it under the Loan Agreement, including but not limited to any documentation required under Section 3.10(e) of the Loan Agreement or (y) is engaged in trade or business within the United States of America.

9. [The Transferor Lender attaches the Note(s) held by it and requests that the Lender exchange such Note(s) for new Note(s) payable to Purchasing Lender in an amount equal to the Term Loan Commitment Percentage assumed by the Purchasing Lender pursuant hereto and, if applicable, to the Transferor Lender in an amount equal to the Term Loan Commitment Percentage retained by the Transferor Lender.]1

10. Schedule I hereto sets forth the revised Term Loan Commitment Percentage of Transferor Lender and the Term Loan Commitment Percentage of Purchasing Lender as well as administrative information with respect to Purchasing Lender.

[1]	Only include if Transferor Lender has notes.

3

11. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

12. This Commitment Transfer Supplement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Commitment Transfer Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Commitment Transfer Supplement by facsimile or an electronic transmission of a .pdf copy thereof shall be effective as delivery of an original executed counterpart of this Commitment Transfer Supplement.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.

[ ] as Transferor Lender

By:
Name:
Title:

[ ] as Purchasing Lender

By:
Name:
Title:

Mutual Quest Fund

By:
Name:
Title:

[Consented to]: 2

GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC.

By:
Name:
Title:

[2]	To be added only if the consent of the Borrower is required by the terms of the Loan Agreement.

[SIGNATURE PAGE TO SECOND LIEN COMMITMENT TRANSFER SUPPLEMENT]

SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

LIST OF OFFICES, ADDRESSES FOR NOTICES AND TERM LOAN COMMITMENT AMOUNTS

	Revised Term Loan Commitment Amount	$___________

	Revised Term Loan Commitment Percentage	____________%

	Term Loan Commitment Amount	$___________

	Term Loan Commitment Percentage	____________%

Addresses for Notices for [ ]

Attention: Telephone: Telecopier:

SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

[Form of Transfer Effective Notice]

To:                                                                          , as Transferor Lender and                                                              , as Purchasing Lender:

The undersigned, as Lender under the Term Loan and Security Agreement dated as of November 26, 2013 by and among GATEHOUSE MEDIA INTERMEDIATE HOLDCO, INC., a Delaware corporation (“GMIH”), each subsidiary guarantor party thereto (the “Subsidiary Guarantors”), GATEHOUSE MEDIA, INC., a Delaware corporation (together with the Subsidiary Guarantors, the “Guarantors”) and Lender, acknowledges receipt of four (4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [Insert date of Transfer Effective Notice].

MUTUAL QUEST FUND, as Lender

By:
Title:
Name:

ACCEPTED FOR RECORDATION

  IN REGISTER:

[SIGNATURE PAGE TO SECOND LIEN COMMITMENT TRANSFER SUPPLEMENT]

Schedules

Schedule I	Additional Borrowers

Schedule II	Transaction Expenses

Schedule 1.2(a)	Certain Excluded Property
Schedule 1.2(b)	Permitted Dispositions
Schedule 1.2(c)	Permitted Encumbrances

Schedule 4.4	Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property
Schedule 4.8(j)	Concentration and Depository Accounts
Schedule 4.12	Financing Statements

Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.7	Environmental
Schedule 5.8(b)(i)	Litigation
Schedule 5.8(b)(ii)	Indebtedness
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.24	Equity Interests
Schedule 5.25	Commercial Tort Claims
Schedule 5.26	Letter of Credit Rights
Schedule 5.27	Material Contracts
Schedule 7.3	Guarantees

SCHEDULE I

Additional Borrowers

Guarantor
Copley Ohio Newspapers, Inc.
ENHE Acquisition, LLC
Enterprise NewsMedia Holding, LLC
Enterprise NewsMedia, LLC
Enterprise Publishing Company, LLC
GateHouse Media Arkansas Holdings, Inc.
GateHouse Media California Holdings, Inc.
GateHouse Media Colorado Holdings, Inc.
GateHouse Media Connecticut Holdings, Inc.
GateHouse Media Corning Holdings, Inc.
GateHouse Media Delaware Holdings, Inc.
GateHouse Media Directories Holdings, Inc.
GateHouse Media Florida Holdings, Inc.
GateHouse Media Freeport Holdings, Inc.
GateHouse Media Holdco, Inc.
GateHouse Media Illinois Holdings II, Inc.
GateHouse Media Illinois Holdings, Inc.
GateHouse Media Iowa Holdings, Inc.
GateHouse Media Kansas Holdings II, Inc.
GateHouse Media Kansas Holdings, Inc.
GateHouse Media Lansing Printing, Inc.
GateHouse Media Louisiana Holdings, Inc.
GateHouse Media Management Services, Inc.
GateHouse Media Massachusetts I, Inc.

GateHouse Media Massachusetts II, Inc.
GateHouse Media Michigan Holdings II, Inc.
GateHouse Media Michigan Holdings, Inc.
GateHouse Media Minnesota Holdings, Inc.
GateHouse Media Missouri Holdings II, Inc.
GateHouse Media Missouri Holdings, Inc.
GateHouse Media Nebraska Holdings II, Inc.
GateHouse Media Nebraska Holdings, Inc.
GateHouse Media Nevada Holdings, Inc.
GateHouse Media New York Holdings, Inc.
GateHouse Media North Dakota Holdings, Inc.
GateHouse Media Ohio Holdings, Inc.
GateHouse Media Oklahoma Holdings, Inc.
GateHouse Media Operating, Inc.
GateHouse Media Pennsylvania Holdings, Inc.
GateHouse Media Suburban Newspapers, Inc.
GateHouse Media Tennessee Holdings, Inc.
GateHouse Media Ventures, Inc.
George W. Prescott Publishing Company, LLC
Liberty SMC, L.L.C.
Low Realty, LLC
LRT Four Hundred, LLC
Mineral Daily News Tribune, Inc.
News Leader, Inc.
Surewest Directories
Terry Newspapers, Inc.
The Peoria Journal Star, Inc.

SCHEDULE II

Transaction Expenses

(Separately provided to Agents/Lender)

SCHEDULE III

Permitted Dividend – Illustrative Example

Assumptions

(A) EBITDA

Q2 2014 - $19.1M

Q3 2014 - $19.0M

Q4 2014 - $25.2M

Q1 2015 - $10.4M

Total: $73.7MM

(B) Charges

The “minus” components of Excess Cash Flow (Unfunded Capital Expenditures, taxes, dividends (including Permitted Dividends) and distributions made in respect of such fiscal period, Transaction Expenses, Debt Payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes), pension payments (excluding amounts expensed within the definition of Earnings Before Interest and Taxes, extraordinary, non-recurring cash employer severance expenses, not to exceed $1,000,000 per fiscal year (to the extent included in clause (x) of the definition of “EBITDA”), any management incentive fee expense deferred in accordance with clause (xi) of the definition of “EBITDA”) excluding Permitted Dividends total:

Q2 2014 - $5.5M

Q3 2014 - $5.5M

Q4 2014 - $5.2M

Q1 2015 - $5.4M

Total: $21.6MM

(C) Dividends paid (payment date)

Q2 2014 - $12.5M (end of April)

Q3 2014 - $12.5M (end of July)

Q4 2014 - $12.5M (end of January)

Total: $37.5M

If the Leverage Ratio is <2.50 to 1.00, then the cumulative Permitted Dividends for the LTM period ending Q1 2015 is equal to “an amount up to 100% of the Excess Cash Flow for the LTM period then ended.

The LTM period just ended is April 1, 2014 to March 31, 2015.

Therefore, the maximum Permitted Dividend for the period ending Q1 2015 payable within 45 days thereafter would be calculated as follows:

(A)-(B)-(C) = $14.6MM

SCHEDULE 1.2(a) Certain

Excluded Property

1. The following properties/assets are under a contract for sale (or an agreement in principle has been reached).

(a) 203 N. Randolph, Macomb, Illinois; Building; Gross Proposed Purchase Price - $150,000

(b) 246 Jay Street, Utica, New York; Building; Gross Proposed Purchase Price - $120,000

(c) 111 East Jenkins Street, Maryville, Missouri*; Entire Business; Gross Proposed Purchase Price - $100,000

*	Contract being negotiated – Sale of entire business (Land, Building and Publications: Maryville Daily Forum and Penny Press 2)

2. All Motor Vehicles

3. Any Real Property with an extrapolated value of less than $100,000.

SCHEDULE 1.2(b)

Permitted Dispositions

1. The following properties/assets are under a contract for sale (or an agreement in principle has been reached).

(a) 203 N. Randolph, Macomb, Illinois; Building; Gross Proposed Purchase Price - $150,000

(b) 246 Jay Street, Utica, New York; Building; Gross Proposed Purchase Price - $120,000

(c) 111 East Jenkins Street, Maryville, Missouri*; Entire Business; Gross Proposed Purchase Price - $100,000

*	Contract being negotiated – Sale of entire business (Land, Building and Publications: Maryville Daily Forum and Penny Press 2)

2. Dissolution of Pro Football Weekly, LLC

SCHEDULE 1.2(c)

Permitted Encumbrances

1.	Agreements or proposed agreements to the sale of the following properties (See Schedule 1.2(b)):

(a) 203 N. Randolph, Macomb, Illinois

(b) 246 Jay Street, Utica, New York

(c) 111 East Jenkins Street, Maryville, Missouri

2.	Bankruptcy claim for unpaid property taxes (for a total amount of $29,625.11) filed by Kern County Treasurer and Tax Collector against GateHouse Media California Holdings, Inc.

SCHEDULE 4.4

Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property

Schedule 4.4(b)(i)

Equipment, Inventory or Other Collateral

Loan Party	Address	City	St	Country	Zip	Schedule 4.4(b)(i) Value

Copley Ohio Newspapers, Inc.	500 MARKET AVENUE SOUTH	Canton	OH	Stark	44702	$13,800,000

Copley Ohio Newspapers, Inc.	629 WABASH AVENUE	New Philadelphia	OH	Tuscarawas	44663	$2,040,000

Enterprise Publishing Company, LLC	400 CROWN COLONY DRIVE	Quincy	MA	Norfolk	02169	$588,000

GateHouse Media Arkansas Holdings, Inc.	522 W 3rd Street	Hope	AR	Hempstead	71801	$1,164,000

GateHouse Media Arkansas Holdings, Inc.	111 W 6TH ST	Stuttgart	AR	Arkansas	72160	$1,570,000

GateHouse Media California Holdings, Inc.	224 EAST RIDGECREST BLVD	Ridgecrest	CA	Kern	93555	$335,000

GateHouse Media California Holdings, Inc.	309 S BROADWAY	Yreka	CA	Siskiyou	96097	$490,000

GateHouse Media Colorado Holdings, Inc.	422 COLORADO AVENUE	La Junta	CO	Otero	81050	$325,000

GateHouse Media Connecticut Holdings, Inc.	66 FRANKLIN STREET	Norwich	CT	New London	06360	$550,000

GateHouse Media Corning Holdings, Inc.	34 W. PULTENEY ST.	Corning	NY	Steuben	14830	$550,000

GateHouse Media Delaware Holdings, Inc.	1196 SOUTH LITTLE CREEK RD	Dover	DE	Kent	19901	$6,650,000

GateHouse Media Directories Holdings, Inc.	915 HIGHLAND POINTE DRIVE, STE 400 On or about March 1, 2014 – moving to 1430 Blue Oaks Boulevard, Suite 190, Roseville, CA 95747	Roseville	CA	Placer	95678	$350,000

GateHouse Media Illinois Holdings, Inc.	53 W ELM ST	Canton	IL	Fulton	61520	$949,660

GateHouse Media Illinois Holdings, Inc.	140 S. Prairie	Galesburg	IL	USA	61401	$5,017,987

GateHouse Media Illinois Holdings, Inc.	105 E. CENTRAL BLVD.	Kewanee	IL	Henry	61443	$400,000

GateHouse Media Illinois Holdings, Inc.	400 S MAIN ST	Monmouth	IL	Warren	61462	$390,000

GateHouse Media Illinois Holdings, Inc.	206 S WHITTLE AVE	Olney	IL	Richland	62450	$1,210,000

GateHouse Media Illinois Holdings, Inc.	1 NEWS PLAZA	Peoria	IL	Peoria	61643	$23,210,307

GateHouse Media Illinois Holdings, Inc.	99 E. STATE STREET	Rockford	IL	Winnebago	61104	$22,304,000

GateHouse Media Illinois Holdings, Inc.	One Copley Plaza/9th ST & Capitol Ave	Springfield	IL	Sangamon	62701	$2,000,000

GateHouse Media Illinois Holdings, Inc.	111-115 S EMMA ST	West Frankfort	IL	Franklin	62896	$250,000

GateHouse Media Illinois Holdings, Inc.	121 W 6TH ST	Newton	KS	Harvey	67114	$255,000

GateHouse Media Kansas Holdings II, Inc.	301 S. MAIN ST	Mc Pherson	KS	Mc Pherson	67460	$250,000

GateHouse Media Kansas Holdings II, Inc.	701 N LOCUST ST	Pittsburgh	KS	Crawford	66762	$810,000

GateHouse Media Louisiana Holdings, Inc.	119 EAST HICKORY	Bastrop	LA	Morehouse	71221	$2,233,000

GateHouse Media Management Services, Inc.	350 WillowBrook Office Park	Fairport	NY	Monroe	14450	$500,000

GateHouse Media Management Services, Inc.	120 N. Plymouth Ave	Rochester	NY	Monroe	14608	$1,000,000

GateHouse Media Massachusetts I, Inc.	475 WASHINGTON ST	Auburn	MA	Worcester	01501	$1,792,000

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	02184	$392,000

GateHouse Media Massachusetts I, Inc.	75 SYLVAN ST, BLDG C	Danvers	MA	Essex	01923	$329,000

GateHouse Media Massachusetts I, Inc.	207 POCASSET STREET	Fall River	MA	Bristol	02721	$413,000

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVE	Framingham	MA	Middlesex	01701	$2,911,000 (Office & Production	)

GateHouse Media Massachusetts I, Inc.	165 ENTERPRISE DR	Marshfield	MA	Plymouth	02050	$336,000

GateHouse Media Massachusetts I, Inc.	254 SECOND AVE	Needham	MA	Norfolk	02494	$770,000

GateHouse Media Massachusetts I, Inc.	15 PACELLA DRIVE	Randolph	MA	Norfolk	02368	$616,000

GateHouse Media Michigan Holdings II, Inc.	1226 LINCOLN ROAD	Allegan	MI	Allegan	49010	$375,000

GateHouse Media Michigan Holdings II, Inc.	595 JENNER DR	Allegan	MI	Allegan	49010	$1,835,075

GateHouse Media Michigan Holdings II, Inc.	54 W 8TH ST	Holland	MI	Ottowa	49423	$620,000

GateHouse Media Michigan Holdings, Inc.	133 N. WINTER ST	Adrian	MI	Lenawee	49221	$2,166,000

GateHouse Media Michigan Holdings, Inc.	308 N MAIN ST # 310	Cheboygan	MI	Cheboygan	49721	$379,000

GateHouse Media Michigan Holdings, Inc.	109 ARLINGTON STREET	Sault Ste Marie	MI	Chippewa	49783	$340,000

GateHouse Media Michigan Holdings, Inc.	209 JOHN ST	Sturgis	MI	St. Joseph	49091	$527,783

GateHouse Media Minnesota Holdings, Inc.	713 PRENTICE ST	Granite Falls	MN	Yellow Medicine	56241	$130,000

GateHouse Media Missouri Holdings II, Inc.	200 N 3RD ST	Hannibal	MO	Marion	63401	$1,518,164

GateHouse Media Missouri Holdings II, Inc.	410 S LIBERTY ST	Independence	MO	Jackson	64050	$1,135,000

GateHouse Media Missouri Holdings, Inc.	300 N WASHINGTON ST	Mexico	MO	Audrain	65265	$1,074,000

GateHouse Media Missouri Holdings, Inc.	1006 W HARMONY ST	Neosho	MO	Newton	64850	$1,376,000

GateHouse Media Missouri Holdings, Inc.	108 HOLLY	Waynesville	MO	Pulaski	65583	$950,000

GateHouse Media New York Holdings, Inc.	2495 BRICKYARD RD	Canandaigua	NY	Ontario	14424	$1,400,000

GateHouse Media New York Holdings, Inc.	73 BUFFALO ST	Canandaigua	NY	Ontario	14424	$3,585,000

GateHouse Media New York Holdings, Inc.	85 Canisteo Street	Hornell	NY	Steuben	14843	$300,000

GateHouse Media New York Holdings, Inc.	221 ORISKANY PLAZA	Utica	NY	Oneida	13501	$2,200,000

GateHouse Media North Dakota Holdings, Inc.	516 4TH STREET NE	Devils Lake	ND	Ramsey	58301	$1,571,000

GateHouse Media Oklahoma Holdings, Inc.	117 W BROADWAY ST	Ardmore	OK	Carter	73401	$1,492,000

GateHouse Media Oklahoma Holdings, Inc.	215 N BELL AVE	Shawnee	OK	Pottawatomie	74801	$3,027,000

GateHouse Media Pennsylvania Holdings, Inc.	220 8TH ST.	Honesdale	PA	Wayne	18431	$1,258,000

GateHouse Media Pennsylvania Holdings, Inc.	30 WALNUT ST	Waynesboro	PA	Franklin	17268	$1,810,000

GateHouse Media Suburban Newspapers, Inc.	1101 31ST ST, STE 100, 260, 270 Effective 12/1/2013 – moving to One Lincoln Center, Oakbrook Terrace, Illinois	Downers Grove	IL	Du Page	60515	$900,000

GateHouse Media Ventures, Inc.	108 Myrtle Street	Quincy	MA	Norfolk	02169	$910,000

GateHouse Media West Virginia Holdings, Inc.	410 RACE STREET	Ravenswood	WV	Jackson	26164	$1,300,000

GateHouse Media West Virginia Holdings, Inc.	302 N. CHURCH STREET	Ripley	WV	Jackson	25271	$268,000

Mineral Daily News, Inc.	21 Shamrock Dr. - Rt 220 S	Keyser	WV	Mineral	26726	$1,119,000

News Leader Inc.	716 E. NAPOLEON ST	Sulphur	LA	Calcasien	70663	$300,000

Schedule 4.4(b)(ii)

Warehouses

Loan Party	Address	City	State	County	Zip Code	Owned / Leased	Nature and Use

GateHouse Media Connecticut Holdings, Inc.	66 Franklin Street	Norwich	CT	New London	06360	Owned	Warehouse / Office

GateHouse Media Delaware Holdings, Inc.	1196 South Little Creek Rd	Dover	DE	Kent	19901	Owned	Office / Production / Warehouse

GateHouse Media Kansas Holdings II, Inc.	107 E 7TH ST	Pittsburgh	KS	Crawford	66762	Owned	Warehouse

GateHouse Media Michigan Holdings II, Inc.	1226 Lincoln Road	Allegan	MI	Allegan	49010	Owned	Warehouse

GateHouse Media New York Holdings, Inc.	6890 Ridge Road	Sodus	NY	Wayne	14551	Owned	Warehouse

GateHouse Media Illinois Holdings II, Inc.	350 Morton St	Jacksonville	IL	Morgan	62650	Leased	Storage of Newspapers

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	02184	Leased	Warehouse / Office

GateHouse Media New York Holdings, Inc.	348 Elm Street (storage unit)	Penn Yan	NY	Yates	14527	Leased	Mini Storage

Schedule 4.4(b)(iii)(A)

Place of Business

Owned Property:

Property Location
Loan Party	Address	City	State	County	Zip Code

Copley Ohio Newspapers, Inc.	500 MARKET AVENUE SOUTH	Canton	OH	Stark	44702

Copley Ohio Newspapers, Inc.	50 NORTH AVENUE	Massillon	OH	Stark	44648

Copley Ohio Newspapers, Inc.	629 WABASH AVENUE	New Philadelphia	OH	Tuscarawas	44663

GateHouse Media Arkansas Holdings, Inc.	205 South 26th Street	Arkadelphia	AR	Clark	71923

GateHouse Media Arkansas Holdings, Inc.	107-109 N. 4TH ST	Heber Springs	AR	Cleburne	72543

GateHouse Media Arkansas Holdings, Inc.	417 YORK ST.	Helena	AR	Phillips	72342

GateHouse Media Arkansas Holdings, Inc.	522 W 3rd Street	Hope	AR	Hempstead	71801

GateHouse Media Arkansas Holdings, Inc.	2408 HIGHWAY 367 N	Newport	AR	Jackson	72112

GateHouse Media Arkansas Holdings, Inc.	100 EAST EM STREET	Prescott	AR	Nevada	71857

GateHouse Media Arkansas Holdings, Inc.	111 W 6TH ST	Stuttgart	AR	Arkansas	72160

GateHouse Media California Holdings, Inc.	924 N. MT. SHASTA BLVD	Mt. Shasta	CA	Siskiyou	96067

GateHouse Media California Holdings, Inc.	224 EAST RIDGECREST BLVD	Ridgecrest	CA	Kern	93555

GateHouse Media California Holdings, Inc.	800 CENTER STREET	Taft	CA	Kern	93268

GateHouse Media California Holdings, Inc.	309 S BROADWAY	Yreka	CA	Siskiyou	96097

GateHouse Media Colorado Holdings, Inc.	422 COLORADO AVENUE	La Junta	CO	Otero	81050

GateHouse Media Colorado Holdings, Inc.	418 COLORADO AVE (PART OF 422 COLORADO)	La Junta	CO	Otero	81050

GateHouse Media Connecticut Holdings, Inc.	66 FRANKLIN STREET	Norwich	CT	New London	06360

GateHouse Media Corning Holdings, Inc.	34 W. PULTENEY ST.	Corning	NY	Steuben	14830

GateHouse Media Delaware Holdings, Inc.	1196 SOUTH LITTLE CREEK RD	Dover	DE	Kent	19901

GateHouse Media Delaware Holdings, Inc.	13 S FRONT ST	Georgetown	DE	Sussex	19947

GateHouse Media Delaware Holdings, Inc.	24 W MAIN ST	Middletown	DE	New Castle	19709

GateHouse Media Florida Holdings, Inc.	650 6T STREET	Winterhaven	FL	Polk	33880

GateHouse Media Illinois Holdings, Inc.	111-113 E CHURCH ST	Benton	IL	Franklin	62812

GateHouse Media Illinois Holdings, Inc.	119 WEST EXCHANGE ST	Cambridge	IL	Henry	61238

GateHouse Media Illinois Holdings, Inc.	53 W ELM ST	Canton	IL	Fulton	61520

GateHouse Media Illinois Holdings, Inc.	323 E MAIN ST	Carmi	IL	White	62821

GateHouse Media Illinois Holdings, Inc.	9 N. DIVISION ST	Du Quoin	IL	Perry	62832

GateHouse Media Illinois Holdings, Inc.	1200 Locust St	El Dorado	IL	Saline	62930

GateHouse Media Illinois Holdings, Inc.	105 W. NORTH AVE	Flora	IL	Clay	62839

GateHouse Media Illinois Holdings, Inc.	140 S. Prairie	Galesburg	IL	Knox	61401

GateHouse Media Illinois Holdings, Inc.	108 W. FIRST ST	Geneseo	IL	Henry	61254

GateHouse Media Illinois Holdings, Inc.	35 S. VINE ST.	Harrisburg	IL	Saline	62946

GateHouse Media Illinois Holdings, Inc.	105 E. CENTRAL BLVD.	Kewanee	IL	Henry	61443

GateHouse Media Illinois Holdings, Inc.	203 N. RANDOLPH	Macomb	IL	McDonough	61455

GateHouse Media Illinois Holdings, Inc.	502 W JACKSON ST	Marion	IL	Williamson	62959

GateHouse Media Illinois Holdings, Inc.	400 S MAIN ST	Monmouth	IL	Warren	61462

GateHouse Media Illinois Holdings, Inc.	1400 WALNUT ST.	Murphysboro	IL	Jackson	62966

GateHouse Media Illinois Holdings, Inc.	700 W. WASHINGTON ST	Newton	IL	Jasper	62448

GateHouse Media Illinois Holdings, Inc.	121 W 6TH ST	Newton	KS	Harvey	67114

GateHouse Media Illinois Holdings, Inc.	206 S WHITTLE AVE	Olney	IL	Richland	62450

GateHouse Media Illinois Holdings, Inc.	1 NEWS PLAZA	Peoria	IL	Peoria	61643

GateHouse Media Illinois Holdings, Inc.	318 N MAIN ST	Pontiac	IL	Livingston	61764

GateHouse Media Illinois Holdings, Inc.	99 E. STATE STREET	Rockford	IL	Winnebago	61104

GateHouse Media Illinois Holdings, Inc.	ONE COPLEY PLAZA/9th STREET & CAPITOL AVE	Springfield	IL	Sangamon	62701

GateHouse Media Illinois Holdings, Inc.	2672 Ken Gray Blvd.	West Frankfort	IL	Franklin	62896

GateHouse Media Illinois Holdings, Inc.	111-115 S EMMA ST	West Frankfort	IL	Franklin	62896

GateHouse Media Kansas Holdings II, Inc.	705 SECOND AVE	Dodge City	KS	Ford	67801

GateHouse Media Kansas Holdings II, Inc.	709 N 2ND AVE	Dodge City	KS	Ford	67801

GateHouse Media Kansas Holdings II, Inc.	701 N LOCUST ST	Pittsburgh	KS	Crawford	66762

GateHouse Media Kansas Holdings II, Inc.	107 E 7TH ST	Pittsburgh	KS	Crawford	66762

GateHouse Media Kansas Holdings II, Inc.	204 E 5TH STREET	Augusta	KS	Butler	67010

GateHouse Media Kansas Holdings II, Inc.	114 N VINE ST	El Dorado	KS	Butler	67042

GateHouse Media Kansas Holdings II, Inc.	422 SENECA ST	Leavenworth	KS	Leavenworth	66048

GateHouse Media Kansas Holdings II, Inc.	301 S. MAIN ST	Mc Pherson	KS	Mc Pherson	67460

GateHouse Media Kansas Holdings II, Inc.	320 S MAIN ST	Pratt	KS	Pratt	67124

GateHouse Media Kansas Holdings II, Inc.	113 W. HARVEY AVE	Wellington	KS	Sumner	67152

GateHouse Media Louisiana Holdings, Inc.	119 EAST HICKORY	Bastrop	LA	Morehouse	71221

GateHouse Media Louisiana Holdings, Inc.	903 W. 1ST ST	DeRidder	LA	Beauregard	70634

GateHouse Media Louisiana Holdings, Inc.	231 W. CORNERVIEW ST	Gonzales	LA	Ascension	70737

GateHouse Media Louisiana Holdings, Inc.	206 E. TEXAS ST	Leesville	LA	Vernon	71446

GateHouse Media Louisiana Holdings, Inc.	58650 BELLEVIEW DR	Plaquemine	LA	Iberville	70764

GateHouse Media Massachusetts I, Inc.	475 WASHINGTON ST	Auburn	MA	Worcester	01501

GateHouse Media Massachusetts I, Inc.	207 POCASSET STREET	Fall River	MA	Bristol	02721

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVENUE	Framingham	MA	Middlesex	01701 (Office & Production)

GateHouse Media Massachusetts I, Inc.	165 ENTERPRISE DR	Marshfield	MA	Plymouth	02050

GateHouse Media Massachusetts I, Inc.	5 COHANNET STREET	Tauton	MA	Bristol	02780

GateHouse Media Michigan Holdings II, Inc.	595 JENNER DR	Allegan	MI	Allegan	49010

GateHouse Media Michigan Holdings II, Inc.	1226 LINCOLN ROAD	Allegan	MI	Allegan	49010

GateHouse Media Michigan Holdings II, Inc.	33 MCCOLLUM ST	Hillsdale	MI	Hillsdale	49242

GateHouse Media Michigan Holdings II, Inc.	54 W 8TH ST	Holland	MI	Ottowa	49423

GateHouse Media Michigan Holdings, Inc.	155 N. WINTER ST	Adrian	MI	Lenawee	49221

GateHouse Media Michigan Holdings, Inc.	133 N. WINTER ST	Adrian	MI	Lenawee	49221

GateHouse Media Michigan Holdings, Inc.	308 N MAIN ST # 310	Cheboygan	MI	Cheboygan	49721

GateHouse Media Michigan Holdings, Inc.	15 W. PEARL STREET	Coldwater	MI	Branch	49036

GateHouse Media Michigan Holdings, Inc.	57 S MONROE ST	Coldwater	MI	Branch	49036

GateHouse Media Michigan Holdings, Inc.	114 N DEPOT ST	Ionia	MI	Ionia	48846

GateHouse Media Michigan Holdings, Inc.	109 ARLINGTON STREET	Sault Ste Marie	MI	Chippewa	49783

GateHouse Media Michigan Holdings, Inc.	209 JOHN ST	Sturgis	MI	St. Joseph	49091

GateHouse Media Minnesota Holdings, Inc.	124 S BROADWAY	Crookston	MN	Polk	56716

GateHouse Media Minnesota Holdings, Inc.	713 PRENTICE ST	Granite Falls	MN	Yellow Medicine	56241

GateHouse Media Minnesota Holdings, Inc.	301 THIRD AVENUE W	Halstad	MN	Norman	56548

GateHouse Media Minnesota Holdings, Inc.	223 S. FIRST ST	Montevideo	MN	Chippewa	56265

GateHouse Media Minnesota Holdings, Inc.	7038 HWY, 7 SW	Montevideo	MN	Chippewa	56265

GateHouse Media Minnesota Holdings, Inc.	219 SOUTH WASHINGTON STREET	Redwood Falls	MN	Redwood	56283

GateHouse Media Minnesota Holdings, Inc.	604 1st Ave So.	St. James	MN	Watonwan	56081

GateHouse Media Missouri Holdings II, Inc.	200 N 3RD ST	Hannibel	MO	Marion	63401

GateHouse Media Missouri Holdings II, Inc.	410 S LIBERTY ST	Independence	MO	Jackson	64050

GateHouse Media Missouri Holdings, Inc.	412 HIGH ST	Boonville	MO	Cooper	65233

GateHouse Media Missouri Holdings, Inc.	107 N MAIN ST # 109	Brookfield	MO	Linn	64628

GateHouse Media Missouri Holdings, Inc.	918 N BUSINESS ROUTE 5	Camdenton	MO	Camden	65020

GateHouse Media Missouri Holdings, Inc.	800 W. CENTRAL AVE.	Carthage	MO	Jasper	64836

GateHouse Media Missouri Holdings, Inc.	818 WASHINGTON ST	Chillicoth	MO	Livingston	64601

GateHouse Media Missouri Holdings, Inc.	2918 E 20TH ST	Joplin	MO	Jasper	64804

GateHouse Media Missouri Holdings, Inc.	506 W Potter Ave.	Kirksville	MO	Adair	63501

GateHouse Media Missouri Holdings, Inc.	110 E. MC PHERSON ST.	Kirksville	MO	Adair	63501

GateHouse Media Missouri Holdings, Inc.	204 W. BOURKE STREET	Macon	MO	Macon	63552

GateHouse Media Missouri Holdings, Inc.	111 E JENKINS ST	Maryville	MO	Nodaway	64468

GateHouse Media Missouri Holdings, Inc.	300 N WASHINGTON ST	Mexico	MO	Audrain	65265

GateHouse Media Missouri Holdings, Inc.	218 N WILLIAMS ST	Moberly	MO	Randolph	65270

GateHouse Media Missouri Holdings, Inc.	1006 W HARMONY ST	Neosho	MO	Newton	64850

GateHouse Media Missouri Holdings, Inc.	101 WEST 7TH ST	Rolla	MO	Phelps	65401

GateHouse Media Missouri Holdings, Inc.	108 HOLLY	Waynesville	MO	Pulaski	65583

GateHouse Media Nebraska Holdings, Inc.	123 W 17th Street	Syracuse	NE	Otoe	68446

GateHouse Media New York Holdings, Inc.	10 W. STEUBEN ST.	Bath	NY	Steuben	14810

GateHouse Media New York Holdings, Inc.	2495 BRICKYARD RD	Canandaigua	NY	Ontario	14424

GateHouse Media New York Holdings, Inc.	73 BUFFALO ST	Canandaigua	NY	Ontario	14424

GateHouse Media New York Holdings, Inc.	59 BUFFALO ST	Canandaigua	NY	Ontario	14424

GateHouse Media New York Holdings, Inc.	113 MAIN STREET	Dansville	NY	Livingston	14437

GateHouse Media New York Holdings, Inc.	111 GREEN STREET	Herkimer	NY	Herkimer	13350

GateHouse Media New York Holdings, Inc.	85 Canisteo Street	Hornell	NY	Steuben	14843

GateHouse Media New York Holdings, Inc.	57 S. CARROLL ST	Horseheads	NY	Chemung	14845

GateHouse Media New York Holdings, Inc.	5512 STATE ROUTE 55	Liberty	NY	Sullivan	12754

GateHouse Media New York Holdings, Inc.	347 S SECOND STREET	Little Falls	NY	Herkimer	13365

GateHouse Media New York Holdings, Inc.	138 MAIN ST	Penn Yan	NY	Yates	14527

GateHouse Media New York Holdings, Inc.	6890 RIDGE ROAD	Sodus	NY	Wayne	14551

GateHouse Media New York Holdings, Inc.	221 ORISKANY PLAZA	Utica	NY	Oneida	13501

GateHouse Media New York Holdings, Inc.	246 JAY STREET	Utica	NY	Oneida	13501

GateHouse Media New York Holdings, Inc.	159 N MAIN ST	Wellsville	NY	Alleghany	14895

GateHouse Media North Dakota Holdings, Inc.	516 4TH STREET NE	Devils Lake	ND	Ramsey	58301

GateHouse Media Oklahoma Holdings, Inc.	117 W BROADWAY ST	Ardmore	OK	Carter	73401

GateHouse Media Oklahoma Holdings, Inc.	215 N BELL AVE	Shawnee	OK	Pottawatomie	74801

GateHouse Media Pennsylvania Holdings, Inc.	41 NORTH CHURCH ST	Carbondale	PA	Lackawanna	18407

GateHouse Media Pennsylvania Holdings, Inc.	220 8TH ST.	Honesdale	PA	Wayne	18431

GateHouse Media Pennsylvania Holdings, Inc.	30 WALNUT ST	Waynesboro	PA	Franklin	17268

GateHouse Media West Virginia Holdings, Inc.	410 RACE STREET	Ravenswood	WV	Jackson	26164

GateHouse Media West Virginia Holdings, Inc.	302 N. CHURCH STREET	Ripley	WV	Jackson	25271

News Leader Inc.	716 E. NAPOLEON ST	Sulphur	LA	Calcasien	70663

Leased Property (Lessor and Value Information):

NOTE: See below for details on “4.4(b)(iii)(A) Value”

	Property Location					Lessor					4.4(b)(iii)(A)
Loan Party	Address	City	State	County	Zip Code	Name	Address	City	State	Zip Code	Value

Copley Ohio Newspapers, Inc.	3577 Arlington Rd. - Suite B	Akron	OH	Summit	44312	Oliver E. & Wilma J. Teague	1264 Boettler Rd.	Uniontown	OH	44685	$7,500

Enterprise Publishing Company, LLC	1324 Belmont St.	Brockton	MA	Plymouth	2401	1324 Belmont LLC	1324 Belmont St c/o Juliano Enterprises, Inc. Suite 207	Brockton	MA	2301	$70,000

Enterprise Publishing Company, LLC	400 CROWN COLONY DRIVE	Quincy	MA	Norfolk	2169	Quincy Office Investors, Inc.	c/o UBS Realty Investors LLC Asset Management 242 Trumbull St	Hartford	CT	6103	$588,000

GateHouse Media Arkansas Holdings, Inc.	7400 DOLLARWAY ROAD	White Hall	AR	Jefferson	71602	Samples Properties, LLC	7300 Dollarway Rd., Suite 114	White Hall	AR	71602	$30,000

GateHouse Media California Holdings, Inc.	650 KENTUCKY ST	Gridley	CA	Butte	95948	Douglas A. Martens	6121 Berkshire Way	Paradise	CA	95969	$30,000

GateHouse Media Colorado Holdings, Inc.	112 E CRANSTON	Fowler	CO	Otero	81039	Fowler State Bank	201 Main St., P.O. Box 68	Fowler	CO	81039	$10,000

GateHouse Media Colorado Holdings, Inc.	510 CARSON AVENUE	Las Animos	CO	Bent	81054	Donkle Storage/ Restoration LLC	1031 Ash Avenue	Las Animas	CO	81054	$20,000

GateHouse Media Connecticut Holdings, Inc.	19 South Walnut Street	Norwich	CT	New London	6360	Lund Ltd, LLC	372 North Canterbury Rd	Camterbury	CT	6331	$0

GateHouse Media Connecticut Holdings, Inc.	360 Gendron Road	Plainfield	CT	windham	6374	360 Gendron Road LLC	341 Church Street	Putnam	CT	6260	Unknown

GateHouse Media Directories Holdings, Inc.	915 HIGHLAND POINTE DRIVE, STE 400 On or about March 1, 2014 – moving to 1430 Blue Oaks Boulevard, Suite 190, Roseville, CA 95747	Roseville	CA	Placer	95678	Mourier Land Investment Corporation	1430 Blue Oaks Blvd., Suite 190	Roseville	CA	95747	$350,000

GateHouse Media Freeport Holdings, Inc.	50 W Douglas St	Freeport	IL	Stephenson	61032	Stewart Centre, LLC	50 W Douglas St., Suite 1200	Freeport	IL	61032	$0

GateHouse Media Illinois Holdings II, Inc.	350 MORTON ST	Jacksonville	IL	Morgan	62650	Victoria Smiley	Unknown	Jacksonville	IL	62650	Unknown

GateHouse Media Illinois Holdings II, Inc.	Radio Antenna at 3115 Dotmar Dr.	Springfield	IL	Sangamon	62703	B&C Ventures, LLC	P.O. Box 973	Decatur	IL	62525	$0

GateHouse Media Illinois Holdings, Inc.	219 S. COLLEGE AVE.	Aledo	IL	Mercer	61231	Aledo Lodge Number 252 AF & AM	101 SW 3rd St.	Aledo	IL	61231	$75,000

GateHouse Media Illinois Holdings, Inc.	1205 SWANWICK STREET	Chester	IL	Randolph	62233	Robert P. Fleming	P.O. Box 347	Chester	IL	62233	$50,000

GateHouse Media Illinois Holdings, Inc.	125 W LOCUST ST	Fairbury	IL	Livingston	61739	Nicholas L. Kaeb	127 W Locust St	Fairbury	IL	61739	$25,000

GateHouse Media Illinois Holdings, Inc.	348 FRONT ST.	Galva	IL	Henry	61434	Dyan L. Peterson	720 NW 3rd Ave	Galva	IL	61434	$25,750

GateHouse Media Illinois Holdings, Inc.	2201 Woodlawn Rd. - Suite 350	Lincoln	IL	Logan	62656	The Illini Building	P.O. Box 280	Lincoln	IL	62656	$115,000

GateHouse Media Illinois Holdings, Inc.	26 W. Side Square	Macomb	IL	McDonough	61455	Triple H Investments, LLC	1420 E. Carroll St., P.O. Box 728	Macomb	IL	61455	$0

GateHouse Media Illinois Holdings, Inc.	SCHUYLER ST	Oquawka	IL	Henderson	61469	Village of Oquawka, IL	Unknown	Oquawka	IL	Unknown	$30,900

GateHouse Media Illinois Holdings, Inc.	1018 Fourth Street	Orion	IL	Henry	61273	Unknown	Unknown	Unknown	Unknown	Unknown	$7,500

GateHouse Media Illinois Holdings, Inc.	306 Court St	Pekin	IL	Randolph	61554	Ricky J. Woith Woith Land Trust Agreement	1461 Valle Vista Bldg. #1	Pekin	IL	61554	$15,000

GateHouse Media Illinois Holdings, Inc.	7344 Forest Hills Rd	Loves Park	IL	Winnebago	61111	Ericson Properties LLC	7110 N Alpine Road	Loves Park	IL	61111	$0

GateHouse Media Illinois Holdings, Inc.	230 Arnold Ave	Rockford	IL	Winnebago	61108	J&J 5643 BLDG, LLC	Unknown	Unknown	Unknown	Unknown	$0

GateHouse Media Illinois Holdings, Inc.	288 N LINCOLN BLVD E	Shawneetown	IL	Gallatin	62984	Kurt Williams Associated Insurance	608 E. Poplar Street	Harrisburg	IL	62946	$5,000

GateHouse Media Illinois Holdings, Inc.	#1 Kemp Drive, Lessee Unit No. 197	Chatham	IL	Sangamon	62629	Parkview Storage, Inc.	1 Kemp Drive	Chatham	IL	62629	$0

GateHouse Media Illinois Holdings, Inc.	3142 South Douglas Ave, Suite E	Springfield	IL	Sangamon	62704	Gary Bryan, Westside Mini Storage	3142 S. Douglas Ave.	Springfield	IL	62704	$0

GateHouse Media Illinois Holdings, Inc.	Land at Springfield, IL (NWL 1004)	Springfield	IL	Unknown	Unknown	Norfolk and Western Railway Company	Unknown	Springfield	IL	Unknown	$0

GateHouse Media Illinois Holdings, Inc.	Side Track lease agreement	Springfield	IL	Unknown	Unknown	Norfolk and Western Railway Company	Unknown	Springfield	IL	Unknown	$0

GateHouse Media Illinois Holdings, Inc.	107 E. MAIN	Teutopolis	IL	Effingham	62467	Jeff Kenter	513 S. Race, P.O. Box 6	Teutopolis	IL	62467	$20,000

GateHouse Media Illinois Holdings, Inc.	507 N Monroe Street, Suite 3	Abingdon	IL	Knox	61410	Ben Forney	507 N Monroe Street	Abingdon	IL	61410	$8,000

GateHouse Media Iowa Holdings, Inc.	1009 Main Street	Hamburg	IA	Fremont	51640	John Field Cliff Swallow, Inc.	2792 Skyline Drive	Hamburg	IA	51640	$5,000

GateHouse Media Kansas Holdings II, Inc.	2114 Oregon St	Hiawatha	KS	Brown	66434	Stallbaumer Management, Inc.	P.O. Box 65	Seneca	KS	66538	$5,000

GateHouse Media Kansas Holdings II, Inc.	101 South Main	Greensburgh	KS	Kiowa	67054	City of Greensburg, KS	City Administrator City of Greensburg 239 South Main	Greensburg	KS	67054	$15,000

GateHouse Media Kansas Holdings II, Inc.	318 N. MAIN ST	St John	KS	Stafford	67576	Ionic Lodge # 254 AF & AM	P.O. Box 404	St John	KS	67576	$15,000

GateHouse Media Louisiana Holdings, Inc.	120 RAILROAD AVE	Donaldsonville	LA	Ascension	70346	Ascension Lodge #251 F. & A.M.	P.O. Box 1211	Donaldsonville	LA	70346	$12,000

GateHouse Media Management Services, Inc.	350 WILLOWBROOK OFFICE PARK	Fairport	NY	Monroe	14450	The Uniland Partnership of Delaware L.P.	University Corporate Centre100 Corporate Parkway Suite 500	Amherst	NY	14226	$500,000

GateHouse Media Management Services, Inc.	120 N. Plymouth Ave	Rochester	NY	Monroe	14608	Frontier Communications of Rochester, Inc.	180 S. Clinton Avenue	Rochester	NY	14646	$1,000,000

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	02184	Greenpoint Realty LLC	650 Plymouth St Ste 10	E. Bridgewater	MA	2333	$392,000

GateHouse Media Massachusetts I, Inc.	150 BAKER AVE	Concord	MA	Middlesex	01742	IRG Concord Limited Partnership	P.O. Box 380828 44 Brattle St	Cambridge	MA	2238	$210,000

GateHouse Media Massachusetts I, Inc.	75 SYLVAN ST, BLDG C	Danvers	MA	Essex	01923	Brookwood Sylvan, LLC	72 Cherry Hill Drive	Beverly	MA	1915	$329,000

GateHouse Media Massachusetts I, Inc.	10 PURCHASE STREET	Fall River	MA	Bristol	02720	G & J Realty Trust	16 Bedford Street	Fall River	MA	2720	$42,000

GateHouse Media Massachusetts I, Inc.	18 POCASSET ST	Fall River	MA	Bristol	02720	Old Iron Works, LLC	P.O. Box 204	Fall River	MA	2722	$119,000

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVE	Framingham	MA	Middlesex	01701	Genzyme Corporation	500 Kendall St	Cambridge	MA	2142	$0 (Parking Space	)

GateHouse Media Massachusetts I, Inc.	73 SOUTH ST	Hingham	MA	Plymouth	02043	Kent Noble & Brian Noble, K&B Realty Trust	29 Main Street	Hingham	MA	2043	$28,000

GateHouse Media Massachusetts I, Inc.	9 MERIAM ST	Lexington	MA	Middlesex	02420	Mor Holdings Trust	74 Bedford Street	Lexington	MA	2420	$56,000

GateHouse Media Massachusetts I, Inc.	11 STATE ST	Marblehead	MA	Essex	01945	Crosby Marblehead Realty, LLC	28 Meadow View Road	Georgetown	MA	1833	$28,000

GateHouse Media Massachusetts I, Inc.	40 SOUTH ST CONDOMINIUM (UNIT 1)	Marblehead	MA	Essex	01945	Marblehead Office, LLC c/o Glover Property Management, Inc.	8 Doaks Lane P.O. Box 387	Marblehead	MA	1945	Unknown

GateHouse Media Massachusetts I, Inc.	197 Main Street	Milford	MA	Worcester	01757	MillPond Realty Investment Tr.	199 Main St.	Milford	MA	1757	$84,000

GateHouse Media Massachusetts I, Inc.	254 SECOND AVE	Needham	MA	Norfolk	02494	254 Second Avenue Nominee Trust (New Boston Second Ave LP)	c/o MARIC, Inc.197 First Avenue, Suite 300	Needham	MA	2494	$770,000

GateHouse Media Massachusetts I, Inc.	31 NORTH WASHINGTON ST	North Attleboro	MA	Bristol	02760	Sharon Credit Union	Unknown	Unknown	Unknown	Unknown	$21,000

GateHouse Media Massachusetts I, Inc.	5 NAMSKAKET RD	Orleans	MA	Barnstable	02653	Five Namskaket Road Realty Trust	84 Homers Dock Rd	Yarmouthport	MA	2675	$84,000

GateHouse Media Massachusetts I, Inc.	182 STANDISH AVENUE	Plymouth	MA	Plymouth	02360	William Hallisey, Jr. Trust	182 Standish Ave	Plymouth	MA	2360	$140,000

GateHouse Media Massachusetts I, Inc.	40 GRISSOM ROAD - BLDG 2	Plymouth	MA	Plymouth	02360	Unicorn Realty Trust	293R Washington St	Norwell	MA	2061	$0

GateHouse Media Massachusetts I, Inc.	167 COMMERCIAL STREET	Provincetown	MA	Barnstable	02657	Cohorts, Inc.	16 Holway Ave.	Provincetown	MA	2657	$56,000

GateHouse Media Massachusetts I, Inc.	15 PACELLA DRIVE	Randolph	MA	Norfolk	02368	Equity Industrial Randolph I, LLC	c/o Equity Industrial Partners Corp.145 Rosemary St., Suite E	Needham	MA	2494	$616,000

GateHouse Media Massachusetts I, Inc.	370 PARAMOUNT DRIVE	Rayham	MA	Bristol	02767	James Ferrera Realty, Inc.	121 Will Drive	Canton	MA	2094	$84,000

GateHouse Media Massachusetts I, Inc.	80 / 82 Central ST	Somerville	MA	Middlesex	02144	RFR Realty Trust	P.O. Box 281	Somerville	MA	2143	$49,000

GateHouse Media Massachusetts I, Inc.	7 WEST STREET	Walpole	MA	Norfolk	02081	West Street Realty Trust	7 West Street	Walpole	MA	2081	$14,000

GateHouse Media Massachusetts I, Inc.	923G ROUTE 6A	Yarmouth Port	MA	Barnstable	02675	Chapter Two LLC	P.O. Box 1458	Orleans	MA	2653	$98,000

GateHouse Media Michigan Holdings II, Inc.	2764 W. CARLETON RD.	Hillsdale	MI	Hillsdale	49242	Lakeland Motors	2768 W. Carlton Road	Hillsdale	MI	49242	$242,000

GateHouse Media Minnesota Holdings, Inc.	1 N. BARSTAD ROAD	Cottonwood	MN	Cottonwood	56229	John or Neely Murphy	1759 510th St.	Hanley Falls	MN	56245	$35,000

GateHouse Media Minnesota Holdings, Inc.	119 EAST MAIN ST	Sleepy Eye	MN	Brown	56085	John W Haas	400 4th Ave SE	Sleepy Eye	MN	56085	$65,000

GateHouse Media Minnesota Holdings, Inc.	1034 Cedar Street	Wabasso	MN	Redwood	56293	Tony & Lauree Price	P. O. Box 204	Wabasso	MN	56293	$10,000

GateHouse Media Missouri Holdings II, Inc.	Lots 7-A & 7-B of Corporate Woods-165 Missouri Blvd.	Laurie	MO	Morgan	65038	Eagle Creek Partners, Inc. d/b/a Laurie Landing	316 Eagle Creek Drive	Gravois Mills	MO	65037	$0

GateHouse Media Missouri Holdings, Inc.	33 West Olive Street	Aurora	MO	Lawrence	65605	C.N. McRoberts	23 W. Olive St.	Aurora	MO	65605	$35,000

GateHouse Media Missouri Holdings, Inc.	7 N MAIN ST	Greenfield	MO	Dade	65661	DeClue Properties	P. O. Box 371	Ash Grove	MO	65604	$20,000

GateHouse Media Missouri Holdings, Inc.	110 E MCPHERSON ST, PO BOX 809	Kirksville	MO	Adair	63501	Express Publishing (Tony Swain)	112 E McPherson St	Kirksville	MO	63501	Unknown

GateHouse Media Missouri Holdings, Inc.	4824 OSAGE BEACH PKWY SUITE 2	Osage Beach	MO	Camden	65065	Destin Investments, LLC	P. O. Box 1525	Osage Beach	MO	65065	$160,000

GateHouse Media Missouri Holdings, Inc.	104 N Jefferson	St James	MO	Phelps	65559	Cordell Watson	Unknown	Unknown	MO	Unknown	$25,000

GateHouse Media Nebraska Holdings, Inc.	823 CENTRAL AVE	Nebraska Beach	NE	Otoe	68410	Russell E. Kathol	417 Main St	Plattsmouth	NE	68048	$15,000

GateHouse Media New York Holdings, Inc.	14 Utica Street	Hamilton	NY	Madison	13346	Hamilton Initiative, LLC	P.O. Box 219	Hamilton	NY	13346	$0

GateHouse Media New York Holdings, Inc.	100 Park Avenue/205 N. Main St.	Herkimer	NY	Herkimer	13350	Sandy Rotunda	307 East Main St	Fredonia	NY	14063	Unknown

GateHouse Media New York Holdings, Inc.	30-32 Broadway Street	Hornell	NY	Steuben	14843	Thomas F. Kinney, LLC	124 Thacher St	Hornell	NY	14843	Unknown

GateHouse Media New York Holdings, Inc.	348 Elm Street (storage unit)	Penn Yan	NY	Yates	14527	Penn Yan Mini Storage	348 Elm Street	Penn Yan	NY	14527	$0

GateHouse Media New York Holdings, Inc.	858 Route 212	Saugerties	NY	Ulster	12477	Eveready Girls, LLC	858 Route 212	Saugerties	NY	12477	$60,000

GateHouse Media New York Holdings, Inc.	51 Oriskany Blvd	Yorkville	NY	Oneida	13495	CMB Oriskany Corp. / 55 Oriskany Boulevard, Inc.	51 Oriskany Blvd	Yorkville	NY	13495	$0

GateHouse Media Pennsylvania Holdings, Inc.	29 CENTER SQ	Greencastle	PA	Franklin	17225	Barry L. & Charlene A. Zarger	Unknown	Greencastle	PA	17225	$22,000

GateHouse Media Pennsylvania Holdings, Inc.	25 CENTER SQ	Greencastle	PA	Franklin	17225	Barry L. & Charlene A. Zarger	Unknown	Greencastle	PA	17225	Unknown

GateHouse Media Pennsylvania Holdings, Inc.	8 Silk Mill Drive Suite 101	Hawley	PA	Wayne	18428	Hawley Silk Mill Master Tenant, LLC	8 Silk Mill Drive	Hawley	PA	18428	$72,000

GateHouse Media Suburban Newspapers, Inc.	1101 31ST ST, STE 100, 260, 270 Effective 12/1/2013 – moving to One Lincoln Center, Oakbrook Terrace, Illinois	Downers Grove	IL	Du Page	60515	CRP-2 Holdings AA, L.P.	c/o Colony Realty Partners, LLCTwo Intenational PlaceSuite 2500	Boston	MA	2110	$900,000

GateHouse Media Tennessee Holdings, Inc.	575 Oak Ridge Turnpike, Suite 100	Oak Ridge	TN	Anderson	37830	R & R Enterprises	575 Oak Ridge Turnpike, Suite 201	Oak Ridge	TN	37830	$90,000

GateHouse Media Ventures, Inc.	108 Myrtle Street	Quincy	MA	Norfolk	2169	American Fund US Investments, LLC	c/o Real Estate Capital Partners114 West 47th St., 23rd Floor	New York	NY	10036	$910,000

Massillon Newspapers	Ohio Canal Property at North Erie Street	Massillon	OH	Stark	Unknown	City of Massillon	City Hall	Massilion	OH	44646	$0

Mineral Daily News, Inc.	21 Shamrock Dr. - Rt 220 S	Keyser	WV	Minderal	26726	Triple J, Inc.	P.O. Box 926	Keyser	WV	26726	$1,119,000

Peoria Journal Star, Inc.	2200 W War Memorial Drive	Peoria	IL	Peoria	61613	Northwoods Development Company	2200 W War Memorial Dr	Peoria	IL	61613	$0

Peoria Journal Star, Inc.	Southwest Quarter of Section 26, Township 9 N	Peoria	IL	Peoria	61613	Hawkeye Land Co. of Illinois	500 Stickle Dr NE	Cedar Rapids	IA	52406	$0

NOTE: See below for details on “4.4(b)(iii)(A) Value”

4.4(b)(iii)(A) Value Details

Loan Party	Address1	City	State	County	Zip	Building Value (A)	Press (Replacement Cost); N/A = No Press at Facility (B)	Estimated Average Inventory On Hand (Newsprint, Ink, Plates, Other) (C)	Personal Property (Excluding Press) (D)	4.4(b)(iii)(A) Value (Sum of (A), (B), (C) and (D))

Copley Ohio Newspapers, Inc.	3577 Arlington Rd. - Suite B	Akron	OH	Summit	44312	N/A	N/A	$0	$7,500	$7,500

Enterprise Publishing Company, LLC	1324 Belmont St.	Brockton	MA	Plymouth	2401	N/A	N/A	$0	$70,000	$70,000

Enterprise Publishing Company, LLC	400 CROWN COLONY DRIVE	Quincy	MA	Norfolk	2169	N/A	N/A	$0	$588,000	$588,000

GateHouse Media Arkansas Holdings, Inc.	7400 DOLLARWAY ROAD	White Hall	AR	Jefferson	71602	N/A	N/A	$0	$30,000	$30,000

GateHouse Media California Holdings, Inc.	650 KENTUCKY ST	Gridley	CA	Butte	95948	N/A	N/A	$0	$30,000	$30,000

GateHouse Media Colorado Holdings, Inc.	112 ECRANSTON	Fowler	CO	Otero	81039	N/A	N/A	$0	$10,000	$10,000

GateHouse Media Colorado Holdings, Inc.	510 CARSON AVENUE	Las Animos	CO	Bent	81054	N/A	N/A	$0	$20,000	$20,000

GateHouse Media Connecticut Holdings, Inc.	19 South Walnut Street	Norwich	CT	New London	6360	N/A	N/A	$0	$0	$0

GateHouse Media Connecticut Holdings, Inc.	360 Gendron Road	Plainfield	CT	Windham	6374	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Directories Holdings, Inc.	915 HIGHLAND POINTE DRIVE, STE 400 (On or about March 1, 2014 – moving to 1430 Blue Oaks Boulevard, Suite 190, Roseville, CA 95747)	Roseville	CA	Placer	95678	N/A	N/A	$0	$350,000	$350,000

GateHouse Media Freeport Holdings, Inc.	50 W Douglas St	Freeport	IL	Stephenson	61032	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings II, Inc.	350 MORTON ST	Jacksonville	IL	Morgan	62650	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Illinois Holdings II, Inc.	Radio Antenna at 3115 Dotmar Dr.	Springfield	IL	Sangamon	62703	N/A	N/A	N/A	N/A	$0

GateHouse Media Illinois Holdings, Inc.	219 S. COLLEGE AVE.	Aledo	IL	Mercer	61231	N/A	N/A	$0	$75,000	$75,000

GateHouse Media Illinois Holdings, Inc.	1205 SWANWICK STREET	Chester	IL	Randolph	62233	N/A	N/A	$0	$50,000	$50,000

GateHouse Media Illinois Holdings, Inc.	125 W LOCUST ST	Fairbury	IL	Livingston	61739	N/A	N/A	$0	$25,000	$25,000

GateHouse Media Illinois Holdings, Inc.	348 FRONT ST.	Galva	IL	Henry	61434	N/A	N/A	$0	$25,750	$25,750

GateHouse Media Illinois Holdings, Inc.	2201 Woodlawn Rd. - Suite 350	Lincoln	IL	Logan	62656	N/A	N/A	$0	$115,000	$115,000

GateHouse Media Illinois Holdings, Inc.	26 W. Side Square	Macomb	IL	McDonough	61455	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	206 SCHUYLER ST	Oquawka	IL	Henderson	61469	N/A	N/A	$0	$30,900	$30,900

GateHouse Media Illinois Holdings, Inc.	1018 Fourth Street	Orion	IL	Henry	61273	N/A	N/A	$0	$7,500	$7,500

GateHouse Media Illinois Holdings, Inc.	306 Court St	Pekin	IL	Randolph	61554	N/A	N/A	$0	$15,000	$15,000

GateHouse Media Illinois Holdings, Inc.	7344 Forest Hills Rd	Loves Park	IL	Winnebago	61111	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	230 Arnold Ave	Rockford	IL	Winnebago	61108	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	288 N LINCOLN BLVD E	Shawneetown	IL	Gallatin	62984	N/A	N/A	$0	$5,000	$5,000

GateHouse Media Illinois Holdings, Inc.	#1 Kemp Drive, Lessee Unit No. 197	Chatham	IL	Sangamon	62629	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	3142 South Douglas Ave, Suite E	Springfield	IL	Sangamon	62704	N/A	N/A	$0	$0	$0

GateHouse Media Illinois Holdings, Inc.	Land at Springfield, IL (NWL 1004)	Springfield	IL	Unknown	Unknown	N/A	N/A	N/A	N/A	$0

GateHouse Media Illinois Holdings, Inc.	Side Track lease agreement	Springfield	IL	Unknown	Unknown	N/A	N/A	N/A	N/A	$0

GateHouse Media Illinois Holdings, Inc.	107 E. MAIN	Teutopolis	IL	Effingham	62467	N/A	N/A	$0	$20,000	$20,000

GateHouse Media Illinois Holdings, Inc.	507 N Monroe Street, Suite 3	Abingdon	IL	Knox	61410	N/A	N/A	$0	$8,000	$8,000

GateHouse Media Iowa Holdings, Inc.	1009 Main Street	Hamburg	IA	Fremont	51640	N/A	N/A	$0	$5,000	$5,000

GateHouse Media Kansas Holdings II, Inc.	2114 Oregon St	Hiawatha	KS	Brown	66434	N/A	N/A		$5,000	$5,000

GateHouse Media Kansas Holdings II, Inc.	101 South Main	Greensburgh	KS	Kiowa	67054	N/A	N/A	$0	$15,000	$15,000

GateHouse Media Kansas Holdings II, Inc.	318 N. MAIN ST	St John	KS	Stafford	67576	N/A	N/A	$0	$15,000	$15,000

GateHouse Media Louisiana Holdings, Inc.	120 RAILROAD AVE	Donaldsonville	LA	Ascension	70346	N/A	N/A	$0	$12,000	$12,000

GateHouse Media Management Services, Inc.	350 WILLOWBROOK OFFICE PARK	Fairport	NY	Monroe	14450	N/A	N/A	$0	$500,000	$500,000

GateHouse Media Management Services, Inc.	120 N. Plymouth Ave	Rochester	NY	Monroe	14608	N/A	N/A	$0	$1,000,000	$1,000,000

GateHouse Media Massachusetts I, Inc.	101A Messina Drive	Braintree	MA	Norfolk	2184	N/A	N/A	$0	$392,000	$392,000

GateHouse Media Massachusetts I, Inc.	150 BAKER AVE	Concord	MA	Middlesex	1742	N/A	N/A	$0	$210,000	$210,000

GateHouse Media Massachusetts I, Inc.	75 SYLVAN ST, BLDG C	Danvers	MA	Essex	1923	N/A	N/A	$0	$329,000	$329,000

GateHouse Media Massachusetts I, Inc.	10 PURCHASE STREET	Fall River	MA	Bristol	2720	N/A	N/A	$0	$42,000	$42,000

GateHouse Media Massachusetts I, Inc.	18 POCASSET ST	Fall River	MA	Bristol	2720	N/A	N/A	$0	$119,000	$119,000

GateHouse Media Massachusetts I, Inc.	33 NEW YORK AVE	Framingham	MA	Middlesex	1701	N/A	N/A	N/A	N/A	$0 (Parking Space	)

GateHouse Media Massachusetts I, Inc.	73 SOUTH ST	Hingham	MA	Plymouth	2043	N/A	N/A	$0	$28,000	$28,000

GateHouse Media Massachusetts I, Inc.	9 MERIAM ST	Lexington	MA	Middlesex	2420	N/A	N/A	$0	$56,000	$56,000

GateHouse Media Massachusetts I, Inc.	11 STATE ST	Marblehead	MA	Essex	1945	N/A	N/A	$0	$28,000	$28,000

GateHouse Media Massachusetts I, Inc.	40 SOUTH ST CONDOMINIUM (UNIT 1)	Marblehead	MA	Essex	1945	N/A	N/A	N/A	N/A	Unknown

GateHouse Media Massachusetts I, Inc.	197 Main Street	Milford	MA	Worcester	1757	N/A	N/A	$0	$84,000	$84,000

GateHouse Media Massachusetts I, Inc.	254 SECOND AVE	Needham	MA	Norfolk	2494	N/A	N/A	$0	$770,000	$770,000

GateHouse Media Massachusetts I, Inc.	31 NORTH WASHINGTON ST	North Attleboro	MA	Bristol	2760	N/A	N/A	$0	$21,000	$21,000

GateHouse Media Massachusetts I, Inc.	5 NAMSKAKET RD	Orleans	MA	Barnstable	2653	N/A	N/A	$0	$84,000	$84,000

GateHouse Media Massachusetts I, Inc.	182 STANDISH AVENUE	Plymouth	MA	Plymouth	2360	N/A	N/A	$0	$140,000	$140,000

GateHouse Media Massachusetts I, Inc.	40 GRISSOM ROAD - BLDG 2	Plymouth	MA	Plymouth	2360	N/A	N/A	$0	$0	$0

GateHouse Media Massachusetts I, Inc.	167 COMMERCIAL STREET	Provincetown	MA	Barnstable	2657	N/A	N/A	$0	$56,000	$56,000

GateHouse Media Massachusetts I, Inc.	15 PACELLA DRIVE	Randolph	MA	Norfolk	2368	N/A	N/A	$0	$616,000	$616,000

GateHouse Media Massachusetts I, Inc.	370 PARAMOUNT DRIVE	Rayham	MA	Bristol	2767	N/A	N/A	$0	$84,000	$84,000

GateHouse Media Massachusetts I, Inc.	80 / 82 Central ST	Somerville	MA	Middlesex	2144	N/A	N/A	$0	$49,000	$49,000

GateHouse Media Massachusetts I, Inc.	7 WEST STREET	Walpole	MA	Norfolk	2081	N/A	N/A	$0	$14,000	$14,000

GateHouse Media Massachusetts I, Inc.	923G ROUTE 6A	Yarmouth Port	MA	Barnstable	2675	N/A	N/A	$0	$98,000	$98,000

GateHouse Media Michigan Holdings II, Inc.	2764 W. CARLETON RD.	Hillsdale	MI	Hillsdale	49242	N/A	N/A	$2,000	$240,000	$242,000

GateHouse Media Minnesota Holdings, Inc.	1 N. BARSTAD ROAD	Cottonwood	MN	Cottonwood	56229	N/A	N/A	$0	$35,000	$35,000

GateHouse Media Minnesota Holdings, Inc.	119 EAST MAIN ST	Sleepy Eye	MN	Brown	56085	N/A	N/A	$0	$65,000	$65,000

GateHouse Media Minnesota Holdings, Inc.	1034 Cedar Street	Wabasso	MN	Redwood	56293	N/A	N/A	$0	$10,000	$10,000

GateHouse Media Missouri Holdings II, Inc.	Lots 7-A & 7-B of Corporate Woods-165 Missouri Blvd.	Laurie	MO	Morgan	65038	N/A	N/A	N/A	$20,000	$20,000

GateHouse Media Missouri Holdings, Inc.	33 West Olive Street	Aurora	MO	Lawrence	65605	N/A	N/A	$0	$35,000	$35,000

GateHouse Media Missouri Holdings, Inc.	7 N MAIN ST	Greenfield	MO	Dade	65661	N/A	N/A	$0	$20,000	$20,000

GateHouse Media Missouri Holdings, Inc.	110 E MCPHERSON ST, PO BOX 809	Kirksville	MO	Adair	63501	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Missouri Holdings, Inc.	4824 OSAGE BEACH PKWY SUITE 2	Osage Beach	MO	Camden	65065	N/A	N/A	$0	$16,000	$160,000

GateHouse Media Missouri Holdings, Inc.	104 N Jefferson	St James	MO	Phelps	65559	N/A	N/A	$0	$25,000	$25,000

GateHouse Media Nebraska Holdings, Inc.	823 CENTRAL AVE	Nebraska Beach	NE	Otoe	68410	N/A	N/A	$0	$15,000	$15,000

GateHouse Media New York Holdings, Inc.	14 Utica Street	Hamilton	NY	Madison	13346	N/A	N/A	$0	$0	$0

GateHouse Media New York Holdings, Inc.	100 Park Avenue/205 N. Main St.	Herkimer	NY	Herkimer	13350	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media New York Holdings, Inc.	30-32 Broadway Street	Hornell	NY	Steuben	14843	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media New York Holdings, Inc.	348 Elm Street (storage unit)	Penn Yan	NY	Yates	14527	N/A	N/A	N/A	$0	$0

GateHouse Media New York Holdings, Inc.	858 Route 212	Saugerties	NY	Ulster	12477	N/A	N/A	$0	$60,000	$60,000

GateHouse Media New York Holdings, Inc.	51 Oriskany Blvd	Yorkville	NY	Oneida	13495	N/A	N/A	$0	$0	$0

GateHouse Media Pennsylvania Holdings, Inc.	29 CENTER SQ	Greencastle	PA	Franklin	17225	N/A	N/A	$0	$22,000	$22,000

GateHouse Media Pennsylvania Holdings, Inc.	25 CENTER SQ	Greencastle	PA	Franklin	17225	N/A	N/A	Unknown	Unknown	Unknown

GateHouse Media Pennsylvania Holdings, Inc.	8 Silk Mill Drive Suite 101	Hawley	PA	Wayne	18428	N/A	N/A	$0	$72,000	$72,000

GateHouse Media Suburban Newspapers, Inc.	1101 31ST ST, STE 100, 260, 270 (Effective 12/1/2013 –moving to One Lincoln Center, Oakbrook Terrace, Illinois)	Downers Grove	IL	Du Page	60515	N/A	N/A	$0	$900,000	$900,000

GateHouse Media Tennessee Holdings, Inc.	575 Oak Ridge Turnpike, Suite 100	Oak Ridge	TN	Anderson	37830	N/A	N/A	$0	$90,000	$90,000

GateHouse Media Ventures, Inc.	108 Myrtle Street	Quincy	MA	Norfolk	2169	N/A	N/A	$0	$910,000	$910,000

Massillon Newspapers	Ohio Canal Property at North Erie Street	Massillon	OH	Stark	Unknown	N/A	N/A	N/A	N/A	$0

Mineral Daily News, Inc.	21 Shamrock Dr. – Rt 220 S	Keyser	WV	Minderal	26726	N/A	$1,000,000	$19,000	$100,000	$1,119,000

Peoria Journal Star, Inc.	2200 W War Memorial Drive	Peoria	IL	Peoria	61613	N/A	N/A	$0	$0	$0

Peoria Journal Star, Inc.	Southwest Quarter of Section 26, Township 9 N	Peoria	IL	Peoria	61613	N/A	N/A	N/A	N/A	$0

Schedule 4.4(b)(iii)(B)

Executive Offices

Loan Party	Chief Executive Office
Copley Ohio Newspapers, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
ENHE Acquisition, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Enterprise NewsMedia Holding, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Enterprise NewsMedia, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Enterprise Publishing Company, LLC	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Arkansas Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media California Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Colorado Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Connecticut Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Corning Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Delaware Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Directories Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Florida Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Freeport Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Holdco, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Illinois Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Illinois Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Intermediate Holdco, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Iowa Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Kansas Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Kansas Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Lansing Printing, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Louisiana Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450

GateHouse Media Management Services, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Massachusetts I, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Massachusetts II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Michigan Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Michigan Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Minnesota Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Missouri Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Missouri Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Nebraska Holdings II, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Nebraska Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Nevada Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media New York Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media North Dakota Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Ohio Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Oklahoma Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Operating, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Pennsylvania Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Suburban Newspapers, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Tennessee Holdings, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media Ventures, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
GateHouse Media, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
George W. Prescott Publishing Company, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Liberty SMC, L.L.C.	350 WillowBrook Office Park, Fairport, New York 14450
Low Realty, LLC	350 WillowBrook Office Park, Fairport, New York 14450
LRT Four Hundred, LLC	350 WillowBrook Office Park, Fairport, New York 14450
Mineral Daily News Tribune, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
News Leader, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
Surewest Directories	350 WillowBrook Office Park, Fairport, New York 14450
Terry Newspapers, Inc.	350 WillowBrook Office Park, Fairport, New York 14450
The Peoria Journal Star, Inc.	350 WillowBrook Office Park, Fairport, New York 14450

Schedule 4.4(b)(iv)

See Schedule 4.4(b)(iii)(A)

Schedule 4.8(j)

Securities Accounts – None

Investment Accounts – See Below

Loan Party	Name of Bank	Type of Account	Account Numbers
GateHouse Media Operating, Inc	HSBC	Money Market	XXXXXX863

Concentration and Depository Accounts – See Below

Loan Party	Name of Bank	Type of Account	Account Numbers
Copley Ohio Newspapers, Inc.	HSBC	Corp Depository	XXXXXX211
Copley Ohio Newspapers, Inc.	JP Morgan Chase	Main depository	XXXXXX321
GateHouse Media Massachusetts I, Inc.	Bank of America, N.A.	Main depository	XXXXXX621
GateHouse Media Massachusetts I, Inc.	Citizens Bank	Lockbox Account	XXXXXX562
GateHouse Media Massachusetts I, Inc.	Seamen’s Bank	Local Depository	XXXXXX001
GateHouse Media Arkansas Holdings, Inc.	Bank of Prescott	Local Depository	XXXXXX649
GateHouse Media Arkansas Holdings, Inc.	Farmers and Merchants Bank	Local Depository	XXXXXX095
GateHouse Media Arkansas Holdings, Inc.	First National Bank	Local Depository	XXXXXX221
GateHouse Media Arkansas Holdings, Inc.	Heber Springs State Bank	Local Depository	XXXXXX828
GateHouse Media Arkansas Holdings, Inc.	Mercants & Planters Bank	Local Depository	XXXXXX573
GateHouse Media Arkansas Holdings, Inc.	Simmons Bank	Local Depository	XXXXXX089
GateHouse Media Arkansas Holdings, Inc.	Southern Bancorp	Local Depository	XXXXXX094
GateHouse Media Arkansas Holdings, Inc.	Southern Bancorp Bank, N.A.	Local Depository	XXXXXX539
GateHouse Media California Holdings, Inc.	Bank of New York Mellon	Lockbox Account	XXXXXX245
GateHouse Media California Holdings, Inc.	Bank of the West	Local Depository	XXXXXX560
GateHouse Media California Holdings, Inc.	Mojave Desert Bank	Local Depository	XXXXXX956
GateHouse Media California Holdings, Inc.	Rabobank	Local Depository	XXXXXX514
GateHouse Media California Holdings, Inc.	Scott Valley Bank	Local Depository	XXXXXX186
GateHouse Media California Holdings, Inc.	Scott Valley Bank	Local Depository	XXXXXX528
GateHouse Media California Holdings, Inc.	Westamerica Bank	Local Depository	XXXXXX763
GateHouse Media Colorado Holdings, Inc.	First National Bank	Local Depository	XXXXXX791
GateHouse Media Connecticut Holdings, Inc.	HSBC	Corp Depository	XXXXXX225
GateHouse Media Connecticut Holdings, Inc.	Peoples	Local Depository	XXXXXX489
GateHouse Media Delaware Holdings, Inc.	Citizens Bank	Local Depository	XXXXXX381
GateHouse Media Illinois Holdings II, Inc	HSBC	Corp Depository	XXXXXX978
GateHouse Media Illinois Holdings II, Inc	Illinois National Bank	Local Depository	XXXXXX520
GateHouse Media Illinois Holdings Inc	Harris Bank	Local Depository	XXXXXX875
GateHouse Media Illinois Holdings, Inc.	1st National Bank Olney	Local Depository	XXXXXX446
GateHouse Media Illinois Holdings, Inc.	Bank of Marion	Local Depository	XXXXXX738
GateHouse Media Illinois Holdings, Inc.	Bank of Pontiac	Local Depository	XXXXXX522
GateHouse Media Illinois Holdings, Inc.	Bank of Pontiac	Local Depository	XXXXXX520
GateHouse Media Illinois Holdings, Inc.	Banterra Bank	Local Depository	XXXXXX830
GateHouse Media Illinois Holdings, Inc.	Banterra Bank	Local Depository	XXXXXX849
GateHouse Media Illinois Holdings, Inc.	Banterra Bank	Local Depository	XXXXXX009

GateHouse Media Illinois Holdings, Inc.	Buena Vista Natl Bank	Local Depository	XXXXXX534
GateHouse Media Illinois Holdings, Inc.	Central Bank Illinois	Local Depository	XXXXXX331
GateHouse Media Illinois Holdings, Inc.	Citizens National Bank	Local Depository	XXXXXX889
GateHouse Media Illinois Holdings, Inc.	Farmers State Bank	Local Depository	XXXXXX194
GateHouse Media Illinois Holdings, Inc.	First Bank and Trust	Local Depository	XXXXXX488
GateHouse Media Illinois Holdings, Inc.	First Community Bank, Xenia-Flora	Local Depository	XXXXXX233
GateHouse Media Illinois Holdings, Inc.	Herget National Bank	Local Depository	XXXXXX207
GateHouse Media Illinois Holdings, Inc.	HSBC	Corp Depository	XXXXXX951
GateHouse Media Illinois Holdings, Inc.	Legence Bank	Local Depository	XXXXXX578
GateHouse Media Illinois Holdings, Inc.	Legence Bank	Local Depository	XXXXXX575
GateHouse Media Illinois Holdings, Inc.	Mid American Natl Bank	Local Depository	XXXXXX654
GateHouse Media Illinois Holdings, Inc.	Midwest Bank	Local Depository	XXXXXX932
GateHouse Media Illinois Holdings, Inc.	Midwest Bank	Local Depository	XXXXXX719
GateHouse Media Illinois Holdings, Inc.	Morton Community Bank	Local Depository	XXXXXX730
GateHouse Media Illinois Holdings, Inc.	Old National Bank	Local Depository	XXXXXX370
GateHouse Media Illinois Holdings, Inc.	Old National Bank	Local Depository	XXXXXX902
GateHouse Media Illinois Holdings, Inc.	Peoples Bank and Trust	Local Depository	XXXXXX916
GateHouse Media Illinois Holdings, Inc.	Peoples National Bank	Local Depository	XXXXXX665
GateHouse Media Illinois Holdings, Inc.	Peoples State Bank	Local Depository	XXXXXX116
GateHouse Media Illinois Holdings, Inc.	Teutopolis State Bank	Local Depository	XXXXXX070
GateHouse Media Intermediate Holdco, Inc.	HSBC	Corp Depository	XXXXXX141
GateHouse Media Kansas Holdings II, Inc.	Bank of the West	Local Depository	XXXXXX985
GateHouse Media Kansas Holdings II, Inc.	Bank of the West	Local Depository	XXXXXX781
GateHouse Media Kansas Holdings II, Inc.	Sunflower Bank	Local Depository	XXXXXX768
GateHouse Media Kansas Holdings II, Inc.	University Bank	Local Depository	XXXXXX277
GateHouse Media Kansas Holdings, Inc.	1st National Bank of Pratt	Local Depository	XXXXXX572
GateHouse Media Kansas Holdings, Inc.	Bank of the West	Local Depository	XXXXXX100
GateHouse Media Kansas Holdings, Inc.	Community National Bank	Local Depository	XXXXXX053
GateHouse Media Kansas Holdings, Inc.	Country Club Bank	Local Depository	XXXXXX048
GateHouse Media Kansas Holdings, Inc.	Emprise Bank	Local Depository	XXXXXX501
GateHouse Media Kansas Holdings, Inc.	First National Bank	Local Depository	XXXXXX610
GateHouse Media Kansas Holdings, Inc.	Peoples Bank and Trust	Local Depository	XXXXXX755
GateHouse Media Louisiana Holdings, Inc	Capital One, National Association	Local Depository	XXXXXX408
GateHouse Media Louisiana Holdings, Inc	Community Trust	Local Depository	XXXXXX785
GateHouse Media Louisiana Holdings, Inc	Iberville Bank	Local Depository	XXXXXX022
GateHouse Media Louisiana Holdings, Inc	United Community Bank	Local Depository	XXXXXX049
GateHouse Media Massachusetts I, Inc.	HSBC	Corp Depository	XXXXXX095
GateHouse Media Massachusetts I, Inc.	HSBC	Corp Depository	XXXXXX889
GateHouse Media Michigan Holdings II, Inc	Country National Bank	Local Depository	XXXXXX136
GateHouse Media Michigan Holdings II, Inc	Macatawa Bank	Local Depository	XXXXXX416
GateHouse Media Michigan Holdings, Inc	Century Bank and Trust	Local Depository	XXXXXX020
GateHouse Media Michigan Holdings, Inc	Citizens National Bank	Local Depository	XXXXXX170
GateHouse Media Michigan Holdings, Inc	First Bank - West Michigan	Local Depository	XXXXXX202
GateHouse Media Michigan Holdings, Inc	First Federal Bank of the Midwest	Local Depository	XXXXXX684

GateHouse Media Michigan Holdings, Inc	Huntington National Bank	Local Depository	XXXXXX895
GateHouse Media Michigan Holdings, Inc	Southern Michigan Bank	Local Depository	XXXXXX901
GateHouse Media Michigan Holdings, Inc	Southern Michigan Bank	Local Depository	XXXXXX919
GateHouse Media Minnesota Holdings, Inc	Bremer Bank	Local Depository	XXXXXX120
GateHouse Media Minnesota Holdings, Inc	Citizens Alliance Bank	Local Depository	XXXXXX996
GateHouse Media Minnesota Holdings, Inc	First Security Bank	Local Depository	XXXXXX766
GateHouse Media Minnesota Holdings, Inc	Granite Falls Bank	Local Depository	XXXXXX505
GateHouse Media Minnesota Holdings, Inc	Integrity Bank Plus	Local Depository	XXXXXX954
GateHouse Media Minnesota Holdings, Inc	KleinBank	Local Depository	XXXXXX018
GateHouse Media Minnesota Holdings, Inc	Minnwest Bank	Local Depository	XXXXXX161
GateHouse Media Minnesota Holdings, Inc	Pioneer Bank of St James	Local Depository	XXXXXX046
GateHouse Media Minnesota Holdings, Inc	Red River State Bank	Local Depository	XXXXXX681
GateHouse Media Missiouri Holdings II, Inc	HNB Bank	Local Depository	XXXXXX431
GateHouse Media Missouri Holdings, Inc	Bank of Kirksville	Local Depository	XXXXXX289
GateHouse Media Missouri Holdings, Inc	Central Bank Lake of the Ozarks	Local Depository	XXXXXX548
GateHouse Media Missouri Holdings, Inc	Central Bank Lake of the Ozarks	Local Depository	XXXXXX779
GateHouse Media Missouri Holdings, Inc	Central Bank Lake of the Ozarks	Local Depository	XXXXXX663
GateHouse Media Missouri Holdings, Inc	Citizens Bank & Trust	Local Depository	XXXXXX222
GateHouse Media Missouri Holdings, Inc	Citizens Bank and Trust	Local Depository	XXXXXX980
GateHouse Media Missouri Holdings, Inc	Citizens Bank and Trust Company	Local Depository	XXXXXX109
GateHouse Media Missouri Holdings, Inc	City Bank Trust Co	Local Depository	XXXXXX168
GateHouse Media Missouri Holdings, Inc	Commerce Bank	Local Depository	XXXXXX799
GateHouse Media Missouri Holdings, Inc	Commerce Bank of Kansas	Local Depository	XXXXXX033
GateHouse Media Missouri Holdings, Inc	Community Bank And Trust	Local Depository	XXXXXX069
GateHouse Media Missouri Holdings, Inc	Community Bank And Trust	Local Depository	XXXXXX829
GateHouse Media Missouri Holdings, Inc	Community Bank And Trust	Local Depository	XXXXXX162
GateHouse Media Missouri Holdings, Inc	Community National Bank	Local Depository	XXXXXX127
GateHouse Media Missouri Holdings, Inc	First Missouri National	Local Depository	XXXXXX134
GateHouse Media Missouri Holdings, Inc	First Sun Bank of America	Local Depository	XXXXXX002
GateHouse Media Missouri Holdings, Inc	Northeast Missouri State Bank	Local Depository	XXXXXX310
GateHouse Media Missouri Holdings, Inc	Phelps Bank	Local Depository	XXXXXX627
GateHouse Media Missouri Holdings, Inc	Phelps County Bank	Local Depository	XXXXXX660
GateHouse Media Missouri Holdings, Inc	Phelps County Bank	Local Depository	XXXXXX790
GateHouse Media Missouri Holdings, Inc	Southwest Missouri Bank	Local Depository	XXXXXX324
GateHouse Media Missouri Holdings, Inc	US Bank	Local Depository	XXXXXX184
GateHouse Media Nebraska Holdings, Inc	Arbor City Bank	Local Depository	XXXXXX326
GateHouse Media Nebraska Holdings, Inc	Wahoo First National Bank	Local Depository	XXXXXX201
GateHouse Media New York Holdings, Inc.	Adirondak	Local Depository	XXXXXX703
GateHouse Media New York Holdings, Inc.	Canandaigua National bank	Local Depository	XXXXXX088
GateHouse Media New York Holdings, Inc.	Chemung Canal Trust Co	Local Depository	XXXXXX464
GateHouse Media New York Holdings, Inc.	Chemung Canal Trust Co	Local Depository	XXXXXX896
GateHouse Media New York Holdings, Inc.	Community Bank NA	Local Depository	XXXXXX840
GateHouse Media New York Holdings, Inc.	Five Star Bank	Local Depository	XXXXXX647
GateHouse Media New York Holdings, Inc.	Five Star Bank	Local Depository	XXXXXX969
GateHouse Media New York Holdings, Inc.	HSBC	Corp Depository	XXXXXX233
GateHouse Media New York Holdings, Inc.	Jeff Bank	Local Depository	XXXXXX020
GateHouse Media New York Holdings, Inc.	M & T BANK	Local Depository	XXXXXX531
GateHouse Media New York Holdings, Inc.	Steuben Trust CO	Local Depository	XXXXXX426

GateHouse Media New York Holdings, Inc.	Steuben Trust CO	Local Depository	XXXXXX639
GateHouse Media North Dakota Holdings, Inc	Ramsey National Bank and Trust	Local Depository	XXXXXX268
GateHouse Media Oklahoma Holdings, Inc.	Arvest	Local Depository	XXXXXX166
GateHouse Media Oklahoma Holdings, Inc.	First National Bank	Local Depository	XXXXXX442

GateHouse Media Operating, Inc	HSBC	Cash Concentration	XXXXXX919

GateHouse Media Operating, Inc.	HSBC	Super Concentration	XXXXXX927

GateHouse Media Operating, Inc.	HSBC	Corp. Depository	XXXXXX431

GateHouse Media Pennsylvania Holdings, Inc.	First Natl Bank of Greencastle	Local Depository	XXXXXX540

GateHouse Media Pennsylvania Holdings, Inc.	Honesdale National Bank	Local Depository	XXXXXX101

GateHouse Media Pennsylvania Holdings, Inc.	Honesdale National Bank	Local Depository	XXXXXX401
GateHouse Media Pennsylvania Holdings, Inc.	The Dime Bank	Local Depository	XXXXXX211
GateHouse Media Pennsylvania Holdings, Inc.	Tower Bank	Local Depository	XXXXXX154
GateHouse Media Pennsylvania Holdings, Inc.	WEPCO Federal Credit Union	Local Depository	XXXXXX735
GateHouse Media Tennessee Holdings, Inc.	TN Bank	Local Depository	XXXXXX121
GateHouse Media Ventures, Inc.	Bank of America, N.A.	Local Depository	XXXXXX827
GateHouse Media Ventures, Inc.	Bank of America, N.A.	Local Depository	XXXXXX902
GateHouse Media West Virgina Holdings, Inc.	Premier Bank	Local Depository	XXXXXX493
GateHouse Media West Virgina Holdings, Inc.	Premier Bank	Local Depository	XXXXXX501
News Leader, Inc	City Savings Bank	Local Depository	XXXXXX784
The Peoria Journal Star, Inc.	HSBC	Corp Depository	XXXXXX960
The Peoria Journal Star, Inc.	PNC Bank	Main depository	XXXXXX073

Schedule 4.12

Financing Statements

NONE

Schedule 5.1

Consents

Consent of Bankruptcy Court

SCHEDULE 5.2 (a)

STATES OF QUALIFICATION AND GOOD STANDING

Loan Party	State of Organization	States Qualified To Do Business
ENHE Acquisition, LLC	Delaware	None
Enterprise NewsMedia, LLC	Delaware	Massachusetts
Enterprise NewsMedia Holding, LLC	Delaware	Massachusetts
Enterprise Publishing Company, LLC	Delaware	Massachusetts
GateHouse Media Intermediate Holdco, Inc.	Delaware	New York
GateHouse Media Holdco, Inc.	Delaware	New York
GateHouse Media Operating, Inc.	Delaware	Illinois New York
GateHouse Media Massachusetts I, Inc.	Delaware	Massachusetts
GateHouse Media Massachusetts II, Inc.	Delaware	Massachusetts
George W. Prescott Publishing Company, LLC	Delaware	Massachusetts
GateHouse Media Arkansas Holdings, Inc.	Delaware	Arkansas
GateHouse Media California Holdings, Inc.	Delaware	California
GateHouse Media Colorado Holdings, Inc.	Delaware	Colorado
GateHouse Media Connecticut Holdings, Inc.	Delaware	Connecticut
GateHouse Media Corning Holdings, Inc.	Nevada	New York
GateHouse Media Delaware Holdings, Inc.	Delaware	None
GateHouse Media Directories Holdings, Inc.	Delaware	California
GateHouse Media Florida Holdings, Inc.	Delaware	Florida
GateHouse Media Freeport Holdings, Inc.	Delaware	Illinois
GateHouse Media, Inc.	Delaware	New York
GateHouse Media Illinois Holdings, Inc.	Delaware	Illinois
GateHouse Media Illinois Holdings II, Inc.	Delaware	Illinois
GateHouse Media Iowa Holdings, Inc.	Delaware	Iowa
GateHouse Media Kansas Holdings, Inc.	Delaware	Kansas
GateHouse Media Kansas Holdings II, Inc.	Delaware	Kansas
GateHouse Media Lansing Printing, Inc.	Delaware	Illinois
GateHouse Media Louisiana Holdings, Inc.	Delaware	Louisiana
GateHouse Media Management Services, Inc.	Delaware	Illinois New York
GateHouse Media Michigan Holdings, Inc.	Delaware	Michigan
GateHouse Media Michigan Holdings II, Inc.	Delaware	Michigan
GateHouse Media Minnesota Holdings, Inc.	Delaware	Minnesota
GateHouse Media Missouri Holdings, Inc.	Delaware	Missouri
GateHouse Media Missouri Holdings II, Inc.	Delaware	Missouri
GateHouse Media Nebraska Holdings, Inc.	Delaware	Nebraska

GateHouse Media Nebraska Holdings II, Inc. **	Delaware	Nebraska
GateHouse Media Nevada Holdings, Inc.	Delaware	Nevada
GateHouse Media New York Holdings, Inc.	Delaware	New York
GateHouse Media North Dakota Holdings, Inc.	Delaware	North Dakota
GateHouse Media Ohio Holdings, Inc.	Delaware	Ohio
GateHouse Media Oklahoma Holdings, Inc.	Delaware	Oklahoma
GateHouse Media Pennsylvania Holdings, Inc.	Delaware	Pennsylvania
GateHouse Media Suburban Newspapers, Inc.	Delaware	Illinois
GateHouse Media Tennessee Holdings, Inc.	Delaware	Tennessee
GateHouse Media Ventures, Inc.	Delaware	None
Liberty SMC, L.L.C.	Delaware	None
Low Realty, LLC	Delaware	Massachusetts
LRT Four Hundred, LLC	Delaware	Massachusetts
Mineral Daily News Tribune, Inc.	West Virginia	None
News Leader, Inc.	Louisiana	None
Terry Newspapers, Inc.	Iowa	Illinois
SureWest Directories	California	None
Copley Ohio Newspapers, Inc.	Illinois	Ohio
The Peoria Journal Star, Inc.	Illinois	None

**	Following the closing, GateHouse Media Nebraska Holdings II, Inc. will be qualified to do business in Texas.

Schedule 5.2(b)

Subsidiaries

SEE ATTACHED

Schedule 5.4

Federal Tax Identification Numbers

LOAN PARTY	Tax ID #

Copley Ohio Newspapers, Inc.	31-1714372

ENHE Acquisition, LLC	84-1711504

Enterprise NewsMedia Holding, LLC	37-1458259

Enterprise NewsMedia, LLC	81-0584672

Enterprise Publishing Company, LLC	81-0584666

GateHouse Media Arkansas Holdings, Inc.	36-4197662

GateHouse Media California Holdings, Inc.	36-4197639

GateHouse Media Colorado Holdings, Inc.	20-3680190

GateHouse Media Connecticut Holdings, Inc.	20-8771954

GateHouse Media Corning Holdings, Inc.	88-01055234

GateHouse Media Delaware Holdings, Inc.	20-8771987

GateHouse Media Directories Holdings, Inc.	20-8344513

GateHouse Media Florida Holdings, Inc.	26-1226448

GateHouse Media Freeport Holdings, Inc.	36-4241508

GateHouse Media Holdco, Inc.	84-1708902

GateHouse Media Illinois Holdings II, Inc.	20-8765361

GateHouse Media Illinois Holdings, Inc.	36-4197640

GateHouse Media Intermediate Holdco, Inc.	26-1909759

GateHouse Media Iowa Holdings, Inc.	36-4197643

GateHouse Media Kansas Holdings II, Inc.	26-1387914

GateHouse Media Kansas Holdings, Inc.	36-4197644

GateHouse Media Lansing Printing, Inc.	56-2422242

GateHouse Media Louisiana Holdings, Inc.	36-4239708

GateHouse Media Management Services, Inc.	36-4197665

GateHouse Media Massachusetts I, Inc.	84-1711503

GateHouse Media Massachusetts II, Inc.	35-2200859

GateHouse Media Michigan Holdings II, Inc.	26-1387963

GateHouse Media Michigan Holdings, Inc.	36-4197646

GateHouse Media Minnesota Holdings, Inc.	36-4197648

GateHouse Media Missouri Holdings II, Inc.	26-1388013

GateHouse Media Missouri Holdings, Inc.	36-4197649

GateHouse Media Nebraska Holdings II, Inc.	26-1388054

GateHouse Media Nebraska Holdings, Inc.	36-4294763

GateHouse Media Nevada Holdings, Inc.	36-4334978

GateHouse Media New York Holdings, Inc.	36-4197660

GateHouse Media North Dakota Holdings, Inc.	36-4241506

GateHouse Media Ohio Holdings, Inc.	20-8765464

GateHouse Media Oklahoma Holdings, Inc.	26-1226313

GateHouse Media Operating, Inc.	36-4197636

GateHouse Media Pennsylvania Holdings, Inc.	36-4197661

GateHouse Media Suburban Newspapers, Inc.	36-4305577

GateHouse Media Tennessee Holdings, Inc.	26-1226415

GateHouse Media Ventures, Inc.	36-4197638

GateHouse Media, Inc.	36-4197635

George W. Prescott Publishing Company, LLC	81-0584668

Liberty SMC, L.L.C.	36-4366016

Low Realty, LLC	81-0584679

LRT Four Hundred, LLC	81-0584676

Mineral Daily News Tribune, Inc.	55-0463343

News Leader, Inc.	72-0654473

Surewest Directories	91-1747472

Terry Newspapers, Inc.	36-2701037

The Peoria Journal Star, Inc.	37-0459820

SCHEDULE 5.6

Prior Names

LOAN PARTY	PRIOR NAMES

Copley Ohio Newspapers, Inc.	None

ENHE Acquisition, LLC	None

Enterprise NewsMedia Holding, LLC	None

Enterprise NewsMedia, LLC	Enterprise Newsmedia, LLC

Enterprise Publishing Company, LLC	None

GateHouse Media Arkansas Holdings, Inc.	Liberty Group Arkansas Holdings, Inc.

GateHouse Media California Holdings, Inc.	Liberty Group California Holdings, Inc.

GateHouse Media Colorado Holdings, Inc.	Liberty Group Colorado Holdings, Inc.

GateHouse Media Connecticut Holdings, Inc.	None

GateHouse Media Corning Holdings, Inc.	Elko Daily Free Press; Liberty Group Corning Holdings, Inc.

GateHouse Media Delaware Holdings, Inc.	GateHouse Media West Virginia Holdings, Inc.

GateHouse Media Directories Holdings, Inc.	Fall River Acquisitions, Inc.

GateHouse Media Florida Holdings, Inc.	None

GateHouse Media Freeport Holdings, Inc.	Liberty Group Freeport Holdings, Inc.

GateHouse Media Freeport Holdings, Inc.	Liberty Group Idaho Holdings, Inc.

GateHouse Media Holdco, Inc.	Liberty Group Holdco, Inc.

GateHouse Media Illinois Holdings II, Inc.	None

GateHouse Media Illinois Holdings, Inc.	Liberty Group Illinois Holdings, Inc. GateHouse Media Illinois Holding, Inc. was the surviving company in the merger with Galesburg Printing and Publishing Company in January, 2009

GateHouse Media, Inc.	Liberty Group Publishing, Inc.

LOAN PARTY	PRIOR NAMES

GateHouse Media Iowa Holdings, Inc.	Liberty Group Iowa Holdings, Inc.

GateHouse Media Kansas Holdings II, Inc.	None

GateHouse Media Kansas Holdings, Inc.	Liberty Group Kansas Holdings, Inc.

GateHouse Media Lansing Printing, Inc.	Liberty Group Lansing Printing, Inc.

GateHouse Media Louisiana Holdings, Inc.	Liberty Group Louisiana Holdings, Inc.

GateHouse Media Management Services, Inc.	Liberty Group Management Services, Inc.

GateHouse Media Massachusetts I, Inc.	None

GateHouse Media Massachusetts II, Inc.	None

GateHouse Media Michigan Holdings II, Inc.	None

GateHouse Media Michigan Holdings, Inc.	Liberty Group Michigan Holdings, Inc.

GateHouse Media Minnesota Holdings, Inc.	Liberty Group Minnesota Holdings, Inc.

GateHouse Media Missouri Holdings II, Inc.	None

GateHouse Media Missouri Holdings, Inc.	Liberty Group Missouri Holdings, Inc.

GateHouse Media Nebraska Holdings II, Inc.	None

GateHouse Media Nebraska Holdings, Inc.	Liberty Group Nebraska Holdings, Inc.

GateHouse Media Nevada Holdings, Inc.	Liberty Group Holdings, Inc.; Liberty Group Colorado Holdings, Inc.; Liberty Group Nevada Holdings, Inc.

GateHouse Media New York Holdings, Inc.	Liberty Group New York Holdings, Inc.

GateHouse Media North Dakota Holdings, Inc.	Liberty Group North Dakota Holdings, Inc.

GateHouse Media Ohio Holdings, Inc.	None

GateHouse Media Oklahoma Holdings, Inc.	None

GateHouse Media Operating, Inc.	Liberty Group Operating, Inc.

GateHouse Media Pennsylvania Holdings, Inc.	Liberty Group Pennsylvania Holdings, Inc.

GateHouse Media Suburban Newspapers, Inc.	Liberty Group Suburban Newspapers, Inc.

GateHouse Media Tennessee Holdings, Inc.	None

LOAN PARTY	PRIOR NAMES

GateHouse Media Ventures, Inc.	GateHouse Media Arizona Holdings, Inc.

George W. Prescott Publishing Company, LLC	None

Liberty SMC, L.L.C.	None

Low Realty, LLC	None

LRT Four Hundred, LLC	None

Mineral Daily News Tribune, Inc.	None

News Leader, Inc.	Leesville Leader, Inc.

SureWest Directories	Roseville Directory Company

Terry Newspapers, Inc.	Geneseo Republic, Inc.

The Peoria Journal Star, Inc.	None

SCHEDULE 5.7

ENVIRONMENTAL

Federal Occupational Safety and Health Act Laws – None

Environmental Laws – See Below.

All issues and conditions identified as “Recognized Environmental Conditions,” “Historic Recognized Environmental Conditions,” “Business Environmental Risks,” “EHS Compliance Issues,” or “Other Potential Issues” in the Executive Summary and/or Conclusions & Recommendations sections of the Environmental Resources Management Phase I Environmental Site Assessment Reports for the following Real Property:

Ref. No.	Address
	Street	City	State	Report Date	Status
1	224 E. Ridgecrest Blvd.	Ridgecrest	CA	11/5/2013	Final
2	66 Franklin Street	Norwich	CT	11/22/2013	Final
3	140 South Prairie Street	Galesburg	IL	11/22/2013	Final
4	1 News Plaza	Peoria	IL	11/5/2013	Final
5	99 E. State Street	Rockford	IL	11/5/2013	Final
6	1 Copley Plaza	Springfield	IL	11/5/2013	Final
7	475 Washington Street	Auburn	MA	11/5/2013	Final
8	207 Pocasset Street	Fall River	MA	11/22/2013	Final
9	33 New York Avenue	Framingham	MA	11/5/2013	Final
10	165 Enterprise Drive	Marshfield	MA	11/22/2013	Final
11	5 Cohannet Street	Taunton	MA	11/22/2013	Final
12	595 Jenner Drive	Allegan	MI	11/25/2013	Final
13	54 W. 8th Street	Holland	MI	11/5/2013	Final
14	410 S. Liberty Street	Independence	MO	11/5/2013	Final
15	221 Oriskany Plaza	Utica	NY	11/5/2013	Final
16	500 Market Avenue, S.	Canton	OH	11/5/2013	Final
17	629 Wabash Avenue	New Philadelphia	OH	11/5/2013	Final

SCHEDULE 5.8 (b)(i)

LITIGATION

Date of Service	Title of Action		Nature of Action		Amount Claimed		Insurance Coverage
	Plaintiff	Defendant	Pending Litigation	Threatened Litigation		Comments/ Updates

10/25/2007	Rubin, Michael (freelance writer)	Community Newspaper Company		Dormant/ Inactive (Defamation)	$100,000		Errors & Omissions Insurance - Deductible $10,000

4/30/2013	Graves Monserrat, Jonathan	Filcman, Debra former editor of GateHouse Media Massachusetts I, Inc. d/b/a Somerville Journal	Libel		$500,000.00 +		Errors & Omissions Insurance - Deductible $10,000

2/14/2013	Azubuko, Chukwuma E	GateHouse Media Massachusetts I, Inc. d/b/a Brookline Tab	Defamation Libel		$1,000,000.00 - $2,500,000.00		Errors & Omissions Insurance - Deductible $50,000

1/17/2007	Murphy, Charles A	GateHouse Media Massachusetts I, Inc. d/b/a Burlington Union and GateHouse Media, Inc.	Dormant/ Inactive (Defamation)		$600,000.00		Errors & Omissions Insurance - Deductible $10,000

8/20/2012	Earley, Wayne	GateHouse Media Pennsylvania Holdings, Inc. d/b/a The Wayne Independent	Defamation		$200,000.00 +		Errors & Omissions Insurance - Deductible $10,000

10/7/2011	King, David	George W. Prescott Publishing Company, LLC d/b/a Patriot Ledger	Employee Litigation (Independent Contractor Statute, Massachusetts Minimum Wage Act, Unjust Enrichment and Quantum Merit)		$725,000.00		NONE

SCHEDULE 5.8(b)(ii)

INDEBTEDNESS

1.	Trade Creditors: All trade creditors will be paid 100% of their respective claims in due course.

2.	Letters of Credit: The following is a list of Letters of Credit under which a Loan Party may have a reimbursement obligation.

Loan Party	Face Amount	Issuing Bank	Letter of Credit No.

Enterprise NewsMedia, LLC	$175,000.00	HSBC	LC# SDCMTD555036

GateHouse Media Operating, Inc.	$301,000.00	HSBC	LC# SDCMTN555029

GateHouse Media Operating, Inc.	$376,300.00	HSBC	LC# SM222063

GateHouse Media Operating, Inc.	$750,000.00	HSBC	LC# SDCMTN554607

GateHouse Media Operating, Inc.	$3,580,000.00	HSBC	LC# SDCMTN555052

SCHEDULE 5.8(d)

PLANS

1.	Copley Ohio Newspapers, Inc. maintains the “Brush-Moore Retiree Medical Plan”; there were 25 total participants as of January 1, 2012.

2.	George W. Prescott Publishing Company, LLC maintains the:

(a)	“Patriot Ledger Postretirement Medical and Life Insurance Benefit Plan”; there were 120 participants (this includes: active and retirees) as of the January 1, 2012 census date; during 2008 this plan was frozen and amended to limit future benefits to a select group of active employees; and

(b)	“George W. Prescott Publishing Company Pension Plan”; there were 616 participants (this includes: active and retirees) as of the January 1, 2012 census date; this plan was amended to freeze all future benefit accruals as of December 31, 2008, except for a select group of union employees whose benefits were frozen during 2009.

SCHEDULE 5.9

INTELLECTUAL PROPERTY

FEDERAL TRADEMARKS
REGISTRANT	REGISTRATION / (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media, Inc.	(86/009,366)	(7/12/13)	A LA CARTE

GateHouse Media, Inc.	(85/676,765)	(7/13/12)	BESTRIDE.com and Design

GateHouse Media, Inc.	(85/724,120)	(9/8/12)	COLOSSAL DEAL

GateHouse Media, Inc.	(85/724,123)	(9/8/12)	COLOSSAL AUCTION

GateHouse Media, Inc.	3,424,658	5/6/08	GATEHOUSE MEDIA and Design

GateHouse Media, Inc.	(86/009,325)	(6/3/13)	MORE CONTENT NOW and Design

GateHouse Media, Inc.	4,422,928	10/22/13	PAINT IT ALL PINK

GateHouse Media, Inc.	3,924,001	2/22/11	RADARFROG

GateHouse Media, Inc.	3,926,750	5/1/11	RADARFROG and Horizontal Design

GateHouse Media, Inc.	3,926,751	5/1/11	RADARFROG and Vertical Design

GateHouse Media, Inc.	3,920988	2/15/11	SAVE HERE AND EVERYWHERE

GateHouse Media, Inc.	3,587,689	3/10/09	TOTALLY LOCAL

GateHouse Media, Inc.	3,472,965	7/22/08	TOTALLY LOCAL and Design

GateHouse Media Ventures, Inc.	(85/720,044)	(9/4/12)	ADHANCE MEDIA

GateHouse Media Ventures, Inc.	(85/720,055)	(9/4/12)	ADHANCE MEDIA and Design

GateHouse Media Ventures, Inc.	(85/893,302)	(4/2/13)	CARESAFE

GateHouse Media Ventures, Inc.	(85/893,319)	(4/2/13)	CARE SAFE

GateHouse Media Ventures, Inc.	(85/618,646)	(5/7/12)	COMPASS AGING SERVICES

GateHouse Media Ventures, Inc.	(85/618,666)	(5/7/12)	COMPASS AGING SERVICES and Design

GateHouse Media Ventures, Inc.	(85/617,432)	(5/4/12)	PROPEL MARKETING

GateHouse Media Ventures, Inc.	(85/617,471)	(5/4/12)	PROPEL MARKETING and Design

GateHouse Media Connecticut Holdings, Inc.	2,894,674	10/19/04	NORWICH BULLETIN

GateHouse Media Corning Holdings, Inc.	2,788,918	12/2/03	THE LEADER

GateHouse Media Freeport Holdings, Inc.	2,847,486	6/1/04	THE JOURNAL-STANDARD

GateHouse Media Illinois Holdings, Inc.	2,320,943	2/22/00	ROCKFORD REGISTER STAR

FEDERAL TRADEMARKS
REGISTRANT	REGISTRATION / (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media Illinois Holdings II, Inc.	1,213,886	10/26/82	THE STATE JOURNAL-REGISTER

GateHouse Media Massachusetts I, Inc.	3,010,523	11/1/05	PICKET FENCE GATE DESIGN ONLY

GateHouse Media Massachusetts I, Inc.	2,069,641	6/10/97	TOWNONLINE

GateHouse Media Massachusetts I, Inc.	1,475,873	2/9/88	BEACON and Design

GateHouse Media Massachusetts I, Inc.	3,352,822	12/11/07	THE SANDWICH BROADSIDER

GateHouse Media Massachusetts I, Inc.	3,507,954	9/30/08	SOUTHOFBOSTON.COM

GateHouse Media Massachusetts I, Inc.	2,007,205	10/8/96	PROVINCETOWN BANNER

GateHouse Media Massachusetts I, Inc.	3,056,976	2/7/06	PROVINCETOWN BANNER AND THE ADVOCATE

GateHouse Media Massachusetts I, Inc.	3,107,411	6/20/06	OUTER CAPE LIVING

GateHouse Media Massachusetts I, Inc.	3,345,458	11/27/07	WICKED LOCAL

GateHouse Media Massachusetts I, Inc.	3,666,193	8/11/09	NEWTON TAB

GateHouse Media Massachusetts I, Inc.	3,650,512	7/7/09	THE DAILY NEWS TRIBUNE

GateHouse Media Massachusetts I, Inc.	3,675,837	9/1/09	NEEDHAM TIMES

GateHouse Media Missouri Holdings, Inc.	(85,825,139)	(1/16/13)	BOONSLICK VISITOR’S GUIDE

GateHouse Media New York Holdings, Inc.	2,747,008	8/5/03	OBSERVER-DISPATCH

GateHouse Media New York Holdings, Inc.	1,091,412	5/16/78	GOLDEN TIMES

Enterprise NewsMedia, LLC	3,299,079	9/25/07	TOWN COMMONS

Enterprise NewsMedia, LLC	3,299,316	9/25/07	SOUTH COAST HOMES

Enterprise NewsMedia, LLC	3,052,266	1/31/06	CRANBERRY COAST HOMES

George W. Prescott Publishing Company, LLC	2,097,397	9/16/97	THE PATRIOT LEDGER

Copley Ohio Newspapers, Inc.	3,949,479	4/19/11	ABOUT STARK COUNTY

STATE TRADEMARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

Copley Ohio Newspapers, Inc.	1820925(OH)	12/2/08	GET FIT, STARK!

GateHouse Media Delaware Holdings, Inc.	120238747(DE)	2/8/12	COMMUNITYPUB

Enterprise Publishing Company, LLC	32,263(MA)	12/14/81	THE ENTERPRISE

Enterprise Publishing Company, LLC	32,262(MA)	12/14/81	THE SUNDAY ENTERPRISE

GateHouse Media Illinois Holdings, Inc.	102,753(IL)	3/22/11	SHOW & SELL

GateHouse Media Illinois Holdings, Inc.	63,051(IL)	7/22/98	THE HENRY COUNTY ADVERTIZER

GateHouse Media Illinois Holdings, Inc.	69,772(IL)	1/21/92	STAR COURIER

GateHouse Media Illinois Holdings, Inc.	104,544(IL)	8/23/12	LIVINGSTON SHOPPING NEWS

GateHouse Media Illinois Holdings, Inc.	80,941(IL)	7/19/07	LOGAN COUNTY SHOPPER

GateHouse Media Illinois Holdings, Inc.	102,251(IL)	10/14/10	SPRINGFIELD ADVERTISER

GateHouse Media Illinois Holdings, Inc.	102,250(IL)	10/14/10	THE COURIER

GateHouse Media Illinois Holdings, Inc.	85,622(IL)	7/13/00	THE OLDEST NEWSPAPER IN ILLINOIS

GateHouse Media Illinois Holdings, Inc.	54,631(IL)	4/2/84	S.I. TRADER

GateHouse Media Illinois Holdings, Inc.	105,763(IL)	8/13/13	ROCKFORD PARENT

GateHouse Media Kansas Holdings, Inc.	In Process	In Process	THE BUTLER COUNTY TIMES-GAZETTE

GateHouse Media Macomb Holdings, Inc.	101,211(IL)	1/14/10	THE MCDONOUGH COUNTY CHOICE

GateHouse Media Macomb Holdings, Inc.	101,210(IL)	1/14/10	THE MCDONOUGH COUNTY VOICE

GateHouse Media Illinois Holdings II, Inc.	100,126(IL)	3/26/09	INTROS

GateHouse Media Kansas Holdings, Inc.	13,151(KS)	3/23/09	CHRONICLE SHOPPER

GateHouse Media Kansas Holdings, Inc.	17,667(MO)	6/8/07	CHRONICLE SHOPPER

GateHouse Media Massachusetts I, Inc.	65,962(MA)	7/5/05	BOSTON TAB

GateHouse Media Massachusetts I, Inc.	67,141(MA)	6/5/06	NATICK BULLETIN & TAB

GateHouse Media Massachusetts I, Inc.	38,550(MA)	6/10/86	THE FRAMINGHAM TAB

GateHouse Media Massachusetts I, Inc.	51,183(MA)	5/5/95	COMMUNITY CLASSIFIEDS

GateHouse Media Massachusetts I, Inc.	57,262(MA)	4/21/99	BOSTON HOMES THE COMPLETE GUIDE

GateHouse Media Massachusetts I, Inc.	55,793(MA)	4/22/98	READER’S CHOICE AWARDS

STATE TRADEMARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media Massachusetts I, Inc.	52,832(MA)	6/25/96	TOWN ONLINE

GateHouse Media Massachusetts I, Inc.	52,622(MA)	5/1/96	AUTO WEEKLY

GateHouse Media Massachusetts I, Inc.	51,086(MA)	4/13/95	PROVINCETOWN BANNER

GateHouse Media Massachusetts I, Inc.	51,087(MA)	4/13/95	PROVINCETOWN BANNER with Design

GateHouse Media Massachusetts I, Inc.	30,037(MA)	2/29/80	WAREHAM COURIER

GateHouse Media Massachusetts I, Inc.	30,040(MA)	2/29/80	OLD COLONY MEMORIAL

GateHouse Media Massachusetts I, Inc.	69,643(MA)	2/28/08	CARVER REPORTER

GateHouse Media Massachusetts I, Inc.	41,055(MA)	2/26/88	DUXBURY REPORTER

GateHouse Media Massachusetts I, Inc.	76,950(MA)	2/21/13	HALIFAX-PLYMPTON REPORTER

GateHouse Media Massachusetts I, Inc.	41,053(MA)	2/26/88	KINGSTON REPORTER

GateHouse Media Massachusetts I, Inc.	76,867(MA)	2/4/13	PEMBROKE MARINER & EXPRESS

GateHouse Media Massachusetts I, Inc.	960,806(RI)	4/2/07	AUTO WEEKLY

GateHouse Media Massachusetts I, Inc.	960,611(RI)	6/25/96	TOWN ONLINE

GateHouse Media Massachusetts I, Inc.	77,024(MA)	3/9/13	GREATER FALL RIVER RESTAURANT WEEK

GateHouse Media Michigan Holdings II, Inc.	M23015(MI)	1/28/79	HILLSDALE DAILY NEWS

GateHouse Media Michigan Holdings II, Inc.	M39015(MI)	5/5/77	THE HOLLAND SENTINEL

GateHouse Media Missouri Holdings, Inc.	19,069(MO)	4/12/12	CHILLICOTHE C-T SHOPPER

GateHouse Media Missouri Holdings, Inc.	19,232(MO)	1/4/13	LAKE SUN EXTRA

GateHouse Media Missouri Holdings, Inc.	19,412(MO)	9/14/13	EJC BUSINESS REVIEW

GateHouse Media Missouri Holdings, Inc.	18,790(KS)	8/21/13	EJC BUSINESS REVIEW

GateHouse Media Missouri Holdings, Inc.	19,238(MO)	4/1/13	BOONSLICK VISITORS’ GUIDE

GateHouse Media Pennsylvania Holdings, Inc.	3,340,634(PA)	11/19/09	FOOTSTEPS

The Peoria Journal Star, Inc.	101,262(IL)	1/25/10	PRIME TIMES

The Peoria Journal Star, Inc.	101,209(IL)	1/14/10	PRIME TIMES EXPO

The Peoria Journal Star, Inc.	102,602(IL)	2/9/11	JOURNAL STAR

The Peoria Journal Star, Inc.	96,061(IL)	5/15/06	STYLE AND SUBSTANCE

STATE TRADEMARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

The Peoria Journal Star, Inc.	104,190(IL)	5/15/12	JOURNAL STAR MEDIA…..DELIVERING YOUR CUSTOMERS

The Peoria Journal Star, Inc.	103,907(IL)	6/18/12	POWER ILLINOIS NETWORK

The Peoria Journal Star, Inc.	105,304(IL)	4/24/13	PRAIRIE STATE OUTDOORS

STATE SERVICE MARKS
REGISTRANT	REGISTRATION (APPLICATION) NUMBER	REGISTRATION (APPLICATION) DATE	TITLE

GateHouse Media Illinois Holdings, Inc.	104,147(IL)	5/3/12	THE MONEY STRETCHER

GateHouse Media Illinois Holdings, Inc.	105,635(IL)	7/3/13	VICTORY LAP BRUNCH

GateHouse Media Illinois Holdings, Inc.	105,634(IL)	7/3/13	VICTORY LAP

GateHouse Media Illinois Holdings, Inc.	100,951(IL)	10/8/09	THE SNAP

GateHouse Media Massachusetts I, Inc.	51,184(MA)	5/5/95	COMMUNITY CLASSIFIEDS

GateHouse Media Massachusetts I, Inc.	52,625(MA)	5/1/96	AUTO WEEKLY

GateHouse Media Massachusetts I, Inc.	960,810(RI)	4/2/07	AUTO WEEKLY

GateHouse Media Missouri Holdings, Inc.	19,412(MO)	9/14/13	EJC BUSINESS REVIEW

GateHouse Media Missouri Holdings, Inc.	18,790(KS)	8/21/13	EJC BUSINESS REVIEW

The Peoria Journal Star, Inc.	105,632(IL)	7/3/13	BARSTORMING

The Peoria Journal Star, Inc.	105,633(IL)	7/3/13	BAR STORMING and Design

The Peoria Journal Star, Inc.	101,358(IL)	2/24/10	VALLEY PEEKS

The Peoria Journal Star, Inc.	102,110(IL)	9/3/10	eJOURNALSTAR

The Peoria Journal Star, Inc.	103,346(IL)	9/6/11	RIVER CITY ROUNDUP

COPYRIGHTS*
REGISTRANT	REGISTRATION NUMBER	REGISTRATION DATE	TITLE

GateHouse Media Louisiana Holdings, Inc.	TX 5-096-638 TX 6-097-829	2007	Ascension Citizen (Gonzales, LA), vol. 4, issue 31, April 25, 2000 & 1 other title

GateHouse Media Massachusetts I, Inc.	TX 5-810-633	2006	Abacadoo and the sweeper; monograph. TX 5-810-633 (2003)”

GateHouse Media Massachusetts I, Inc.	TX 5-810-633	2007	Abacadoo and the sweeper; TX 5-810-633 (2003)

GateHouse Media Massachusetts I, Inc.	TX0006660121	2008	Daily News Tribune (Waltham, MA)

GateHouse Media Massachusetts I, Inc.	TX0006647222(x4)	2008	Needham (MA) Times

GateHouse Media Massachusetts I, Inc.	TX0006647223 (x4) TX0006660120 (x4) TX0006604542 (x4)	2008	Needham (MA) Tab

GateHouse Media Massachusetts I, Inc.	TX 6-601-121 TX 6-601-120 TX 6-604-542 TX 6-647-222	2009	November 2008 issues of Daily News Tribune & 3 other titles

GateHouse Media Michigan Holdings, Inc.	TX 5-188-810 TX 6-097-830	2007	Clintonville (WI) Tribune-Gazette v. 120 & 1 other title

GateHouse Media Michigan Holdings, Inc.	TX 5-188-810 TX 6-097-830	2008	Clintonville (WI) Tribune-Gazette v. 120, October 27, 2000 & 1 other titled

*	The list of copyrights includes items that are listed in the Company’s database and the listing does not mean that any such copyrights are material.

SCHEDULE 5.10

LICENSES AND PERMITS

NONE

SCHEDULE 5.14

LABOR DISPUTES

NONE

SCHEDULE 5.24

EQUITY INTERESTS

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)		Percentage Ownership

Copley Ohio Newspapers, Inc.	GateHouse Media Ohio Holdings, Inc.	1,000		100%

ENHE Acquisition, LLC	GateHouse Media Operating, Inc.	Membership Units		100%

Enterprise NewsMedia Holding, LLC	GateHouse Media Massachusetts II, Inc.	99,000 (Membership Units	)	100%

Enterprise NewsMedia, LLC	Enterprise NewsMedia Holding, LLC	Membership Units		100%

Enterprise Publishing Company, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

GateHouse Media Arkansas Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media California Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Colorado Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Connecticut Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Corning Holdings, Inc.	GateHouse Media Nevada Holdings, Inc.	206.37		100%

GateHouse Media Delaware Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Directories Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Florida Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Freeport Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)	Percentage Ownership

GateHouse Media Holdco, Inc.	GateHouse Media Intermediate Holdco, Inc.	100	100%

GateHouse Media Illinois Holdings II, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Illinois Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Intermediate Holdco, Inc.	GateHouse Media, Inc.	100	100%

GateHouse Media Iowa Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Kansas Holdings II, Inc.	GateHouse Media Kansas Holdings, Inc.	100	100%

GateHouse Media Kansas Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Lansing Printing, Inc.	GateHouse Media Suburban Newspapers, Inc.	100	100%

GateHouse Media Louisiana Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Management Services, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Massachusetts I, Inc.	GateHouse Media Operating, Inc.	1,000	100%

GateHouse Media Massachusetts II, Inc.	GateHouse Media Operating, Inc.	100,000	100%

GateHouse Media Michigan Holdings II, Inc.	GateHouse Media Michigan Holdings, Inc.	100	100%

GateHouse Media Michigan Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Minnesota Holdings, Inc.	GateHouse Media Operating, Inc.	100	100%

GateHouse Media Missouri Holdings II, Inc.	GateHouse Media Missouri Holdings, Inc.	100	100%

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)		Percentage Ownership

GateHouse Media Missouri Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Nebraska Holdings II, Inc.	GateHouse Media Nebraska Holdings, Inc.	100		100%

GateHouse Media Nebraska Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Nevada Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media New York Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media North Dakota Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Ohio Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Oklahoma Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Operating, Inc.	GateHouse Media Holdco, Inc.	100		100%

GateHouse Media Pennsylvania Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Suburban Newspapers, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Tennessee Holdings, Inc.	GateHouse Media Operating, Inc.	100		100%

GateHouse Media Ventures, Inc.	GateHouse Media Operating, Inc.	100		100%

George W. Prescott Publishing Company, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

Liberty SMC, L.L.C.	GateHouse Media Operating, Inc.	4,000 (Class A	)	100%

Liberty SMC, L.L.C.	GateHouse Media Operating, Inc.	1,000 (Class B	)	100%

Loan Party	Beneficial Holder	Common Stock (unless otherwise indicated)		Percentage Ownership

Low Realty, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

LRT Four Hundred, LLC	Enterprise NewsMedia, LLC	Membership Units		100%

Mineral Daily News Tribune, Inc.	GateHouse Media Operating, Inc.	500		100%

News Leader, Inc.	GateHouse Media Louisiana Holdings, Inc.	100,000 (Class A	)	100%

News Leader, Inc.	GateHouse Media Louisiana Holdings, Inc.	100,000 (Class B	)	100%

SureWest Directories	GateHouse Media Directories Holdings, Inc.	1,000		100%

Terry Newspapers, Inc.	GateHouse Media Illinois Holdings, Inc.	840		100%

The Peoria Journal Star, Inc.	GateHouse Media Illinois Holdings, Inc.	1,000		100%

Note: The above schedule does not include GateHouse Media, Inc.

SCHEDULE 5.25

COMMERCIAL TORT CLAIMS

NONE

SCHEDULE 5.26

LETTER OF CREDIT RIGHTS

NONE

SCHEDULE 5.27

MATERIAL CONTRACTS

Vendors

Ad2Pro Modification & Extension of Agreement for Advertising Services

Ad2pro Oct-Dec Letter Amendment

ADP Agreement

Advantage Marketing Consultants, Inc. Terms & Conditions_GHM Messenger Post_ 4-12-2006

Agfa Direct Consumable Purchase Agreement 2009-2011

Boston Globe Printing Agreement Assignment 9-2013

Boston Globe Printing Agreement

Casale Media_GHS MSA 1.1.2013

CBS (Custom Business Systems)

Communispace Master Community Implementation & Support Agreement

Consortium Gov - 10-3 [still being reviewed-negotiated]

Custom Business Systems (CBS) LLC Addendum to Work Schedule

D&B Order Form - 3-18-2013

DataXu Platform Agreement_GHS 12-1-2011

Datrose - GHS Master Services Agreement- 4-30-2008

Distributor Agreement - Herald News-Providence Journal

E&Y 2010 Engagement Letter 3yr NOT FULLY EXECUTED

E&Y Attachment A (corrected) to the Engagement Letter

E&Y specialist work engagement letter

Exelon Energy (Master Electricity Sales Agr) GHS IL Rockford 12-9-10 NOT FULLY EXECUTED

Frank N. Magid Engagement Letter

Journalism Online Agreement 2010

Baton Rouge Press Inc. Printing Agreement_GHS_NOT FULLY EXECUTED

Gannett (Offset)_Printing Agreement_GHS_NOT FULLY EXECUTED

Journalism Online Agreement Addendum 6 / 2011

Krueger Newsprint Agreement 2013

Mather Engagement Proposal & SOW

Media Span Master Application Services Agreement

Media Span Sole Source Agreement

Monster Consortium Agreement - Side Letter - Boston

Monster Consortium Agreement - Side Letter - Chicago

Monster Consortium Agreement

Providence Journal Printing Agreement 10-2011

Providence Journal Printing Agreement Addendum_ Taunton Gazette Aug 2012

Publishers Circulation Fulfillment Inc_Addendum 1 to Distribution Agreement - GHSMI - 2011

Publishers Circulation Fulfillment Inc_Addendum 1 to Home Delivery Agreement - GHSMI - 2011

Publishers Circulation Fulfillment Inc_Addendum 2 to Home Delivery Agreement - GHSMI - Feb 2011

Publishers Circulation Fulfillment Inc_Addendum 2 to Home Delivery Agreement - GHSMI -Jan 2011

Publishers Circulation Fulfillment Inc_Addendum 3 to Home Delivery Agreement - GHSMI - 2011

Publishers Circulation Fulfillment Inc_Agreement - Enterprise 2009

Publishers Circulation Fulfillment Inc_Distribution Agreement - Jan 2011

Publishers Circulation Fulfillment Inc_Home Delivery Agreement Feb 2011

Salesforce.com Master Subscription Agreement

SAXOTECH Subscription Agreement

SAXOTECH Subscription Order Form

ShopCo Affiliate Agreement FINAL

ShopCo Class B Joinder Agreement FINAL

Shopco Holdings Schedule 1 Members-Unites & Percentage Interests

Shopco Holdings, LLC Affiliate Agreement GHS NOT FULLY EXECUTED

ShopCo LLC Amended and Restated LLC Operating Agreement FINAL

SmartFOCUS US - MAAX Master Contract

SouthernLithoplate (Equipment Purchase Agr) GHS MI Flashes_10-7-10 NOT FULLY EXECUTED

Spectrum Marketing Company Bonus Agreement NOT FULLY EXECUTED

Travidia Agreement and Addendum No. 1 5-09

Universal Uclick - Big Nate S Agreement

Vast Website Lead and Services Agreement

CDW_Joinder Agreement_GHS 2008

Gannett CNY Product Facility_Newspaper Printing Agr._GHS NY_May 2011

VSplash Techlabs Master Services Agreement

Yahoo - Graphical Ads Service Order NOT EXECUTED

Yahoo Content_Service_Order_Final

Yahoo Execution Copy - Search Service Order

Yahoo GateHouse Media Executed Letter Agreement 5-22-2007

Yahoo Master Services Agreement NOT EXECUTED

Yahoo MSA Final

Yahoo New Member Election Agreement

Yahoo! Letter Agreement

Yahoo-Monster notice of renewal of consortium Agmt

Agency Succession and Amendment Agreement_with Exhibits

Union Contracts

31032 (Newspaper Guild of Greater Boston, TNG-CWA)

Local 129 (Newspaper Guild of Utica)

Local 31032 (Newspaper Guild of Greater Boston, TNG-CWA)

Local 31041 (Newspaper Guild of Providence TNG-CWA)

Local 31247 (Patriot Ledger Newsroom Association / Newspaper Guild sector of the Communication Workers of America)

Local 3N (Boston Printing Pressman’s Union) (Name changed from Providence Newspaper Printing Pressmen’s Union No. 12)	1

Local 546M (Graphic Communications Conference/International Brotherhood of Teamsters)

Local No. 1 (Northeast Ohio Newspaper Guild)	2

Local No. 1 (Northeast Ohio Newspaper Guild)

Local No. 219 (Canton Typographical Union)

Local No. 36047 (Peoria Unit 86 of the United Media Guild)

Local No. 568-M (Peoria Printing Specialty and Paper Products Union G.C.I.U.)

Local Union 3803 (Unit 4 / International Union, United Automobile, Aerospace and Agricultural Implement Workers of America, AFL-CIO)

Local Union No. 259 (Newspaper Chauffeurs, Distributors, and Helpers, I.B.T.)

Local Union No. 627 (Teamsters, Chaffeurs and Helpers)

Local Union No. 916 (affiliated with the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America)

Union 36047 (St. Louis Newspaper Guild)

Union No. 13 (Boston Typographical)	3

Union No. 13 (Boston Typographical) (Herald News)	4

Union No. 177 [Central Illinois Typographical (District Managers) Affiliated with the Printing, Publishing and Media Workers Sector, Communication Workers of America]

Union No. 177 [Central Illinois Typographical (Maintenance/Janitorial) Affiliated with the Printing, Publishing and Media Workers Sector, Communication Workers of America]

Union No. 18 / CWA 14503 [Detroit Typographical (F.K.A. Northeast Ohio Newspaper Guild, Local One - Massilon Typographical Union No. 298)]

Union No. 98 (Peoria Mailers’)

Footnote:

1.	Local 3N Pressman’s Union – Expired April 2013 / Currently being negotiated
2.	Independent Guild_2011 to 2013 merged into Repository Guild_2012 to 2014
3.	Union No. 13 – Expired May 2008 / Currently being negotiated
4.	Union No. 13 (Herald News) – Expired May 2010 / Currently being negotiated

SCHEDULE 7.3

GUARANTEES

NONE

SCHEDULE A

Real Property Locations (First Tier)

	Property Address	City	State
1.	99 E. State Street	Rockford	IL
2.	1 News Plaza	Peoria	IL
3.	500 Market Avenue South	Canton	OH
4.	1 Copley Plaza	Springfield	IL
5.	33 New York Avenue	Framingham	MA
6.	629 Wabash Avenue	New Philadelphia	OH
7.	221 Oriskany Plaza	Utica	NY
8.	224 E. Ridgecrest Blvd	Ridgecrest	CA
9.	475 Washington Street	Auburn	MA
10.	54 West 8th Street	Holland	MI
11.	410 S. Liberty Street	Independence	MO

SCHEDULE B

Real Property Locations (Second Tier)

	Property Address	City	State
1.	140 S. Prairie	Galesburg	IL
2.	66 Franklin Street	Norwich	CT
3.	207 Pocasset Street	Fall River	MA
4.	595 Jenner Drive	Allegan	MI
5.	165 Enterprise Drive	Marshfield	MA
6.	5 Cohannet Street	Taunton	MA

SCHEDULE C

Real Property Locations (Third Tier)

	Property Address	City	State
1.	209 JOHN ST	STURGIS	MI
2.	300 N WASHINGTON ST	MEXICO	MO
3.	1196 SOUTH LITTLE CREEK	DOVER	DE
4.	34 W. PULTENEY ST.	CORNING	NY
5.	2495 Brickyard Road	CANANDAIGUA	NY
6.	117 W BROADWAY ST	ARDMORE	OK
7.	133 N. WINTER ST	ADRIAN	MI
8.	318 N MAIN ST	PONTIAC	IL
9.	205 SOUTH 26TH STREET	ARKADELPHIA	AR
10.	650 6T STREET	WINTERHAVEN	FL
11.	220 8TH ST.	HONESDALE	PA
12.	114 N DEPOT ST	IONIA	MI
13.	701 N LOCUST ST	PITTSBURG	KS
14.	73 BUFFALO ST	CANANDAIGUA	NY
15.	119 EAST HICKORY	BASTROP	LA
16.	58650 BELLEVIEW DR	PLAQUEMINE	LA
17.	716 E. NAPOLEON ST	SULPHUR	LA
18.	705 SECOND AVE	DODGE CITY	KS
19.	309 S BROADWAY	YREKA	CA
20.	422 SENECA ST	LEAVENWORTH	KS
21.	200 N 3RD ST	HANNIBAL	MO
22.	231 WEST CORNERVIEW STREET	GONZALES	LA
23.	105 E. CENTRAL BLVD.	KEWANEE	IL
24.	818 WASHINGTON ST	CHILLICOTHE	MO
25.	918 N STATE HIGHWAY 5	CAMDENTON	MO
26.	2916 EAST 20TH STREET	JOPLIN	MO
27.	924 N. MT. SHASTA BLVD	MOUNT SHASTA	CA
28.	109 ARLINGTON STREET	SAULT STE MARIE	MI
29.	215 N BELL AVE	SHAWNEE	OK
30.	700 WEST WASHINGTON STREET	NEWTON	IL
31.	107 N MAIN ST # 109	BROOKFIELD	MO
32.	219 SOUTH WASHINGTON STREET	REDWOOD FALLS	MN
33.	50 NORTH AVENUE	MASSILLON	OH
34.	502 W JACKSON ST	MARION	IL

35.	15 W. PEARL STREET	COLDWATER	MI
36.	800 CENTER STREET	TAFT	CA
37.	24 W MAIN ST	MIDDLETOWN	DE
38.	5512 STATE ROUTE 55	LIBERTY	NY
39.	101 WEST 7TH ST	ROLLA	MO
40.	302 N. CHURCH STREET	RIPLEY	WV
41.	218 N WILLIAMS ST	MOBERLY	MO
42.	85 CANISTEO STREET	HORNELL	NY
43.	709 N 2ND AVE	DODGE CITY	KS
44.	111-115 S EMMA ST	WEST FRANKFORT	IL
45.	410 RACE STREET	RAVENSWOOD	WV
46.	522 W 3RD STREET	HOPE	AR
47.	223 S. FIRST ST	MONTEVIDEO	MN
48.	13 S FRONT ST	GEORGETOWN	DE
49.	111 W 6TH ST	STUTTGART	AR
50.	111 GREEN STREET	HERKIMER	NY
51.	204 E 5TH STREET	AUGUSTA	KS
52.	41 NORTH CHURCH ST	CARBONDALE	PA
53.	2672 KEN GRAY BLVD.	WEST FRANKFORT	IL
54.	417 YORK ST.	HELENA	AR
55.	33 MCCOLLUM ST	HILLSDALE	MI
56.	108 W. FIRST ST	GENESEO	IL
57.	114 N VINE ST	EL DORADO	KS
58.	204 W. BOURKE STREET	MACON	MO